As filed with the Securities and Exchange Commission on April 6, 2023
Registration No. 333-257583

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KATAPULT HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7359	81-4424170
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
5204 Tennyson Parkway, Suite 500
Plano, TX 75024
(833) 528-2785
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Orlando Zayas
Chief Executive Officer
5204 Tennyson Parkway, Suite 500
Plano, TX 75024
(833) 528-2785
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Nicole Brookshire
Hillary A. Coleman
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Tel: (212) 450-4000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Katapult Holdings, Inc. (the “Company”), a Delaware corporation, filed a Registration Statement on Form S-1 on June 30, 2021, which was declared effective on September 9, 2021(as amended and supplemented, the “Registration Statement”). This Post-Effective Amendment No. 3 to Form S-1 (the “Post-Effective Amendment”) is being filed to update the Registration Statement to include information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and certain other information.
The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION — DATED APRIL 6, 2023
57,071,540 Shares of Common Stock
Up to 12,832,500 Shares of Common Stock Issuable Upon Exercise of the Warrants
Up to 332,500 Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (i) up to 57,071,540 shares of our common stock, par value $0.0001 per share (“Common Stock”) and (ii) up to 332,500 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering (an “IPO”) of FinServ (as defined below). We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares. The Selling Securityholders may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”
In addition, this prospectus relates to the issuance by us of up to an aggregate of 12,832,500 shares of our Common Stock which consists of (i) 332,500 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants and (ii) 12,500,000 shares of Common Stock that are issuable upon the exercise of 12,500,000 warrants (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) originally issued in the IPO of FinServ. We will receive the proceeds from any exercise of any Warrants for cash.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”
Our Common Stock and our Public Warrants are listed on the Nasdaq Capital Market (“Nasdaq”), under the symbols “KPLT” and “KPLTW,” respectively. On April 3, 2023, the closing price of our Common Stock was $0.44 and the closing price for our Public Warrants was $0.08.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock involves a high degree of risks. See the section entitled “Risk Factors” beginning on page 10 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is ________, 2023.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus, any applicable prospectus supplement and any free writing prospectus. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Katapult,” “we,” “us,” “our” and similar terms refer to Katapult Holdings, Inc. (f/k/a FinServ Acquisition Corp.), a Delaware corporation, and its consolidated subsidiaries. References to “FinServ” refer to the Company prior to the consummation of the Merger (as defined herein).
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.
We may also provide a prospectus supplement or additional post-effective amendments to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendments to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this prospectus, including statements regarding our opportunity, our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “assume” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “should,” “will,” “would,” or the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•executing on our business strategy, including launching new product offerings, new brand and expanding information and technology capabilities;
•our market opportunity and our ability to acquire new customers and retain existing customers;
•the timing and impact of our growth initiatives on our future financial performance and the impact of our new executive hires and brand strategy;
•anticipating the occurrence and timing of prime lending tightening and impact on our results of operations;
•customer adoption and success of our mobile app featuring Katapult Pay;
•general economic conditions in the markets where we operate, the cyclical nature of consumer spending, and seasonal sales and spending patterns of customers;
•failure to realize the anticipated benefits of the business combination with FinServ Acquisition Corp.;
•factors affecting consumer spending that are not under our control, including, among others, levels of employment, disposable consumer income, inflation, prevailing interest rates, consumer debt and availability of credit, pandemics (such as COVID-19), consumer confidence in future economic conditions, political conditions, and consumer perceptions of personal well-being and security and willingness and ability of consumers to pay for the goods they lease through us when due;
•risks relating to uncertainty of our estimates of market opportunity and forecasts of market growth;
•risks related to the concentration of a significant portion of our transaction volume with a single merchant, or type of merchant or industry;
•the effects of competition on our future business;
•meeting future liquidity requirements and complying with restrictive covenants related to long-term indebtedness;
•the impact of unstable market and economic conditions such as rising inflation and interest rates and the conflict involving Russia and Ukraine on our business;
•the impact of the COVID-19 pandemic and its effect on our business;
•reliability of our platform and effectiveness of our risk models;
•data security breaches or other information technology incidents or disruptions, including cyber-attacks, and the protection of confidential, proprietary, personal and other information, including personal data of consumers;
•attracting and retaining employees, executive officers or directors;

•effectively responding to general economic and business conditions;
•obtaining additional capital, including equity or debt financing and servicing our indebtedness;
•enhancing future operating and financial results;
•anticipating rapid technological changes;
•complying with laws and regulations applicable to our business, including laws and regulations related to rental purchase transactions;
•staying abreast of modified or new laws and regulations applying to our business, including with respect to rental purchase transactions and data privacy;
•maintaining relationships with merchants;
•responding to uncertainties associated with product and service developments and market acceptance;
•anticipating the impact of new U.S. federal income tax laws;
•identified material weaknesses in our internal control over financial reporting which, if not remediated, could affect the reliability of our consolidated financial statements;
•successfully defending litigation;
•litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and
•other events or factors, including those resulting from civil unrest, war, foreign invasions (including the conflict involving Russia and Ukraine), terrorism, or public health crises, or responses to such events.
Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this this prospectus or the documents incorporated by reference herein. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, events, or circumstances. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations. You should read this prospectus and the documents that we have filed as exhibits to this registration statement with the understanding that our actual future results, levels of activity, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Investors and others should note that we may announce material business and financial information to our investors using our investor relations website (ir.katapultholdings.com), our filings with the SEC, webcasts, press releases and conference calls. We use these mediums, including our website, to communicate with investors and the general public about our company, our products, and other issues. It is possible that the information that we make available on our website may be deemed to be material information. We therefore encourage investors and others interested in our company to review the information that we make available on our website. The contents of our website are not incorporated into this filing. We have included our investor relations website address only as an inactive textual reference and do not intend it to be an active link to our website.

SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.
The Company
We are a technology driven lease-to-own platform that integrates with omni-channel retailers and e-commerce platforms to power the purchase of everyday durable goods for underserved U.S. non-prime consumers. Through point-of-sale ("POS") integration and innovative, mobile app featuring our virtual card technology, Katapult Pay, consumers who may be unable to access traditional financing can shop a growing network of merchants with our platform.
Background
On June 9, 2021 (the “Closing Date”), Katapult Holdings, Inc., a Delaware corporation (formerly known as FinServ Acquisition Corp.) (prior to the effective time of the Second Merger (as defined below) (the “Second Effective Time”), “FinServ” and after the Second Effective Time, the “Company” or “Katapult”), consummated the Merger (the “Closing”) pursuant to that certain Agreement and Plan of Merger, dated December 18, 2020 (the “Merger Agreement”), by and among FinServ, Keys Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of FinServ (“Merger Sub 1”), Katapult Intermediate Holdings LLC (formerly known as Keys Merger Sub 2, LLC), a Delaware limited liability company and wholly owned subsidiary of FinServ (“Merger Sub 2”), Katapult Holdings, Inc., a Delaware corporation (“Katapult”), and Orlando Zayas, in his capacity as the representative of all Pre-Closing Holders (as defined in the Merger Agreement).
Pursuant to the terms of the Merger Agreement, a business combination between Katapult and FinServ was effected on June 9, 2021 through the merger of Merger Sub 1 with and into Katapult, with Katapult surviving the merger as a wholly owned subsidiary of FinServ (the “First Merger”), followed immediately by the merger of the resulting company with and into Merger Sub 2, with Merger Sub 2 surviving the merger as a wholly owned subsidiary of FinServ (the “Second Merger” and collectively with the First Merger, and the other transactions contemplated by the Merger Agreement, the “Merger” or the “Business Combination”). At the effective time of the First Merger (the “First Effective Time”), each share of Katapult common stock (including common stock to be issued as a result of the conversion of Katapult preferred stock in connection with the merger) that is issued and outstanding immediately prior to the First Effective Time (other than dissenting shares and unvested Katapult restricted shares that will not vest in connection with the merger) was cancelled and converted into the right to receive the applicable portion of the merger consideration, in accordance with an allocation schedule to be provided by Katapult, consisting of (i) cash consideration, as determined under the Merger Agreement, (ii) a number of shares of our common stock equal to (a) $833.0 million (subject to adjustment in accordance with the terms of the Merger Agreement and net of the value of all previously existing Katapult options to be converted into new options), minus the aggregate amount of cash paid in clause (i), divided by (b) 10 and (iii) the applicable portion of the 7,500,000 restricted shares of our common stock that will vest upon, among other things, the achievement of certain earn-out thresholds prior to the sixth anniversary of the closing of the Merger.
On June 9, 2021, a number of purchasers (each, a “Subscriber” and collectively, the “Subscribers” or “PIPE Investors”) purchased from us an aggregate of 15,000,000 shares of FinServ Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $150,000,000 (the “PIPE Investment”), pursuant to separate subscription agreements entered into effective as of December 18, 2020 (each a “Subscription Agreement”). Pursuant to the Subscription Agreements, we gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the Closing.
Our Common Stock and our Warrants are currently traded on the Nasdaq Capital Market (“Nasdaq”) under the symbols “KPLT” and “KPLTW,” respectively.

The rights of holders of our Common Stock and Warrants are governed by our second amended and restated certificate of incorporation (the “Amended and Restated Charter”), our amended and restated bylaws (the “Amended and Restated Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and in the case of the Warrants, the Warrant Agreement (as defined below) dated as of October 31, 2019, duly executed and delivered by us to Continental Stock Transfer & Trust Company (“CST”), a New York corporation, as warrant agent. See the section entitled “Description of Securities.”
Summary Risk Factors
Our business is subject to a number of risks of which you should be aware before making a decision to invest in our securities. The summarized risks described below are not the only risks that we face. The following summarized risks as well as risks and uncertainties not currently known to us or that we currently deem to be immaterial may materially and adversely affect our business, results of operations, financial condition, earnings per share, cash flow or the trading price of our common stock. These summarized risks include, among others, the following:
Risks Related to Our Business, Strategy and Growth
•A large percentage of our gross originations is concentrated with a single merchant, and any deterioration in the business of, or in our relationship with this merchant or any other key merchant relationship or partner would materially and adversely affect our business, results of operations, financial condition and future prospects.
•The success of our business is dependent on consumers making payments on their leases when due and other factors affecting consumer spending and default behavior that are not under our control.
•Unexpected changes to consumer spending patterns could cause our proprietary algorithms and decisioning tools used in approving customers to no longer be indicative of our customer's ability to perform.
•If we are unable to attract additional merchants and retain and grow our relationships with our existing merchants, our results of operations, financial condition, and prospects would be materially and adversely affected.
•Our success depends on the effective implementation and continued execution of our strategies.
•Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.
•We rely on the accuracy of third-party data, and inaccuracies in such data could adversely impact our approval process.
•The success and growth of our business depends upon our ability to continuously innovate and develop new products and technologies.
•To the extent that we seek to grow through future acquisitions, or other strategic investments or alliances, we may not be able to do so effectively.
Risks Related to Our Indebtedness
•We have substantial indebtedness, which may reduce our capability to withstand adverse developments or business conditions
•The credit agreement governing the Credit Facility includes restrictive covenants and financial maintenance covenants, which could restrict our operations or ability to pursue growth strategies or initiatives. Failure to comply with these covenants could result in an acceleration of repayment of the indebtedness under the credit facility, which would have a material adverse effect on our business, financial condition and results of operations

•A Change of Control as defined by our credit agreement could accelerate our obligation to pay our outstanding indebtedness, and we may not have sufficient liquid assets at that time to repay these amounts.
Financial Risks Related to Our Business
•We have a history of operating losses and may not be profitable in the future.
•Our revenue and operating results may fluctuate, which could result in a decline in our profitability and make it more difficult for us to grow our business.
•We rely on card issuers and payment processors. If we fail to comply with the applicable requirements of Visa or other payment processors, those payment processors could seek to fine us, suspend us or terminate our registrations which could have a material adverse effect on our business, results of operations, financial condition, and future prospects.
•Our ability to use our net operating loss carry forwards and certain other tax attributes may be limited.
Risks Related to Our Technology and Our Platform
•Real or perceived software errors, failures, bugs, defects, or outages could have adverse effects on our business, results of operations, financial condition, and future prospects.
•Our results depend on continued integration and support of our platform by our merchants.
•We are subject to stringent and changing laws, regulations, rules, standards and contractual obligations related to data privacy and security, which could increase the cost of doing business, compliance risks and potential liability and otherwise negatively affect our operating results and business.
•Any significant disruption in, or errors in, service on our platform or relating to vendors could prevent us from processing transactions on our platform or posting payments and have a material and adverse effect.
•Data security breaches or other security incidents with respect to our information technology systems or data, or those of third parties upon which we rely, could result in adverse consequences.
•We may be at risk of identity fraud, which may adversely affect the performance of the lease-to-own transactions facilitated through our platform.
Legal and Compliance Risks
•Failure or perceived failure to comply with existing or future laws, regulations, rules, contracts, self-regulatory schemes, standards, and other obligations including those related to data privacy and security (including security incidents) could harm our business. Compliance or the actual or perceived failure to comply with such obligations could increase the costs of our products or services, limit their use or adoption, and otherwise negatively affect our operating results and business.
•We are subject to securities litigation, which is expensive and could divert management attention and adversely impact our business.
•Our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting in connection with the audit of our financial statements as of and for the fiscal years ended December 31, 2022 and 2021, and we may identify additional material weaknesses in the future.
•Changes to tax laws or exposure to additional tax liabilities may have a negative impact on our operating results.
•We may be subject to legal proceedings from time to time which seek material damages.

Operational Risks Related to Our Business
•Uncertain market and economic conditions have had, and may in the future have, serious adverse consequences on our business, financial condition and share price.
•Failure to effectively manage our costs could have a material adverse effect on our profitability.
•Negative publicity about us or our industry could adversely affect our business, results of operations, financial condition, and future prospects.
•Misconduct and errors by our employees, vendors, and service providers could harm our business and reputation.
•The loss of the services of any of our executive officers could materially and adversely affect our business, results of operations, financial condition, and future prospects.
•Our business depends on our ability to attract and retain highly skilled employees.
Other Risks
•The majority of our management has limited experience in operating a public company.
•We will continue to incur significant costs as a result of operating as a public company, and our management will continue to devote substantial time for new compliance initiatives.
•Future sales, or potential future sales, by us or our stockholders in the public market could cause the market price for our Common Stock to decline.
•The price of our securities may change significantly in the future and stockholders could lose all or part of their investment as a result.
Additional Information
Katapult’s principal executive offices are located at Katapult Holdings, Inc., 5204 Tennyson Parkway, Suite 500, Plano, TX 75024, and Katapult’s telephone number is (833) 528-2785. Our website address is www.katapult.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.

THE OFFERING

Issuer	Katapult Holdings, Inc.

Shares of Common Stock offered by us	12,832,500 shares of Common Stock issuable upon exercise of the Warrants.

Shares of Common Stock offered by the Selling Securityholders	Up to 69,904,040 shares of Common Stock.

Warrants Offered by the Selling Securityholders	Up to 332,500 Private Placement Warrants.

Shares of Common Stock outstanding prior to exercise of all Warrants	99,561,148 shares of Common Stock (as of April 3, 2023). 7,499,997 of these shares of Common Stock constitute Earnout Shares (as defined in the Merger Agreement) which will vest upon the achievement of certain thresholds prior to the third anniversary of the Closing.

Shares of Common Stock outstanding assuming exercise of all Warrants	112,393,648 shares of Common Stock (based on total shares outstanding as of April 3, 2023).

Use of Proceeds
We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. We will receive up to an aggregate of approximately $147.6 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, which may include temporary or permanent repayment of our outstanding indebtedness. See “Use of Proceeds.”

Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities — Redeemable Warrants” for further discussion.

Market for Common Stock and Warrants	Our common stock and Warrants are currently traded on the Nasdaq under the symbols “KPLT” and “KPLTW,” respectively.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

For additional information concerning the offering, see “Plan of Distribution.”

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Related to Our Business, Strategy and Growth
A large percentage of our gross originations is concentrated with a single merchant, and any deterioration in the business of, or in our relationship with, this merchant or any other key merchant relationship or partner would materially and adversely affect our business, results of operations, financial condition, and future prospects.
We depend on continued relationships with Wayfair and other key merchant partners. Our top merchant partner, Wayfair, represented approximately 57% and 63% of our gross originations for the fiscal years ended December 31, 2022 and 2021, respectively. Our top ten merchant partners in the aggregate represented approximately 83% and 90% of our gross originations for the fiscal years ended December 31, 2022 and 2021, respectively. There can be no guarantee that these relationships will continue or, if they do continue, that these relationships will continue to be successful. There is a risk that we may lose merchants for a variety of reasons, including a failure to meet key contractual or commercial requirements, or if merchants shift to in-house solutions (including providing a service competitive to us) or competitor providers.
The concentration of a significant portion of our business and transaction volume with a single merchant or a limited number of merchants, exposes us disproportionately to events, circumstances, or risks affecting such single merchant, such as Wayfair, or other key merchants, including risks related to the macroeconomic environment, consumer spending changes, inflation, COVID-19, supply chain issues (including availability of raw materials from Russia and Ukraine), access to capital markets, labor shortages or other risks they may be facing with respect to their industry, business or results of operations. For example, inflation and supply chain issues due to disruptions from the COVID-19 pandemic and the Russia-Ukraine war negatively impacted the sales of many of our merchants, including Wayfair, during the year ended December 31, 2022, which in turn contributed to a decline in our gross origination volume during the period. If our key merchants, in particular Wayfair, are unable to acquire new customers or retain existing customers or are otherwise negatively impacted by the macroeconomic and geopolitical conditions, including the COVID-19 pandemic, our results of operations, financial condition and future prospects will be negatively impacted.
The loss of Wayfair as a merchant, in particular, would materially and adversely affect our business, results of operations, financial condition, and future prospects. In addition, a material modification in the merchant agreement with Wayfair or a significant merchant could affect our results of operations, financial condition, and future prospects.
We also depend on continued relationships with key partners that assist in obtaining and maintaining our relationships with merchants. There is a risk that e-commerce platforms with which we partner (such as Shopify, BigCommerce, WooCommerce, and Magneto) may limit or prevent Katapult from being offered as a payment option at checkout. We also face the risk that our key partners could become competitors of our business.
If our relationship with Wayfair or another key merchant deteriorates, they choose to no longer partner with us, or choose to partner with a competitor, or their business is negatively impacted by one or more factors, our business, results of operations, financial condition and future prospects will be materially and adversely affected.

The success of our business is dependent on consumers making payments on their leases when due and other factors affecting consumer spending and default behavior that are not under our control.
We generate substantially all of our revenue through payments on leases we provide to consumers to purchase the merchandise of our merchants and we bear the risk of non-payment or late payments by our customers. As such, the success of our business is dependent on consumers making payments on their leases when due. We primarily provide leases to non-prime consumers who do not have sufficient cash or credit to purchase home furnishings, automotive goods, electronics, computers, and other durable goods. The ability of these consumers to make payments to us when due may be impacted by a variety of factors, such as loss of employment, the emergence of significant unforeseen expenses as well as factors affecting consumer spending. Consumer spending is also affected by general economic conditions and other factors including levels of employment, disposable consumer income, inflation, prevailing interest rates, consumer debt and availability of credit, costs of fuel, inflation, recession and fears of recession, war and fears of war (including the conflict involving Russia and Ukraine), pandemics (such as COVID-19), inclement weather, tariff policies, tax rates and rate increases, timing of receipt of tax refunds, consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security. For example, during 2022 inflation increased rapidly, and although inflation appeared to begin moderating towards the end of 2022, it remains at levels not seen in 40 years. Food, energy, residential rent, and other costs have increased, reflecting a tight labor market and supply chain issues. Unfavorable changes in factors affecting discretionary spending for non-prime consumers as a result of one or more of these factors could reduce demand for our products and services resulting in lower revenue and negatively impacting our business and our financial results. In addition to reducing demand for our products, these factors may unfavorably impact our customers' ability or willingness to make the payments they owe us, resulting in increased customer payment delinquencies and lease merchandise write-offs and decreased gross margins, which could also materially and adversely impact our business, financial condition and results of operations.
If consumers are unable or unwilling to pay us due to one or more of these factors, our gross originations may not reflect and/or be directly correlated to our revenue. In addition, if our assumptions around consumers’ ability to pay us after we have recognized revenue deteriorate, such deterioration could result in a material impairment, increase our cost of revenue and materially and adversely impact our business, financial condition, results of operations and prospects.
Our business may also be adversely impacted by, among other issues, other consumer finance companies increasing the availability of credit to our target consumer market in response to changes in consumer spending habits as a result of macro or other factors. If more credit is available to our target consumer market, we will face increased competition, which may negatively impact our gross originations and our business, results of operations, financial condition and future prospects.
Unexpected changes to consumer spending patterns could cause our proprietary algorithms and decisioning tools used in approving customers to no longer be indicative of our customer's ability to perform.
We believe our proprietary lease decisioning processes to be a key to the success of our business. The decisioning processes assume behavior and attributes observed for prior customers, among other factors, are indicative of performance by our future customers. Unexpected changes in customer behavior caused by general economic conditions and other factors, including, the significant increase in inflation in the U.S. which has reached levels not seen in 40 years, continued supply chain disruptions, the U.S. economy experiencing a potential prolonged recession and potential widespread job losses may mean that our decisioning tools do not function as intended. As a result, we may approve relatively more customers that are not able to perform, which would lead to increased incidence and costs related to impairment of property held for lease. When there are unexpected changes to consumer spending patterns, our decisioning process typically requires more frequent adjustments and the application of management analysis of the interpretation and adjustment of the results produced by our decisioning tools. Due to the challenging macro environment in recent months, for example, we expect we may need to make more frequent adjustments to our decisioning process in the near term. If our decisioning tools are unable to accurately predict and respond to changes to customer behaviors as a result of general economic or other factors, our ability to manage risk and avoid charge-offs may be negatively affected, which may result in insufficient reserves and materially and adversely impact our business, financial condition, results of operations and prospects.

If we are unable to attract additional merchants and retain and grow our relationships with our existing merchants, our results of operations, financial condition, and prospects would be materially and adversely affected.
Our continued success is dependent on our ability to attract new merchants and to maintain our relationship with our existing merchants and grow our gross originations (which we define as the retail price of the merchandise associated with lease-purchase agreements entered into through the Katapult platform and do not represent revenue earned) from those existing merchants through their e-commerce platforms, and also to expand our merchant base. Our ability to attract, retain and grow our relationships with merchants depends on the willingness of our merchants to partner with us. The attractiveness of our platform to merchants depends upon, among other things, our brand and reputation, ability to sustain our value proposition to merchants for consumer acquisition, the attractiveness to merchants of our digital and data-driven platform, the services, products and customer decisioning standards offered by our competitors, and our ability to perform under, and maintain, our merchant agreements.
In addition, competition for smaller merchants has intensified significantly in recent years, with many such merchants simultaneously offering several products and services that compete directly with the products and services offered by us. Having a diversified mix of merchants is important to mitigate risk associated with changing consumer spending behavior, economic conditions and other factors that may affect a particular type of retailer. If we fail to retain any of our larger merchants or a substantial number of our smaller merchants, if we do not acquire new merchants, if we do not continually grow our gross originations from our merchants, or if we are not able to retain a diverse mix of merchants, our results of operations, financial condition, and prospects would be materially and adversely affected.
Our success depends on the effective implementation and continued execution of our strategies.
We are focused on our mission to provide innovative lease financing solutions to non-prime consumers and to enable everyday transactions at the merchant point of sale.
Growth of our business, including through the launch of new product offerings, requires us to invest in or expand our customer data and technology capabilities, engage and retain experienced management, and otherwise incur additional costs. For example, we launched our new mobile app and Katapult Pay in the third quarter of 2022. However, these product enhancements may not generate the additional customer and merchant engagement with our offerings that we expect. If these or other strategic initiatives are not successful longer-term, our competitiveness as well as our business and financial results may be materially and adversely affected. Our inability to address these concerns or otherwise to achieve targeted results associated with our initiatives could adversely affect our results of operations, or negatively impact our ability to successfully execute future strategies, which may result in an adverse impact on our business and financial results.
If we fail to maintain customer satisfaction and trust in our brand, our business, results of operations, financial condition, and prospects would be materially and adversely affected.
We provide an additional lease-to-own financing option for qualified consumers seeking to purchase durable goods from e-commerce merchants. If consumers do not trust our brand or do not have a positive experience, they will not use our products and services and be unable to attract or retain merchants. In addition, our ability to attract new consumers and merchants is highly dependent on our reputation and on positive recommendations from our existing customers and merchants. Any failure to maintain a consistently high level of customer service, or a market perception that we do not maintain high-quality customer service, would adversely affect our reputation and the number of positive customer referrals that we receive and the number of new and repeat customers. As a result, our business, results of operations, financial condition, and prospects would be materially and adversely affected.
If we are unable to attract new consumers and retain and grow our relationships with our existing consumers, our results of operations, financial condition, and prospects would be materially and adversely affected.
Our continued success depends on our ability to generate repeat use and increased gross originations from existing customers and to attract new consumers to our platform. Our ability to retain and grow our relationships with our consumers depends on the willingness of consumers to use our products and services. The attractiveness of our data-driven platform to consumers depends upon, among other things, the number and variety of our merchants and the mix of products and services available through our platform, our brand and reputation, customer experience and satisfaction, trust and perception of the value we provide, technological innovation, and the services, products and customer decisioning standards offered by our competitors. If we fail to retain our relationship with existing customers, if we do not attract new consumers to our platform, products and services, or if we do not continually expand usage, repeat customers and gross originations, our results of operations, financial condition, and prospects would be materially and adversely affected.
We operate in a highly competitive industry, and their inability to compete successfully would materially and adversely affect our results of operations, financial condition, and prospects.
We operate in a highly competitive industry. We face competition from a variety of businesses and new market entrants, including competitors with lease-to-own products for e-commerce goods and other types of digital payment platforms. We face competition from virtual lease-to-own companies, e-commerce retailers (including those that offer layaway programs and title or installment lending), online sellers of used merchandise, and various types of consumer finance companies that may enable our customers to shop at online retailers, as well as with online rental stores that do not offer their customers a purchase option. These competitors may have significantly greater financial and operating resources, greater name recognition and more developed products and services, which may allow them to grow faster. Greater name recognition, or better public perception of a competitor’s reputation, may help the competitor divert market share. Some competitors may be willing to offer competing products on an unprofitable basis (or may have looser decisioning standards or be willing to relax their decisioning standards) in an effort to gain market share, which could compel us to match their pricing strategy or lose business. Moreover, prime lenders may loosen their underwriting standards and provide credit to non-prime consumers, which would impact the credit quality of our customers and our business and results of operations. In addition, some of our competitors may be willing to lease certain types of products that we will not agree to lease, enter into customer leases that have services, as opposed to goods, as a significant portion of the lease value, or engage in other practices related to pricing, compliance, and other areas that we will not, in an effort to gain market share at our expense. Our business relies heavily on relationships with our merchants. An increase in competition could cause our merchants to no longer offer our product and services in favor of our competitors, or to offer our product and the products of our competitors simultaneously, which could slow growth in our business and limit or reduce profitability. Merchants could also develop their own in house product that competes with our product. Furthermore, virtual lease-to-own competitors may deploy different business models, such as direct-to-consumer strategies, that forego reliance on merchant relationships that may prove to be more successful.
Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.
Our market opportunity estimates, including the size of the virtual lease-to-own market, and expectations about market growth are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Even if the markets in which we compete meet our size estimates and growth expectations, our business could fail to grow for a variety of reasons, which could adversely affect our results of operations.
We rely on the accuracy of third-party data, and inaccuracies in such data could adversely impact our approval process.
We use data from third parties as part of our proprietary risk model used to assess whether a consumer qualifies for a lease-purchase option from a merchant. We are reliant on these third parties to ensure that the data they provide is accurate. Inaccurate data could cause us to not approve transactions that otherwise would have been approved, or instead, approve transactions that would have otherwise been denied and may lead to a higher incidence of bad debts and could have an adverse impact on our results of operations and financial condition.

The success and growth of our business depends upon our ability to continuously innovate and develop new products and technologies.
Our solution is a technology-driven platform that relies on innovation to remain competitive. The process of developing new technologies and products is complex, and we build our own technology, using the latest in AI/ML, cloud-based technologies, and other tools to differentiate our products and technologies. In addition, our dedication to incorporating technological advancements into our platform requires significant financial and personnel resources and talent. Our development efforts with respect to these initiatives could distract management from current operations and could divert capital and other resources from other growth initiatives important to our business. In addition, the product and technological enhancements that we introduce may not function as we intend, or may not generate the benefits that we expect. We operate in an industry experiencing rapid technological change and frequent product introductions. We may not be able to make technological improvements as quickly as demanded by our consumers and merchants, which could harm our ability to attract consumers and merchants. In addition, we may not be able to effectively implement new technology-driven products and services as quickly as competitors or be successful in marketing these products and services to consumers and merchants. If we are unable to successfully and timely innovate and continue to deliver a superior merchant and consumer experience, the demand for our products and technologies may decrease and our growth, business, results of operations, financial condition, and future prospects could be materially and adversely affected.
Further, we use AI/ML in many aspects of our business, including fraud, credit risk analysis, and product personalization. The AI/ML models that we use are trained using various data sets. If the AI/ML models are incorrectly designed, the data we use to train them is incomplete, inadequate, or biased in some way, or we do not have sufficient rights to use the data on which our AI/ML models rely, the performance of our products, services, and business, as well as our reputation, could suffer or we could incur liability through the violation of laws, third-party privacy, or other rights, or contracts to which we are a party.
Our failure to accurately predict the demand or growth of our new products and technologies also could have a material and adverse effect on our business, results of operations, financial condition, and future prospects. New products and technologies are inherently risky, due to, among other things, risks associated with: the product or technology not working, or not working as expected; consumer and merchant acceptance; technological outages or failures; and the failure to meet consumer and merchant expectations. As a result of these risks, we could experience increased claims, reputational damage, or other adverse effects, which could be material. The profile of potential consumers using our new products and technologies also may not be as attractive as the profile of the consumers that we currently serve, which may lead to higher levels of delinquencies or defaults than we have historically experienced. Additionally, we can provide no assurance that we will be able to develop, commercially market, and achieve acceptance of our new products and technologies. In addition, our investment of resources to develop new products and technologies and make changes or updates to our platform may either be insufficient or result in expenses that exceed the revenue actually generated from these new products. Failure to accurately predict demand or growth with respect to our new products and technologies could have a material and adverse effect on our business, results of operations, financial condition, and future prospects.
To the extent that we seek to grow through future acquisitions, or other strategic investments or alliances, we may not be able to do so effectively.
We may in the future seek to grow our business by exploring potential acquisitions or other strategic investments or alliances. We may not be successful in identifying businesses or opportunities that meet our acquisition or expansion criteria. In addition, even if a potential acquisition target or other strategic investment is identified, we may not be successful in completing such acquisition or integrating such new business or other investment. We may face significant competition for acquisition and other strategic investment opportunities from other well-capitalized companies, many of which have greater financial resources and greater access to debt and equity capital to secure and complete acquisitions or other strategic investments, than we do. As a result of such competition, we may be unable to acquire certain assets or businesses, or take advantage of other strategic investment opportunities that we deem attractive; the purchase price for a given strategic opportunity may be significantly elevated; or certain other terms or circumstances may be substantially more onerous.

Any delay or failure on our part to identify, negotiate, finance on favorable terms, consummate, and integrate any such acquisition or other strategic investment opportunity could impede our growth. Additional risks relating to potential acquisitions include difficulties in integrating the operations, systems, technologies, products and personnel of the acquired businesses, diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations, the potential loss of key employees, vendors and other business partners of the businesses we acquire; and increased amounts of debt incurred in connection with such activities or dilutive issuances of our common stock.
There is no assurance that we will be able to manage our expanding operations effectively or that we will be able to continue to grow, and any failure to do so could adversely affect our ability to generate revenue and control our expenses. Furthermore, we may be responsible for any legacy liabilities of businesses we acquire or be subject to additional liability in connection with other strategic investments. The existence or amount of these liabilities may not be known at the time of acquisition, or other strategic investment, and may have an adverse effect on our business, results of operations, financial condition, and future prospects.
Risks Related to Our Indebtedness
We have substantial indebtedness, which may reduce our capability to withstand adverse developments or business conditions.
We have incurred substantial indebtedness, and as of December 31, 2022, the total aggregate indebtedness under the senior secured term loan and revolving loan facility, (the “Credit Facility”) of Katapult SPV-1 LLC (the “Borrower”) was approximately $111.8 million of principal outstanding with Midtown Madison Management LLC, as agent for various funds of Atalaya Capital Management (the "Lender"). On March 6, 2023, in connection with the fifteenth amendment of our Credit Facility, we refinanced our indebtedness with the Lender and repaid $25 million of principal on our outstanding term loan. We, together with our wholly-owned subsidiary, Katapult Group, Inc., have guaranteed the obligations of the Borrower under the Credit Facility. Our payments on our outstanding indebtedness are significant in relation to our revenue and cash flow, which exposes us to significant risk in the event of downturns in our business (whether through competitive pressures or otherwise), our industry or the economy generally, since our cash flows would decrease but our required payments under our indebtedness would not. Economic downturns may impact our ability to comply with the covenants and restrictions in our credit agreement governing the credit facility and to make payments on our indebtedness as they become due.
Our overall leverage and the terms of our Credit Facility could also:
•make it more difficult for us to satisfy obligations;
•limit our ability to obtain additional financing in the future for working capital, capital expenditures or acquisitions;
•limit our ability to service our indebtedness;
•limit our ability to adapt to changing market conditions;
•restrict us from making strategic acquisitions or cause us to make non-strategic divestitures;
•require us to dedicate a significant portion of our cash flow from operations to paying the principal and interest on our indebtedness, thereby limiting the availability of our cash flow to fund future capital expenditures, working capital and other corporate purposes;
•limit our flexibility in planning for, or reacting to, changes in our business and in our industry generally; and
•place us at a competitive disadvantage compared with competitors that have a less significant debt burden.

In addition, the Credit Facility, secured by a pledge over all of the assets of the Borrower is guaranteed by us and our wholly-owned subsidiary, Katapult Group, Inc., which in turn is secured by a pledge over all of our assets and the assets of Katapult Group, Inc.
The credit agreement governing the Credit Facility includes restrictive covenants and financial maintenance covenants, which could restrict our operations or ability to pursue growth strategies or initiatives. Failure to comply with these covenants could result in an acceleration of repayment of the indebtedness under the credit facility, which would have a material adverse effect on our business, financial condition and results of operations.
The credit agreement governing the Credit Facility contains customary representations and warranties and customary affirmative and negative covenants that restrict some of our activities. The negative covenants limit our ability to: incur additional indebtedness; pay dividends, redeem stock or make other distributions; amend our material agreements; make investments; create liens; transfer or sell the collateral for the Credit Facility; make negative pledges; consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and enter into certain transactions with affiliates. Non-scheduled repayments of certain amounts under the Credit Facility are subject to prepayment penalties, which would limit our ability to pay or refinance the Credit Facility. Our ability to meet these covenants could be affected by events beyond our control, and we may be unable to satisfy them which would prevent us from pursuing certain growth strategies or initiatives due to this limitation. These or other limitations could decrease our operating flexibility and our ability to achieve our operating objectives. The credit agreement governing the Credit Facility contains certain financial covenants. In particular, as of the end of each month, (1) we must maintain certain minimum Adjusted EBITDA levels and certain minimum Tangible Net Worth representing our total assets less certain capital expenses, prepaid expenses, intangible assets and total liabilities and (2) our Total Advance Rate (as defined in the credit agreement) may not exceed certain thresholds. We must also maintain minimum liquidity of at least $10.0 million in unrestricted cash and cash equivalents as of any date of determination. These financial covenants are restrictive and failure to comply with these covenants would have a material adverse effect on our business, financial condition, and results of operations.

Failure to comply with any of these covenants or other obligation or agreement under the credit agreement that is not cured within the specified period under the credit agreement would result in an event of default under the agreement and, if such event of default occurs before December 5, 2023, would require the issuance of warrants to purchase an additional 2,000,000 shares of our common stock with an exercise price of $0.01 per share to the Lender. In such event, if we are unable to negotiate with our Lender for a waiver or dispensation under the agreement, we would not be able to borrow under the credit agreement and our Lender would have the right to terminate the loan commitments under the credit agreement and accelerate repayment of all obligations under the credit agreement that would become due and payable immediately, which would have a material adverse effect on our business, results of operations and financial position. If we do not have sufficient liquid assets to repay amounts outstanding under the Credit Facility, the Lender has the right to foreclose their liens against all of our assets and take possession and sell any such assets to reduce any such obligations.
A Change of Control as defined by our credit agreement could accelerate our obligation to pay our outstanding indebtedness, and we may not have sufficient liquid assets at that time to repay these amounts.
Under our Credit Facility, all of the outstanding loans are required to be prepaid in full (together with accrued and unpaid interest and prepayment premium) and the revolving loan facility will terminate if a Change of Control (as defined in the credit agreement governing the Credit Facility) occurs that is not approved by the Lender. A Change of Control includes the occurrence of the following: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of Katapult Holdings, Inc. entitled to vote for members of the board of directors (on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right), and (ii) certain changes in the composition of our board of directors occurs during a twenty-four month period which were not recommended or approved by at least a majority of directors who were directors at the beginning of such twenty-four month period. Further, if a Change of Control occurs when the term loan portion of our Credit Facility is still outstanding before December 5, 2023, an additional warrant to purchase 2,000,000 shares of our common stock with an exercise price of $0.01 per share will be issued to the Lender.
As of December 31, 2022, we had $58.0 million of principal outstanding under the revolving loan facility. In addition, we had borrowings under our term loan of $53.8 million (including capitalized PIK interest). Subsequent to December 31, 2022, and in connection with the fifteenth amendment of our Credit Facility, we repaid $25 million of principal on our outstanding term loan.
If any specified Change of Control occurs and the Lender accelerates these obligations, we may not have sufficient liquid assets to repay amounts outstanding under the Credit Facility.
Financial Risks Related to Our Business
We have a history of operating losses and may not be profitable in the future.
We incurred a net loss of approximately $37.9 million during the year ended December 31, 2022. During the year ended December 31, 2021, we generated net income of approximately $21.2 million. As of December 31, 2022, our accumulated deficit was approximately $76.7 million. In the fourth quarter of 2022, we initiated a number of cost savings initiatives that we expect will significantly reduce operating expenses in the near term after giving affect to certain severance costs incurred in the first quarter of 2023. However, we may need to increase our operating expenses in the future in order to continue growing our business, attracting customers, merchants and funding sources, and further enhancing and developing our products and platforms. As we expand our offerings to additional markets, our offerings in these markets may be less profitable than the markets in which we currently operate. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. We may incur net losses in the future and may not be profitable on a quarterly or annual basis.
Our ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all.
The failure to raise capital when needed could harm our business, operating results and financial condition. Debt or equity issued to raise additional capital may reduce the value of our common stock. We cannot be certain when or if the operations of our business will generate sufficient cash to fund our ongoing operations or the growth of our business. We intend to make investments to support and grow our business and may require additional funds to respond to business challenges, including the need to develop or enhance our technology, expand our sales and marketing efforts or develop new products. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could harm our business, operating results and financial condition. If we incur additional debt, the debt holders could have rights senior to holders of our common stock and/or existing debt to make claims on our assets. The terms of any additional debt could have covenants which restrict our operations, including our ability to pay dividends on our common stock, take specific actions, such as incurring additional debt, or make capital expenditures. If we issue additional equity securities, stockholders will experience dilution, and the new equity securities could have rights senior to those of our common stock including liquidation or other preferences. Because the decision to issue securities in the future offering will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future issuances of debt or equity securities. As a result, stockholders will bear the risk of future issuances of debt or equity securities reducing the value of their common stock and diluting their interest.

Our revenue and operating results may fluctuate, which could result in a decline in our profitability and make it more difficult for us to grow our business.
Our revenue and operating results have varied, and may in the future vary, from quarter to quarter and by season. Periods of decline have resulted, and could in the future result, in an overall decline in profitability and make it more difficult for us to make payments on our indebtedness and grow our business. We expect our quarterly results to fluctuate in the future due to a number of factors, including general economic conditions in the markets where we operate, the cyclical nature of consumer spending, and seasonal sales and spending patterns of customers.
We rely on card issuers and payment processors. If we fail to comply with the applicable requirements of Visa or other payment processors, those payment processors could seek to fine us, suspend us or terminate our registrations, which could have a material adverse effect on our business, results of operations, financial condition, and future prospects.
We rely on card issuers and payment processors, and must pay a fee for this service. From time to time, payment processors such as Visa may increase the interchange fees that they charge for each transaction using one of their cards. The payment processors routinely update and modify their requirements. Changes in the requirements, including changes to risk management and collateral requirements, may impact our ongoing cost of doing business and we may not, in every circumstance, be able to pass through such costs to our merchants or associated participants. Furthermore, if we do not comply with the payment processors’ requirements (e.g., their rules, bylaws, and charter documentation), the payment processors could seek to fine us, suspend us or terminate our registrations that allow us to process transactions on their networks. The termination of our registration due to failure to comply with the applicable requirements of Visa or other payment processors, or any changes in the payment processors’ rules that would impair our registration, could require us to stop utilizing payment services from Visa or other payment processors, which could have a material adverse effect on our business, results of operations, financial condition, and future prospects.
Our ability to use our net operating loss carry forwards and certain other tax attributes may be limited.
Under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an “ownership change", generally defined as a greater than 50.0% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes, such as research tax credits, to offset its post-change income may be limited or potentially significantly deferred compared to such ability in the absence of an “ownership change”. The completion of the Business Combination may have triggered an “ownership change” limitation. We have not completed a formal study to determine if any “ownership changes” within the meaning of IRC Section 382 have occurred. If “ownership changes” within the meaning of Section 382 of the Code have occurred, and if we earn net taxable income, our ability to use our net operating loss carryforwards and other tax credits generated since inception to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us and could require us to pay U.S. federal income taxes earlier than would be required if such limitations were not in effect. Similar rules and limitations may apply for state income tax purposes.
Risks Relating to Our Technology and Our Platform
Our results depend on continued integration and support of our platform by our merchants.
We depend on our merchants, which generally accept most major credit cards and other forms of payment, to present our platform as a payment option and to integrate our platform into their website or in their store, such as by featuring our platform on their websites or in their stores and at checkout. We do not have any recourse against merchants when they do not feature our platform as a payment option. The failure by our merchants to effectively present, integrate, and support our platform, or to effectively explain lease-to-own transactions to potential customers, would have a material and adverse effect on our business, results of operations, financial condition, and future prospects.

Real or perceived software errors, failures, bugs, defects, or outages could adversely affect our business, results of operations, financial condition, and future prospects.
Our platform and our internal systems rely on software that is highly technical and complex. In addition, our platform and our internal systems depend on the ability of such software to store, retrieve, manage and otherwise process immense amounts of data, including personal data. As a result, undetected errors, failures, bugs, or defects may be present in such software or occur in the future in such software, including open source software and other software we license in from third parties, especially when updates or new products or services are released.
Any real or perceived errors, failures, bugs, defects, or outages in such software may not be found until our consumers use our platform and could result in outages or degraded quality of service on our platform that could adversely impact our business (including through causing us not to meet contractually required service levels), as well as negative publicity, loss of or delay in market acceptance of our products and services, and harm to our brand or weakening of our competitive position. In such an event, we may be required, or may choose, to expend significant additional resources in order to correct the problem. Any real or perceived errors, failures, bugs, defects, or outages in the software we rely on could also subject us to liability claims, result in data security breaches or other security incidents, impair our ability to attract new consumers, retain existing consumers, or expand their use of our products and services, which would adversely affect our business, results of operations, financial condition, and future prospects.
We are subject to stringent and changing laws, regulations, rules, standards and contractual obligations related to data privacy and security, which could increase the cost of doing business, compliance risks and potential liability and otherwise negatively affect our operating results and business regulations.
In the ordinary course of business, we collect, receive, store, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, share and otherwise process a wide variety of data and information, including personal data and sensitive personal data, proprietary and confidential business data, trade secrets, and intellectual property. For example, we process the personal data, including sensitive personal data, of consumers, including Social Security numbers. We are subject to numerous data privacy and security obligations, such as various laws, regulations, rules, standards and contractual obligations that govern the processing of personal data by us or by third parties on our behalf.
In the United States, federal, state, and local governments have enacted numerous data privacy and security laws, regulations and rules including data breach notification laws, personal data privacy laws, and consumer protection laws. For example, the Telephone Consumer Protection Act (“TCPA”) imposes specific requirements relating to marketing to individuals using technology such as telephones, mobile devices, and text messages. TCPA violations can result in significant financial penalties, including penalties or criminal fines imposed by the Federal Communications Commission or fines of up to $1,500 per violation imposed through private litigation or by state authorities. Class action suits are the most common method for private enforcement. We are also subject to the rules and regulations promulgated under the authority of the FTC, which regulates unfair or deceptive acts or practices, including with respect to data privacy and security. Moreover, the United States Congress has recently considered, and is currently considering, various proposals for more comprehensive data privacy and security legislation, to which we may be subject if passed.
Data privacy and security are also areas of increasing state legislative focus and we are, or may in the future become, subject to various state laws and regulations regarding data privacy and security. For example, the CCPA broadly defines personal information, gives California residents expanded privacy rights and protections, and provides for civil penalties for violations and a private right of action for certain data breaches. The CCPA is indicative of a trend towards greater state-level regulation of data privacy and security in the U.S. A number of other states have enacted, or are considering enacting, comprehensive data privacy laws that share similarities with the CCPA, with at least four such laws (in Virginia, Colorado, Connecticut and Utah) having taken effect, or scheduled to take effect, in 2023. In addition, laws in all 50 U.S. states generally require businesses to provide notice under certain circumstances to consumers whose personal data has been disclosed as a result of a data breach. Further, several states and localities have also enacted, or are considering enacting, measures related to the use of artificial intelligence and machine learning in products and services. For additional information on data privacy and security laws, regulations and rules we are, or may in the future become, subject to, see the section titled “Business—Government Regulation.”
In addition, privacy advocates and industry groups have proposed, and may propose, data privacy and security standards with which we are legally or contractually bound to comply. For example, we may also be subject to the Payment Card Industry Data Security Standard (“PCI DSS”), which requires companies that process payment card data to adopt certain measures to ensure the security of cardholder information, including using and maintaining firewalls, adopting proper password protections for certain devices and software, and restricting data access. Noncompliance with PCI-DSS can result in significant penalties or liability, litigation, loss of access to major payment card systems, damage to our reputation, and revenue losses. We may also rely on vendors to process payment card data, and those vendors may be subject to PCI DSS, and our business may be negatively affected if our vendors are fined or suffer other consequences as a result of PCI DSS noncompliance.
We also make public statements about our use and disclosure of personal data through our privacy policies, information on our website and press statements. Although we endeavor to comply with our public statements and documentation, we may at times fail to do so or be alleged to have failed to do so. The publication of our privacy policies and other statements that provide promises and assurances about data privacy and security can subject us to potential government or legal action if they are found to be deceptive, unfair or misrepresentative of our actual practices. Any concerns about our data privacy and security practices, even if unfounded, could damage our reputation and adversely affect our business.
Increasingly, some aspects of our business may be reliant on our ability to have our products and services be accepted by or compatible with a third-party platform, and any inability to do so could negatively impact our business. For example, Google has announced that it intends to phase out third-party cookies in its Chrome browser, which could make it more difficult for us to target advertisements. Individuals may increasingly resist our collecting, using, and sharing of personal data to deliver targeted advertising. Additionally, Apple introduced an iOS update in April 2021 that allowed users to more easily opt-out of tracking of activity across devices, which has impacted and may continue to impact our business. Individuals are becoming more aware of options related to consent, “do not track” mechanisms, and “ad-blocking” software, any of which could materially impact our ability to collect personal data and deliver relevant promotions or media. As a result, we may be required to change the way we market our products. Any of these developments could impair our ability to reach new or existing customers or otherwise negatively affect our operations. In addition, the CCPA grants California residents the right to opt-out of a business's sharing of their personal information for targeted advertising purposes.
Our obligations related to data privacy and security are quickly changing in an increasingly stringent fashion, creating some uncertainty as to the effective future legal framework. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires significant resources and may necessitate changes to our information technologies, systems, and practices and to those of any third parties that process personal data on our behalf. In addition, these obligations may require us to change our business model. Our business model materially depends on our ability to process personal data, so we are particularly exposed to the risks associated with the rapidly changing legal landscape. For example, we may be at heightened risk of regulatory scrutiny, and any changes in the regulatory framework could require us to fundamentally change our business model.
Although we endeavor to comply with all applicable data privacy and security laws, regulations, rules, standards, and contractual obligations, we may at times fail (or be perceived to have failed) to do so. Moreover, despite our efforts, our personnel or third parties upon whom we rely may fail to comply with such obligations, which could negatively impact our business operations and compliance posture. For example, any failure by a third-party service provider to comply with applicable laws, regulations, rules, standards and contractual obligations could result in adverse effects, including inability to or interruption in our ability to operate our business and proceedings against us by governmental entities or others. If we fail, or are perceived to have failed, to address or comply with data privacy and security obligations, we could face significant consequences. These consequences may include, but are not limited to, government enforcement actions (e.g., investigations, fines, penalties, audits, inspections, and similar); litigation (including class claims; damages); additional reporting requirements and/or oversight; bans on processing personal data; and orders to destroy or not use personal data.

Any of these events could have a material adverse effect on our reputation, business, or financial condition, including but not limited to: loss of customers; interruptions or stoppages in our business operations; interruptions or stoppages of data collection needed to train our algorithms; inability to process personal data or to operate in certain jurisdictions; limited ability to develop or commercialize our products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or revision or restructuring of our operations.
Any significant disruption in, or errors in, service on our platform or relating to vendors, including events beyond our control, could prevent us from processing transactions on our platform or posting payments and have a material and adverse effect on our business, results of operations, financial condition, and future prospects.
We use vendors, such as our cloud computing web services provider, virtual card processing companies, and third-party software providers, in the operation of our platform. The satisfactory performance, reliability, and availability of our technology and our underlying network and infrastructure are critical to our operations and reputation and the ability of our platform to attract new and retain existing merchants and consumers. We rely on these vendors to protect their systems and facilities against damage or service interruptions from natural disasters, power or telecommunications failures, air quality issues, environmental conditions, computer viruses, cyber-attacks or other attempts to harm these systems, data security breaches or other security incidents, criminal acts, and similar events. If our arrangement with a vendor is terminated or if there is a lapse of service or damage to its systems or facilities, we could experience interruptions in our ability to operate our platform. We also may experience increased costs and difficulties in replacing that vendor and replacement services may not be available on commercially reasonable terms, on a timely basis, or at all. Any interruptions or delays in our platform availability, whether as a result of a failure to perform on the part of a vendor, any damage to one of our vendor’s systems or facilities, the termination of any of our third-party vendor agreements, software bugs or failures, our or our vendor’s error, natural disasters, terrorism, other man-made problems, or data security breaches or other security incidents, whether accidental or willful, or other factors, could harm our relationships with our merchants and consumers and also harm our reputation.
In addition, we source certain information from third parties. For example, our risk scoring model is based on algorithms that evaluate a number of factors and currently depend on sourcing certain information from third parties. In the event that any third-party from which we source information experiences a service disruption, whether as a result of maintenance, software bugs or failures, natural disasters, terrorism, other man-made problems, or data security breaches or other security incidents whether accidental or willful, or other factors, the ability to score and decision lease-to-own applications through our platform may be adversely impacted. Additionally, there may be errors contained in the information provided by third parties. This may result in the inability to approve otherwise qualified applicants through our platform, which may adversely impact our business by negatively impacting our reputation and reducing our transaction volume.
To the extent we use or are dependent on any particular third-party data, technology, or software, we may also be harmed if such data, technology, or software becomes non-compliant with existing laws, regulations, rules or standards, becomes subject to third-party claims of intellectual property infringement, misappropriation, or other violation, or malfunctions or functions in a way we did not anticipate. Any loss of the right to use any of this data, technology, or software could result in delays in the provisioning of our products and services until equivalent or replacement data, technology, or software is either developed by us, or, if available, is identified, obtained, and integrated, and there is no guarantee that we would be successful in developing, identifying, obtaining, or integrating equivalent or similar data, technology, or software, which could result in the loss or limiting of our products, services, or features available in our products or services.
In addition, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from processing transactions or posting payments on our platform, damage our brand and reputation, divert the attention of our employees, reduce our revenue, subject us to liability, and cause consumers or merchants to abandon our platform, any of which could have a material and adverse effect on our business, results of operations, financial condition, and future prospects.

Data security breaches or other security incidents with respect to our information technology systems or data, or those of third parties upon which we rely, could result in adverse consequences, including but not limited to regulatory investigations or actions, litigation, fines and penalties, disruptions of our business operations, reputational harm, loss of revenue or profits, and loss of customers.
Cyber-attacks, malicious internet-based activity, and online and offline fraud are prevalent and continue to increase. These threats are becoming increasingly difficult to detect. These threats come from a variety of sources, including traditional computer “hackers,” threat actors, personnel (such as through theft or misuse), sophisticated nation states, and nation-state-supported actors. Some actors now engage and are expected to continue to engage in cyber-attacks, including without limitation nation-state actors for geopolitical reasons and in conjunction with military conflicts and defense activities. During times of war and other major conflicts, we and the third parties upon which we rely may be vulnerable to a heightened risk of these attacks, including cyber-attacks, that could materially disrupt our systems and operations, supply chain, and ability to produce, sell and distribute our goods and services. The automated nature of our business and our reliance on digital technologies may make us an attractive target for, and potentially vulnerable to cyber-attacks. We and the third parties upon which we rely may be subject to a variety of evolving threats, including but not limited to: computer malware (including as a result of advanced persistent threat intrusions), malicious code (such as viruses and worms), social engineering (including phishing attacks), ransomware attacks, denial-of-service attacks (such as credential stuffing), personnel misconduct or error, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunication failures, earthquakes, fires, floods, and other similar threats.
Ransomware attacks, including by organized criminal threat actors, nation-states, and nation-state-supported actors, are becoming increasingly prevalent and severe and can lead to significant interruptions in our operations, loss of data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments. Similarly, supply-chain attacks have increased in frequency and severity, and we cannot guarantee that third parties and infrastructure in our supply chain or our third-party partners’ supply chains have not been compromised or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to our information technology systems (including our products or services) or the third-party information technology systems that support us and our services. We are incorporated into the supply chain of a large number of companies worldwide and, as a result, if our products are compromised, a significant number of companies could be simultaneously affected. The potential liability and associated consequences we could suffer as a result of such a large-scale event could be catastrophic and result in irreparable harm.
The United States government has raised concerns about a potential increase in cyber-attacks generally as a result of the military conflict between Russia and Ukraine and the related sanctions imposed by the United States and other countries. Furthermore, future or past business transactions (such as acquisitions or integrations) could expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies.
Any of the above identified or similar threats could cause a data security breach or other security incident. A data security breach or other security incident could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure, transfer, use or other processing of, or access to our, our customers’, our vendors’ or our merchants’ confidential, proprietary, personal or other information. A data security breach or other security incident could disrupt our ability (and that of third parties upon whom we rely) to provide our platform, products, or services. We may expend significant resources in connection with investigating, mitigating or remediating, or modifying our business activities to protect against, actual or perceived data security breaches or other security incidents. Certain data privacy and security obligations may require us to implement and maintain specific security measures, as well as maintain industry-standard or reasonable security measures to protect our information technology systems which contain confidential, proprietary, personal and other information.
While we have implemented security measures designed to protect against data security breaches and other security incidents, there can be no assurance that these measures will be effective. We may be unable in the future to detect vulnerabilities in our information technology systems (including our products or services) because such threats and techniques change frequently, are often sophisticated in nature, and may not be detected until after a security incident has occurred. Despite our efforts to identify and remediate vulnerabilities, if any, in our information technology systems (including our products or services), our efforts may not be successful. Further, we may experience delays in developing and deploying remedial measures designed to address any such identified vulnerabilities.
We may rely upon third-party service providers and technologies to operate critical business systems to process confidential, proprietary, personal and other information in a variety of contexts, including, without limitation, third-party providers of cloud-based infrastructure, virtual card processing, encryption and authentication technology, employee email, and other functions. We may share or receive confidential, proprietary, personal or other information with or from third parties. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. Due to applicable laws, regulations, rules, standards and contractual obligations, we may be held responsible for data security breaches or other security incidents attributed to our third-party service providers as they relate to the information we share with them.
Any actual or perceived failure to comply with legal and regulatory requirements applicable to us, including those relating to data privacy and security, or any failure to protect the information that we collect from our consumers and merchants, including personal information, from cyber-attacks, data security breaches or other security incidents, or any such actual or perceived failure by our originating bank partners, may result in, among other things, revocation of required licenses or registrations, loss of approved status, private litigation, regulatory or governmental investigations, administrative enforcement actions, sanctions, civil and criminal liability, and constraints on our ability to continue to operate.
Applicable data privacy and security laws, regulations, rules, standards and contractual obligations may require us to notify relevant stakeholders of data security breaches and other security incidents. Such disclosures are costly, and the disclosure or the failure to comply with such requirements could lead to adverse consequences. If we (or a third party upon whom we rely) experience, or are perceived to have experienced, a data security breach or other security incident, or fail to make adequate or timely disclosures to the public, regulators or law enforcement agencies following any such event, we may experience adverse consequences. These consequences may include: interruptions to our operations (including availability of data), violation of applicable data privacy and security laws, regulations, rules, standards and contractual obligations; litigation (including class claims), damages, an obligation to notify regulators and affected individuals, the triggering of indemnification and other contractual obligations, government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing personal and other sensitive data; negative publicity; reputational damage; loss of consumers and ecosystem partners; monetary fund diversions; financial loss; and other similar harms. Additionally, our originating bank partners also operate in a highly regulated environment, and many laws and regulations that apply directly to our originating bank partners are indirectly applicable to us through our arrangements with our originating bank partners. Our contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in our contracts are sufficient to protect us from liabilities, damages, or claims related to our data privacy and security obligations. We cannot be sure that our insurance coverage will be adequate or sufficient to protect us from or to mitigate liabilities arising out of our data privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all, or that such coverage will pay future claims.
While we take precautions to prevent consumer identity fraud, it is possible that identity fraud may still occur or has occurred, which may adversely affect the performance of the lease-to-own transactions facilitated through our platform.
There is risk of fraudulent activity associated with our platform, consumers, and third parties handling consumer information. Our resources, technologies, and fraud prevention tools may be insufficient to accurately detect and prevent fraud. We bear the risk of loss for lease-to-own transactions facilitated through our platform. The level of fraud related charge-offs on the lease-to-own transactions facilitated through our platform could be adversely affected if fraudulent activity were to significantly increase.

We bear the risk of consumer fraud in a transaction involving us, a consumer, and a merchant, and we generally have no recourse to the merchant to collect the amount owed by the consumer. Significant amounts of fraudulent cancellations or chargebacks and the potential cost of remediation could adversely affect our business or financial condition. High profile fraudulent activity or significant increases in fraudulent activity could also lead to regulatory intervention, negative publicity, and the erosion of trust from our consumers and merchants, and could materially and adversely affect our business, results of operations, financial condition, future prospects, and cash flows.
Failure to adequately obtain, maintain, protect, defend and enforce our intellectual property and proprietary rights could harm our business, operating results and financial condition.
Our business depends on intellectual property and proprietary technology and information, the protection of which is crucial to the success of our business. We rely on a combination of patent, copyright, trademark, and trade secret laws in the United States, as well as license agreements, confidentiality procedures, non-disclosure agreements, and other contractual protections, to establish and protect our intellectual property and proprietary rights, including our proprietary technology, software, know-how, and brand.
Although we take steps to protect our intellectual property and proprietary rights, we cannot be certain that the steps we have taken will be sufficient or effective to prevent the unauthorized access, use, copying, reverse engineering, infringement, misappropriation or other violation of our intellectual property and proprietary technology and information, including by third parties who may use our intellectual property or proprietary technology or information to develop services that compete with ours. We may not be able to register or enforce all of our trademarks and any of our trademarks or other intellectual property rights may be challenged by others. In addition, we may be subject to claims by third parties that we have infringed, misappropriated or otherwise violated their intellectual property. These claims, regardless of their merit or our defenses, could be time-consuming and costly to defend, result in injunctions against us or the payment of damages by us, result in the diversion of significant operational resources and changes to our business model or result in ongoing royalty payments or significant settlement payouts. Our involvement in intellectual property disputes and any failure to adequately protect our intellectual property rights may cause our business, operating results and financial condition to suffer.
Further, we license certain technology, software, data and other intellectual property from third parties that are important to our business. Our business may suffer if any current or future licenses or other grants of rights to us terminate, if the licensors (or other applicable counterparties) fail to abide by the terms of the license or other applicable agreement, if the licensors fail to enforce the licensed intellectual property against infringing third parties or if the licensed intellectual property rights are found to be invalid or unenforceable.
Legal and Compliance Risks
Our business is subject to the requirements of various federal, state and local laws and regulations, which can require significant compliance costs and expose us to government investigations, significant additional costs, fines or other monetary penalties or settlements, and compliance-related burdens.
Our business is subject to extensive federal, state and local laws and regulations and an increased risk of regulatory actions as a result of the highly regulated nature of our industry and the focus of state and federal enforcement agencies on the lease-to-own industry in particular. Any adverse change in applicable laws or regulations, the passage of unfavorable new laws or regulations, or the manner in which any applicable laws and regulations are interpreted or enforced could dictate changes to our business practices that may be materially adverse to the Company. Further, our transactions are subject to various federal and state laws and regulations which may result in significant compliance costs as well as expose us to litigation. In particular, our rental-purchase transactions and the consumer-facing operations related thereto, such as collections and marketing, are subject to various other federal, state and/or local consumer protection laws. These laws, as well as the rental-purchase statutes under which we operate, provide various remedies in connection with violations, including restitution and other monetary penalties and sanctions which in certain circumstances can be significant.
We cannot determine with any degree of certainty whether any new laws or regulations will be enacted, or whether government agencies will initiate new or different interpretations of existing laws. The impact of new laws and regulations, or modifications by regulators concerning the interpretation or enforcement of existing laws, on our business is not known; however, any such changes could materially and adversely impact our business.
The laws and regulations applicable to our operations are subject to agency, administrative and/or judicial interpretation. Some of these laws and regulations have been enacted only recently and/or may not yet have been interpreted or may be interpreted infrequently. As a result of non-existent or sparse interpretations, ambiguities in these laws and regulations may create uncertainty with respect to the requirements of any applicable laws and regulations. Any ambiguity under a law or regulation to which we are subject may lead to regulatory investigations, governmental enforcement actions and private causes of action, such as class action lawsuits, with respect to our compliance with such laws or regulations.
Federal and state agencies have increased their focus on consumer financial products and services. State law enforcement agencies and regulators appear to have increased their scrutiny of entities operating within the personal property rental-purchase, or “lease-to-own”, industry. For example, the California Department of Financial Protection and Innovation (“DFPI”) has issued subpoenas and is conducting investigations into practices of entities operating within the personal property rental-purchase industry. Similarly, state attorneys general also appear to have increased their scrutiny of the industry. As of the date of this filing, the Company has not received investigatory demands from California DFPI or state attorneys general. However, there can be no assurance that the
Company will not be included in future actions of the same or similar nature and, if it is, that it would not lead to an enforcement action, consent order, or substantial costs, including legal fees, fines, penalties, and remediation expenses.
For information on data privacy and security laws, regulations, rules, standards and contractual obligations we are, or may in the future become, subject to, and the associated risks to our business, see the section titled “Risk Factors—Risks Relating to Our Technology and Our Platform—We are subject to stringent and changing laws, regulations, rules, standards and contractual obligations related to data privacy and security, which could increase the cost of doing business, compliance risks and potential liability and otherwise negatively affect our operating results and business.”
Our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting in connection with the audit of our financial statements as of and for the fiscal years ended December 31, 2022 and 2021 and we may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate any material weaknesses or if we otherwise fail to establish and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.
In connection with the audit of our financial statements for the fiscal years ended December 31, 2022 and 2021, our independent registered public accounting firm identified certain control deficiencies in the design and implementation of our internal control over financial reporting that in aggregate constituted material weaknesses. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. Our evaluation was based on the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) Internal Control — Integrated Framework (2013).
The material weaknesses identified during the December 31, 2021 audit relate to (1) an insufficient number of personnel with an appropriate level of GAAP knowledge and experience to create the proper control environment for effective internal control over financial reporting and to ensure that oversight processes and procedures in applying nuanced guidance to complex accounting transactions for financial reporting are adequate, and (2) a lack of controls in place to review journal entries, reconcile journal entries to underlying support and evaluate if journal entries are in compliance with GAAP before the entries are manually posted. These material weaknesses had not been remediated as of December 31, 2022.
As part of our plan to remediate these material weaknesses, we are performing a full review of our internal control procedures. We have implemented, and plan to continue to implement, new controls and new processes. We cannot assure you that the measures that we have taken, and that will be taken, to remediate these material weaknesses will, in fact, remedy the material weaknesses or will be sufficient to prevent future material weaknesses from occurring. We also cannot assure you that we have identified all of our existing material weaknesses.
When evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. If we are unable to remediate our existing material weakness or identify additional material weaknesses and are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting once we are no longer an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.
If we discover a material weakness in our internal control over financial reporting that we are unable to remedy or otherwise fail to maintain effective internal control over financial reporting or disclosure controls and procedures, our ability to report our financial results on a timely and accurate basis and the market price of our common stock may be adversely affected.
The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In addition to the material weaknesses in internal control over financial reporting identified in connection with the audit of our financial statements for the fiscal year ended December 31, 2022, subsequent testing by us or our independent registered public accounting firm, which has not performed an audit of our internal control over financial reporting, may reveal additional deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. To comply with Section 404, we expect to incur substantial cost, expend significant management time on compliance-related issues and hire additional accounting, financial, and internal audit staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources. Any failure to maintain effective disclosure controls and procedures or internal control over financial reporting could have an adverse effect on our business and operating results, and cause a decline in the price of our common stock.
Changes to tax laws or exposure to additional tax liabilities may have a negative impact on our operating results.
Continued developments in U.S. tax reform and changes to tax laws and rates in other jurisdictions where we do business could adversely affect our results of operations and cash flows. It is also possible that provisions of U.S. tax reform could be subsequently amended in a way that is adverse to us.
In addition, we may undergo tax audits in various jurisdictions in which we operate. Although we believe that our income tax provisions and accruals are reasonable and in accordance with generally accepted accounting principles in the United States, and that we prepare our tax filings in accordance with all applicable tax laws, the final determination with respect to any tax audits and any related litigation, could be materially different from our historical income tax provisions and accruals. The results of a tax audit or litigation could materially affect our operating results and cash flows in the periods for which that determination is made. In addition, future period net income may be adversely impacted by litigation costs, settlements, penalties and interest assessments.

We are subject to legal proceedings and claims from time to time that may seek material damages or otherwise may have a material adverse effect on our business. The costs we incur in defending ourselves or associated with settling any of these proceedings, as well as a material final judgment or decree against us, could materially adversely affect our financial condition by requiring the payment of the settlement amount, a judgment or the posting of a bond and/or such matters could otherwise materially and adversely impact our business.
We are subject to legal proceedings and claims from time to time that may seek material damages or otherwise may have a material adverse effect on our business. For example, in April 2021, Daiwa Corporate Advisory Services filed a complaint against us for breach of contract with respect to transactions in connection with our Merger. In addition, in August 2021, a putative securities class action complaint was filed against us and certain of our officers. These cases are still pending. See “Part II, Item 8. Note 12 - Commitments and Contingencies” to our audited consolidated financial statements included elsewhere in this prospectus for more information. The costs we incur in defending ourselves or associated with settling any of these proceedings, as well as a material final judgment or decree against us, could materially adversely affect our financial condition by requiring the payment of the settlement amount, a judgment or the posting of a bond and/or such matters could otherwise materially and adversely impact our business.
In addition, others in our industry have defended class action lawsuits alleging various regulatory violations and have paid material amounts to settle such claims. If we are named in any such class action lawsuits or other legal proceedings, significant settlement amounts or final judgments could materially and adversely affect our liquidity and capital resources.
To attempt to limit costly and lengthy consumer, employee and other litigation, including class actions, we require our customers and employees to sign arbitration agreements, including class action waivers. In addition to opt-out provisions contained in such agreements, recent judicial and regulatory actions have attempted to restrict or eliminate the enforceability of such agreements and waivers. If we are not permitted to use arbitration agreements and/or class action waivers, or if the enforceability of such agreements and waivers is restricted or eliminated, we could incur increased costs to resolve legal actions brought by customers, employees and others, as we would be forced to participate in more expensive and lengthy dispute resolution processes.
Operational Risks Related to Our Business
Uncertain market and economic conditions have had, and may in the future have, serious adverse consequences on our business, financial condition and share price.
The global economy, including credit and financial markets, has experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, increases in inflation rates, higher interest rates and uncertainty about economic stability. For example, the COVID-19 pandemic resulted in widespread unemployment, economic slowdown and extreme volatility in the capital markets. Similarly, the ongoing military conflict between Russia and Ukraine has created extreme volatility in the global capital markets and is expected to have further global economic consequences, including disruptions of the global supply chain and energy markets. Any such volatility and disruptions may have adverse consequences on us or the third parties on whom we rely. If the equity and credit markets deteriorate, including as a result of political unrest or war, it may make any necessary debt or equity financing more difficult to obtain in a timely manner or on favorable terms, more costly or more dilutive. Increased inflation rates can adversely affect us by increasing our costs, including labor and employee benefit costs. In addition, higher inflation could also adversely affect discretionary spending for non-prime consumers, which could reduce demand for our products and services. Any significant increases in inflation and related increase in interest rates could have a material adverse effect on our business, results of operations and financial condition.
Failure to effectively manage our costs could have a material adverse effect on our profitability.
Certain elements of our cost structure are largely fixed in nature. Consumer spending remains uncertain, which makes it more challenging for us to maintain or increase our operating margins. The competitive environment in our industry and increasing price transparency means that the focus on achieving efficient operations is greater than ever. As a result, we must continuously focus on managing our cost structure. Failure to manage our overall cost of operations, labor and benefit rates, advertising and marketing expenses, operating leases, data costs, payment processing costs, cost of capital, or indirect spending could materially adversely affect our profitability.
Negative publicity about us or our industry could adversely affect our business, results of operations, financial condition, and future prospects.
Negative publicity about us or our industry, including the transparency, fairness, user experience, quality, and reliability of our platform or lease-to-own platforms in general, effectiveness of our risk model, our ability to effectively manage and resolve complaints, our data privacy and security practices, litigation, regulatory activity, misconduct by our employees, funding sources, service providers, or others in our industry, the experience of consumers and investors with our platform or services or lease-to-own platforms in general, even if inaccurate, could adversely affect our reputation and the confidence in, and the use of, our platform, which could harm our reputation and cause disruptions to our platform. For instance, in October 2020, a data breach broker purported to offer customer records from a number of companies, including us, for sale on a hacker forum. Although we determined with third party firms and our internal team that the compromised data did not include confidential proprietary or personal data, we cannot guarantee that this publicity or any similar publicity in the future will not have a negative effect on our business or reputation. Any such reputational harm could further affect the behavior of consumers, including their willingness to utilize lease-to-own programs through our platform or to make payments on their leases. As a result, our business, results of operations, financial condition, and future prospects would be materially and adversely affected.
Misconduct and errors by our employees, vendors, and service providers could harm our business and reputation.
We are exposed to many types of operational risk, including the risk of misconduct and errors by our employees, vendors, and other service providers. Our business depends on our employees, vendors, and service providers to process a large number of increasingly complex transactions, including transactions that involve significant dollar amounts and lease-to-own transactions that involve the use and disclosure of personally identifiable information and business information. We could be adversely affected if transactions were redirected, misappropriated, or otherwise improperly executed, personal and business information was disclosed to unintended recipients, or an operational breakdown or failure in the processing of other transactions occurred, whether as a result of human error, a purposeful sabotage or a fraudulent manipulation of our operations or systems. In addition, the manner in which we store and use certain personal data and interact with consumers and merchants through our platform is governed by various federal and state laws. If any of our employees, vendors, or service providers take, convert, or misuse funds, documents, or data, or fail to follow protocol when interacting with consumers and merchants, we could be liable for damages and subject to regulatory actions and penalties. We could also be perceived to have facilitated or participated in the illegal misappropriation of funds, documents, or data, or the failure to follow protocol, and therefore be subject to civil or criminal liability. For example, our operations are subject to certain laws generally prohibiting companies and their intermediaries from making improper payments to government officials for the purpose of obtaining or retaining business, such as the U.S. Foreign Corrupt Practices Act, and similar anti-bribery laws in other jurisdictions. Violations by our employees, contractors or agents of policies and procedures we have implemented to ensure compliance with these laws could subject us to civil or criminal investigations in the U.S. and in other jurisdictions, could lead to substantial civil and criminal, monetary and non-monetary penalties, and related shareholder lawsuits, could cause us to incur significant legal fees, and could damage our reputation. It is not always possible to identify and deter misconduct or errors by employees, vendors, or service providers, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. Any of these occurrences could result in our diminished ability to operate our business, potential liability to consumers and merchants, inability to attract future consumers and merchants, reputational damage, regulatory intervention, and financial harm, which could negatively impact our business, results of operations, financial condition, and future prospects.
The loss of the services of any of our executive officers could materially and adversely affect our business, results of operations, financial condition, and future prospects.
The experience of our executive officers are valuable assets to us. Our executive officers have significant experience in the financial technology industry and would be difficult to replace. Competition for senior executives in our industry is intense, and we may not be able to attract and retain qualified personnel to replace or succeed any of our executive officers. Failure to retain any of our executive officers could have a material adverse effect on our business, results of operations, financial condition, and future prospects.
Our business depends on our ability to attract and retain highly skilled employees.
Our future success depends on our ability to identify, hire, develop, motivate, and retain highly qualified personnel for all areas of our organization, in particular, a highly experienced sales force, data scientists, and engineers. Competition for these types of highly skilled employees, is extremely intense. Trained and experienced personnel are in high demand and may be in short supply. Many of the companies with which we compete for experienced employees have greater resources than we do and may be able to offer more attractive terms of employment. In addition, we invest significant time and expense in training our employees, which increases their value to competitors that may seek to recruit them. We may not be able to attract, develop, and maintain the skilled workforce necessary to operate our business, and labor expenses may increase as a result of a shortage in the supply of qualified personnel. If we are unable to maintain and build our highly experienced sales force, or are unable to continue to attract experienced engineering and technology personnel, as well as other qualified employees, our business, results of operations, financial condition, and future prospects could be materially and adversely affected.
Additional Risks Relating to Ownership of Company Securities
Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
Currently, our common stock and public warrants are publicly traded on the Nasdaq Capital Market (“Nasdaq”). In order to continue listing our securities on the Nasdaq, we will be required to maintain certain financial, distribution and stock price levels.
If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
•a limited availability of market quotations for our securities;
•reduced liquidity for our securities;
•a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
•a limited amount of news and analyst coverage; and
•a decreased ability to issue additional securities or obtain additional financing in the future.
The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since our common stock and public warrants are listed on the Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of its securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If we are no longer listed on the Nasdaq, our securities would not be covered securities and it would be subject to regulation in each state in which it offers its securities, including in connection with the initial business combination.
The price of our securities may change significantly in the future and stockholders could lose all or part of their investment as a result.
The trading price of our common stock and public warrants is likely to be volatile and the trading price of our securities have experienced extreme volatility and a significant decline. The securities markets have experienced significant volatility as macroeconomic conditions, such as high inflation and the ongoing conflict between Russia and Ukraine. Market volatility, as well as general economic, market, or political conditions, could reduce the market price of shares of our common stock regardless of our operating performance. Our operating results have been below and could continue to be below the expectations of public market analysts and investors due to a number of potential factors, including:
•results of operations that vary from the expectations of securities analysts and investors;
•results of operations that vary from those of our competitors;
•factors affecting consumer spending that are not under our control;
•changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;
•declines in the market prices of stocks generally;
•strategic actions by us or our competitors;
•announcements by us or our competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;
•any significant change in our management;
•changes in general economic or market conditions or trends in our industry or markets;
•changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
•future sales of our common stock or other securities;
•investor perceptions or the investment opportunity associated with our common stock relative to other investment alternatives;
•the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
•litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;
•guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
•the development and sustainability of an active trading market for our stock;
•actions by institutional or activist stockholders;
•changes in accounting standards, policies, guidelines, interpretations or principles; and
•other events or factors, including those resulting from natural disasters, war (including the conflict involving Russia and Ukraine), pandemics (including COVID-19), acts of terrorism or responses to these events.
These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock or public warrants is low.

The majority of our management has limited experience in operating a public company.
Our executive officers have limited experience in the management of a publicly traded company. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a disadvantage in that it is possible that an increasing amount of our management’s time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the U.S. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which may increase our operating costs in future periods.
We will continue to incur significant costs as a result of operating as a public company, and our management will continue to devote substantial time for new compliance initiatives.
As a public company, we will continue to incur significant legal, accounting and other expenses that we did not incur as a private company, and these expenses may increase after we are no longer an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to continue to devote a substantial amount of time to these compliance initiatives. The increased costs will impact our financial position. These rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be forced to accept reduced policy limits, higher retention levels, or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements.
Because there are no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of our common stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by its subsidiaries to it and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by covenants of our existing and outstanding indebtedness and may be limited by covenants of any future indebtedness that we incur. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.
If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.
The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We will not control these analysts. In addition, some financial analysts may have limited expertise with our model and operations. Furthermore, if one or more of the analysts who cover us downgrade our stock or industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on it regularly, we could lose visibility in the market, which in turn could cause its stock price or trading volume to decline.

Future sales, or potential future sales, by us or our stockholders in the public market could cause the market price for our common stock to decline.
The sale of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate.
The lock-up agreement contained in the Amended and Restated Registration Rights Agreement (the “A&R RRA”) with us expired and the shares of common stock held by the stockholders party to the A&R RRA are eligible for resale which could result in the market price of shares of our common stock dropping significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our common stock or other securities.
In addition, common stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The aggregate number of shares of our common stock initially reserved for future issuance under our 2021 equity incentive plan was 8,932,162, and as of December 31, 2022, there were 1,728,256 shares of common stock available for future issuance under the 2021 equity incentive plan.
In the future, we may also issue securities in connection with investments or acquisitions. The amount of shares of common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.
Warrants are exercisable for our common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our existing stockholders.
Outstanding warrants to purchase an aggregate of 12,832,500 shares of our common stock became exercisable 30 days after the completion of the Merger. Each warrant entitles the holder thereof to purchase one (1) share of our common stock at a price of $11.50 per whole share, subject to adjustment. Warrants may be exercised only for a whole number of shares of common stock. In addition, in connection with the amendment to the credit agreement governing the Credit Facility in March 2023, we issued a warrant to purchase up to 2,000,000 shares of our common stock at an exercise price of $0.01 per share, which vests upon the earliest to occur of September 6, 2023 and a Change of Control. In addition, under the terms of the credit agreement, we may be required to grant an additional 2,000,000 shares of common stock at the same exercise price under the warrant upon the earlier to occur of (i) December 5, 2023, so long as any amount of the principal balance of the term loan portion of the Credit Facility remains outstanding, (ii) an Acquisition (as defined in the Warrant) of the Company or (iii) an Event of Default occurs under the Credit Facility prior to December 5, 2023. Such shares will become vested upon the first to occur of (i) three months after the grant date or (ii) an Acquisition of the Company. To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the then existing holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.
The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.
We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, we will take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) December 31, 2024, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that are held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for common stock and our stock price may be more volatile.
Anti-takeover provisions in our organizational documents could delay or prevent a change of control.
Certain provisions of our Amended and Restated Charter and Amended and Restated Bylaws have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.
These provisions provide for, among other things:
•the ability of our board of directors to issue one or more series of preferred stock;
•advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;
•certain limitations on convening special stockholder meetings;
•limiting the ability of stockholders to act by written consent; and
•our board of directors have the express authority to make, alter or repeal our Amended and Restated Bylaws.
These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

Our Amended and Restated Charter designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
Our Amended and Restated Charter provides that, subject to limited exceptions, any (1) derivative action or proceeding brought on behalf of us, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to us or our stockholders, (3) action asserting a claim arising pursuant to any provision of the DGCL or our Amended and Restated Charter or our Amended and Restated Bylaws, or (4) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our Amended and Restated Charter described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or its directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our Amended and Restated Charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

USE OF PROCEEDS
All of the Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $147.6 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, which may include temporary or permanent repayment of our outstanding indebtedness. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.
The Selling Securityholders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Securityholders in disposing of their Common Stock. Pursuant to a registration rights agreement entered into by us, the PIPE Investors and certain other of our stockholders, we will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants.

DETERMINATION OF OFFERING PRICE
The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the Nasdaq Capital Market under the symbol “KPLTW.”
We cannot currently determine the price or prices at which shares of our Common Stock or Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY
Market Information
Prior to the closing of the Merger, FinServ’s units, shares of Class A common stock and warrants were publicly traded on The Nasdaq Capital Market (the “Nasdaq”). On June 10, 2021, our common stock and warrants began trading on the Nasdaq under the symbols KPLT and KPLTW, respectively. We no longer have any outstanding units.
Holders of Record
As of April 3, 2023, there were 119 holders of record of our common stock and the closing price of our common stock was $0.44 as reported on the Nasdaq and there were 15 holders of record of our warrants and the closing price of our Public Warrants was $0.08 as reported on the Nasdaq. The actual number of stockholders and warrantholders is greater than this number of record holders, and includes stockholders and warrantholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders and warrantholders whose shares or warrants may be held in trust by other entities.
Dividend Policy
We have not paid any cash dividends on our common stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future.
Securities Authorized for Issuance Under Equity Incentive Plan
At the special meeting of FinServ’s stockholders in lieu of our 2021 annual meeting held on June 7, 2021, our stockholders considered and approved the Katapult Holdings, Inc. 2021 Equity Incentive Plan (the “2021 Incentive Plan”). The 2021 Incentive Plan was previously approved, subject to stockholder approval, by the FinServ board of directors on April 1, 2021. The 2021 Incentive Plan became effective immediately upon the Closing. Pursuant to the 2021 Incentive Plan, 8,932,162 shares of Common Stock were reserved for issuance under the 2021 Incentive Plan. As of April 3, 2023, there are 2,140,282 shares of Common Stock available for issuance under the 2021 Incentive Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus. Due to our adoption of Accounting Standards Codification 842 Leases (“ASC 842”), effective January 1, 2022, using the transition method, we have not restated the financial statements as of and for the year ended December 31, 2021, and therefore these financial statements are not comparable to the financial statements for the year ended December 31, 2021. See “ASC 842 Adoption and Comparability” below for more information. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. As a result of many factors, such as those set forth under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements. All dollar amounts are in thousands, unless otherwise specified.
Overview
We are a technology driven lease-to-own platform that integrates with omni-channel retailers and e-commerce platforms to power the purchasing of everyday durable goods for underserved U.S. non-prime consumers. Through our POS integrations and innovative mobile app featuring Katapult Pay, consumers who may be unable to access traditional financing can shop a growing network of our merchants.
Key factors and trends impacting our business are as follows:
•Macroeconomic factors — Since the fourth quarter of 2021 and continuing throughout the year ended December 31, 2022, our business has been impacted by a number of macroeconomic factors, including record levels of inflation combined with continued supply chain issues (including availability of raw materials from Russia and Ukraine). These factors have led to declining consumer confidence and spending, which has led to our key merchants experiencing lower sales volume than in 2021 and negatively impacted our gross origination volume and revenue during the period. We also expect these factors will impact customer’s ability to make lease payments. In response to these trends and a deterioration in overall payment ability of our customers, we began tightening our underwriting in fourth quarter 2021 and throughout 2022, which has led to fewer approvals and negatively impacted our gross origination volume and revenue. We anticipate that the challenging macroeconomic environment will extend into 2023. Management continues to monitor both potential positive and negative business trends relating to the broader macroeconomic environment, including the significant increase in inflation as well as a potential prolonged recession.
•COVID-19 — The COVID-19 pandemic has impacted, and may continue to impact, our business, results of operations and financial condition. We initially experienced positive performance during the onset of the pandemic due to increased customer spending, in particular e-commerce spending. These trends continued during the first half of 2021 when consumers were bolstered by two stimulus payments, one in January and the other in March, which drove consumer spending and consequently our gross originations volume. These stimulus payments also changed historic 90-day buyout and delinquency patterns throughout the year ended December 31, 2021. More recently, we have seen these pandemic-related trends subside, with buyout and delinquency patterns normalizing to pre-pandemic levels during the year ended December 31, 2022. In addition, impairment charges returned to pre-pandemic levels during the period.
Segment Information
We conduct our business within one business segment, which is defined as providing lease payment options to consumers for the purchase of durable goods from e-commerce partners. Our operations are aggregated into a single reportable operating segment based upon similar economic and operating characteristics as well as similar markets.

ASC 842 Adoption and Comparability
We were required to adopt ASC 842 effective January 1, 2022. Our lease-to-own agreements, which comprise the majority of our revenue, fall within the scope of ASC 842 under lessor accounting and as a result of the adoption, we are recognizing revenue from customers when revenue is earned and cash is collected instead of on an accrual basis, which we had done historically, including for the year ended December 31, 2021. We adopted ASC 842 using the transition approach, which permits us to not apply ASC 842 for comparative periods in the year of adoption. As a result, we have not restated the financial statements for the year ended December 31, 2021, to conform to ASC 842 and therefore the financial statements as of and for the year ended December 31, 2021 are not comparable to the financial statements as of and for the year ended December 31, 2022. In particular, the financial statements for the year ended December 31, 2022 do not include (i) rental revenue arising from lease payments earned but not yet collected and any corresponding net bad debt expense in the consolidated statement of operations and comprehensive (loss) income and (ii) accounts receivable arising from lease receivables and any corresponding allowance for doubtful accounts on our consolidated balance sheet. These items are recorded and shown in our consolidated financial statements for the year ended December 31, 2021. If ASC 842 was effective for the year ended December 31, 2021, total revenue would have been $277,560 and income before income taxes would have been $24,491.
Key Performance Metrics
We regularly review several metrics, including the following GAAP and non-GAAP key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions, which may also be useful to an investor.
Gross Originations
We measure gross originations to assess the growth trajectory and overall size of our lease portfolio. There is a direct correlation between gross origination growth and revenue growth. We define gross originations as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through our platform. Gross originations do not represent revenue earned. However, we believe this is a useful operating metric for investors to use in assessing the volume of transactions that take place on our platform.
The following table presents gross originations for the years ended December 31, 2022 and 2021, respectively:

(in thousands)	Years Ended December 31,		Change
	2022	2021	$	%
Gross Originations	$196,890	$247,964	$(51,074)	(20.6)%
Wayfair represented 57% and 63% of gross originations during the years ended December 31, 2022 and 2021, respectively.
Gross originations have decreased as a result of the macroeconomic factors noted above, coupled with the tightening of our underwriting throughout 2022. These factors led to fewer approvals and negatively impacted gross origination volume and revenue during the year ended December 31, 2022.
Total Revenue and Bad Debt Recoveries
As of December 31, 2022 and 2021, total revenue represents the sum of rental revenue and other revenue. We adopted ASC 842 as of January 1, 2022 and as a result we record revenue when earned and cash is collected. In addition, we no longer record accounts receivable arising from lease receivables due from customers or any corresponding allowance for doubtful accounts. For the periods prior to adoption of ASC 842, including the year ended December 31, 2021, we recognized revenue from customers on an accrual basis of accounting. For the year ended December 31, 2021, bad debt recoveries represent customer payments for receivables that had previously been written off. Bad debt recoveries were recorded as a reduction to bad debt expense in the period in which they were collected.

The following tables present total revenue and bad debt recoveries for the years ended December 31, 2022 and 2021, respectively:

(in thousands)	Years ended December 31,
	2022	2021
Total revenue	$212,105	$303,113
Bad debt recoveries (1)	$—	$6,069
__________
(1)Bad debt recoveries represent 21% of total bad debt expense for the year ended December 31, 2021.
If ASC 842 was effective for the year ended December 31, 2021, total revenue would have been $277,560.
Gross Profit
Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with U.S. GAAP. We also use adjusted gross profit as a key performance indicator to provide an understanding of one aspect of our performance specifically attributable to total revenue and the variable costs associated with total revenue.
Adjusted Gross Profit
Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, underwriting fees, and bad debt expense. We believe that adjusted gross profit provides a meaningful understanding of one aspect of our performance specifically attributable to total revenue and the variable costs associated with total revenue. See “—Non-GAAP Financial Measures” section below for a reconciliation of adjusted gross profit, which is a non-GAAP measure utilized by management, to gross profit.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that is defined as net (loss) income before interest expense and other fees, interest income, change in fair value of warrant liability, (benefit) provision for income taxes, depreciation and amortization on property and equipment and capitalized software, impairment of leased assets, stock-based compensation expense, and transaction costs associated with the Merger. We believe that adjusted EBITDA provides a meaningful understanding of our operating performance. See “—Non-GAAP Financial Measures” section below for a reconciliation of adjusted EBITDA, which is a non-GAAP measure utilized by management, to net (loss) income.
Components of Results of Operations
Revenue
Revenue consists of rental revenue and other revenue. Rental revenue consists of revenue earned from property held for lease and agreed-upon charges related to lease-purchase agreements. Other revenue consists primarily of asset sales revenue related to the sale of property held for lease which are considered recurring and ordinary in nature to our business. Also included in other revenue is revenue from merchant partnerships, and infrequent sales of property formerly on lease when customers terminate a lease and elect to return the property to us rather than our retail partners.
Cost of Revenue
Cost of revenue consists primarily of depreciation expense related to property held for lease, impairment of property held for lease, net book value of property buyouts, payment processing fees, and other costs associated with offering lease-purchase transactions to customers.
Operating Expenses
Operating expenses consist of servicing costs, underwriting fees, professional and consulting fees, technology and data analytics expense, bad debt expense, compensation costs and general and administrative expense. Servicing costs primarily consist of permanent and temporary call center support. Underwriting fees primarily consist of data costs related to inputs from customer underwriting models. Professional and consulting fees primarily consist of corporate legal and accounting costs. Technology and data analytics expense primarily consist of salaries and benefits for computer programming and data analytics employees that support our underlying technology and proprietary risk model algorithms. Bad debt expense primarily consists of provisions for uncollectible accounts receivable, net of recoveries. Compensation costs consist primarily of payroll and related costs and stock-based compensation. General and administrative expense consists primarily of occupancy costs, travel and entertainment, and other general overhead costs, including depreciation and amortization related to office equipment and software.
Results of Operations
The following table sets forth our results of operations for the years ended December 31, 2022 and 2021:

(in thousands)	Years Ended December 31,		Change
	2022	2021	$	%
Revenue
Rental revenue	$207,979	$302,794	$(94,815)	(31.3)%
Other revenue	4,126	319	3,807	1,193.4%
Total revenue	212,105	303,113	(91,008)	(30.0)%
Cost of revenue	171,119	214,124	(43,005)	(20.1)%
Gross profit	40,986	88,989	(48,003)	(53.9)%
Operating expenses:
Servicing costs	4,337	4,737	(400)	(8.4)%
Underwriting fees	1,828	1,876	(48)	(2.6)%
Professional and consulting fees	11,281	5,987	5,294	88.4%
Technology and data analytics	9,389	8,196	1,193	14.6%
Bad debt expense	—	28,299	(28,299)	(100.0)%
Compensation costs	25,090	26,943	(1,853)	(6.9)%
General and administrative	14,167	11,294	2,873	25.4%
Total operating expenses	66,092	87,332	(21,240)	(24.3)%
(Loss) income from operations	(25,106)	1,657	(26,763)	(1,615.1)%
Interest expense and other fees	(19,998)	(16,485)	(3,513)	21.3%
Interest income	744	—	744	—%
Change in fair value of warrant liability	6,439	36,573	(30,134)	(82.4)%
(Loss) income before benefit (provision) for income taxes	(37,921)	21,745	(59,666)	(274.4)%
Benefit (provision) for income taxes	50	(539)	589	(109.3)%
Net (loss) income	$(37,871)	$21,206	$(59,077)	(278.6)%
Total revenue
Total revenue decreased by $91,008, or 30.0%, for the year ended December 31, 2022. If ASC 842 were in effect for the year ended December 31, 2021, total revenue would have decreased by $65,455 or 23.6%. The decrease in total revenue was also attributable to a 20.6% decrease in gross originations when compared to the prior period. The decrease in originations was primarily due to the impact of the challenging macroeconomic environment combined with targeted tightened underwriting. Another significant contributory factor to the decrease was the government stimulus payments and unemployment benefits that occurred during the first half of 2021 which increased spending and gross origination volume.

Cost of revenue
Cost of revenue decreased $43,005, or 20.1%, for the year ended December 31, 2022. This decrease was primarily driven by the decrease in rental revenue and originations, coupled with various merchant promotions over this period.
Gross profit
Gross profit decreased by $48,003, or 53.9%, for the year ended December 31, 2022. The decrease in gross profit was primarily due to the decline in origination volume, lower lease margins and the impact of the adoption of ASC 842. Gross profit as a percentage of total revenue decreased to 19.3% for the year ended December 31, 2022, compared to 29.4% for the same period in 2021. This decrease was driven by the normalization of customer payment performance as compared to the 2021 period. Impairment expense, expressed as a percentage of gross originations was 8.7% for the year ended December 31, 2022, compared to 5.9% for the same period in 2021.
Servicing costs
Servicing costs decreased by $400 or 8.4%, for the year ended December 31, 2022. The decrease in servicing costs was primarily due to a decrease in overall call center headcount attributed to the decrease in the size of our lease portfolio.
Underwriting fees
Underwriting fees remained flat at $1,828 for the year ended December 31, 2022, compared to $1,876 for the same period in 2021.
Professional and consulting fees
Professional and consulting fees increased by $5,294, or 88.4%, for the year ended December 31, 2022. This increase was primarily driven by an increase in consulting and legal fees coupled with accounting fees associated with being a public company and recruiting costs associated with certain key new hires. The increase was partially offset by a decrease in transaction costs related to the Merger which were not incurred in 2022.
Technology and data analytics
Technology and data analytics expense increased by $1,193, or 14.6%, for the year ended December 31, 2022. This increase was primarily due to software development and related activities related to the development of our mobile app and Katapult Pay .
Bad debt expense
As a result of adopting ASC 842, we no longer record bad debt expense and therefore for the year ended December 31, 2022, no bad debt expense was recorded as compared to $28,299 for the same period in 2021.As discussed above in “ASC 842 Adoption and Comparability”, we adopted the transition method for ASC 842 and are not required to restate our 2021 or prior periods to reflect the changes related to ASC 842. Effective January 1, 2022, we recognize revenue from customers when the revenue is earned and cash is collected. In addition, we no longer record accounts receivable arising from lease receivables due from customers and any corresponding allowance for doubtful accounts on our consolidated balance sheet. In the periods prior to 2022, we recognized revenue from customers on an accrual basis of accounting.
Compensation costs
Compensation costs decreased by $1,853 or 6.9% for the year ended December 31, 2022. This decrease is primarily related to a decrease in stock-based compensation of $6,581 related to the prior year vesting of executive restricted stock awards of $9,348 as a result of the Merger combined with payment of transaction related employee bonuses in preparation of the Merger. These decreases were partially offset by an increase in payroll and related benefits in connection with our 2022 investment strategy and accrued severance costs.

General and administrative
General and administrative expense increased by $2,873, or 25.4%, for the year ended December 31, 2022. This increase is related to an increase in insurance related costs as a public company and increased software related expense. These increases were partially offset by a decrease in marketing and advertising related expenses.
Interest expense, other fees and interest income
Interest expense and other fees increased by $3,513, or 21.3%, for the year ended December 31, 2022. This was primarily due to an increase in LIBOR. Interest income was $744 for the year ended December 31, 2022. Interest income represents interest earned from cash deposits which started in the third quarter of 2022.
Change in fair value of warrant liability
The change in fair value of warrant liability was $6,439 for the year ended December 31, 2022, due to the decline in the fair value of our public warrants and private warrants.
Benefit (provision) for income taxes
Benefit (provision) for income taxes was $50 and $(539) for the years ended December 31, 2022 and 2021, respectively. The benefit for income taxes during the year ended December 31, 2022, relates primarily to reductions in certain state income tax obligations. The provision for income taxes during the year ended December 31, 2021 is related to certain states where accelerated federal tax depreciation is disallowed.
Non-GAAP Financial Measures
In addition to gross profit and net (loss) income, which are measures presented in accordance with U.S. GAAP, we believe that adjusted gross profit, adjusted EBITDA, and adjusted net (loss) income provide relevant and useful information which is widely used by analysts, investors, and competitors in our industry in assessing performance. Adjusted gross profit, adjusted EBITDA and adjusted net (loss) income are supplemental measures of our performance that are neither required by nor presented in accordance with U.S. GAAP. Adjusted gross profit, adjusted EBITDA and adjusted net (loss) income should not be considered as substitutes for U.S. GAAP metrics such as gross profit, operating (loss) income, net (loss) income, or any other performance measures derived in accordance with U.S. GAAP and may not be comparable to similar measures used by other companies.
Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, underwriting fees, and bad debt expense. We believe that adjusted gross profit provides a meaningful understanding of one aspect of our performance specifically attributable to total revenue and the variable costs associated with total revenue.
Adjusted EBITDA is a non-GAAP financial measure that is defined as net (loss) income before interest expense and other fees, interest income, change in fair value of warrant liability, (benefit) provision for income taxes, depreciation and amortization on property and equipment and capitalized software, impairment of leased assets, stock-based compensation expense, and transaction costs associated with the Merger.
Adjusted net (loss) income is a non-GAAP financial measure that is defined as net (loss) income before change in fair value of warrant liability, stock-based compensation expense and transaction costs associated with the Merger.
Adjusted gross profit, adjusted EBITDA and adjusted net (loss) income are useful to an investor in evaluating our performance because these measures:
•Are widely used to measure a company’s operating performance;
•Are financial measurements that are used by rating agencies, lenders and other parties to evaluate our credit worthiness; and

•Are used by our management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.
The reconciliation of gross profit to adjusted gross profit for the years ended December 31, 2022 and 2021 are as follows:

(in thousands)	Years Ended December 31,		Change
	2022	2021	$	%
Total revenue	$212,105	$303,113	$(91,008)	(30.0)%
Cost of revenue	171,119	214,124	(43,005)	(20.1)%
Gross profit	40,986	88,989	(48,003)	(53.9)%
Less:
Servicing costs	4,337	4,737	(400)	(8.4)%
Underwriting fees	1,828	1,876	(48)	(2.6)%
Bad debt expense	—	28,299	(28,299)	(100.0)%
Adjusted gross profit	$34,821	$54,077	$(19,256)	(35.6)%
The reconciliations of net (loss) income to adjusted EBITDA for the years ended December 31, 2022 and 2021 are as follows:

(in thousands)	Years Ended December 31,		Change
	2022	2021	$	%
Net (loss) income	$(37,871)	$21,206	$(59,077)	(278.6)%
Add back:
Interest expense and other fees	19,998	16,485	3,513	21.3%
Interest income	(744)	—	(744)	100.0%
Change in fair value of warrant liability	(6,439)	(36,573)	30,134	(82.4)%
(Benefit) provision for income taxes	(50)	539	(589)	(109.3)%
Depreciation and amortization on property and equipment and capitalized software	733	321	412	128.3%
Impairment of leased assets	1,235	(1,490)	2,725	(182.9)%
Stock-based compensation expense (1)	6,439	13,476	(7,037)	(52.2)%
Transaction costs associated with the merger (2)	—	3,350	(3,350)	(100.0)%
Adjusted EBITDA	$(16,699)	$17,314	$(34,013)	(196.4)%
_______________
(1) Includes $0.5 million of employer payroll taxes in 2021.
(2) Consists of non-capitalizable transaction costs associated with the Merger.
The reconciliations of net (loss) income to adjusted net (loss) income for the years ended December 31, 2022 and 2021 are as follows:

(in thousands)	Years Ended December 31,		Change
	2022	2021	$	%
Net (loss) income	$(37,871)	$21,206	$(59,077)	(278.6)%
Add back:
Change in fair value of warrant liability	(6,439)	(36,573)	30,134	(82.4)%
Stock-based compensation expense (1)	6,439	13,476	(7,037)	(52.2)%
Transaction costs associated with merger (2)	—	3,350	(3,350)	(100.0)%
Adjusted net (loss) income	$(37,871)	$1,459	$(39,330)	(2695.7)%

________________
(1) Includes $0.5 million of employer payroll taxes in 2021.
(2) Consists of non-capitalizable transaction cost associated with the Merger.
ASC 842 Adoption
For illustrative purposes only, we are disclosing non-GAAP results for the year ended December 31, 2021 as if the lessor accounting impacts of ASC 842 were in effect for these periods. Total revenue under ASC 842 and bad debt expense (net of recoveries) under ASC 842 are supplemental disclosures that are neither required by nor presented in accordance with U.S. GAAP.
Management believes these non-GAAP measures for 2021 provide relevant and useful information for users of our financial statements, as it provides comparability with the financial results for the year ended December 31, 2022.

(in thousands)	Year Ended December 31,
2021
As Reported:
Total revenue	$303,113
Bad debt expense (net of recoveries)	28,299
Income before provision for income taxes	$21,745

Non-GAAP Results:
Total revenue under ASC 842	$277,560
Bad debt expense (net of recoveries) under ASC 842	—
Income before provision for income taxes under ASC 842	$24,491
Total revenue under ASC 842 also reflects the impact of the change in recognizing revenue when it is earned and cash is collected.
Liquidity and Capital Resources
The following table presents our cash and cash equivalents, restricted cash, and accounts receivable, net, as of December 31, 2022, 2021 and 2020:

(in thousands)	December 31,
	2022	2021	2020
Cash and cash equivalents	$65,430	$92,494	$65,622
Restricted cash	4,411	3,937	3,975
Accounts receivable, net (1)	—	2,007	1,636
_______________
(1) As of January 1, 2022, we adopted ASC 842 pursuant to which we recognize revenue from customers when the revenue is earned and cash is collected. In addition, we no longer records accounts receivable arising from lease receivables due from customers or any corresponding allowance for doubtful accounts. See “ASC 842 Adoption and Comparability” above for more information.

Cash Flows
The following table presents cash (used in) provided by operating, investing, and financing activities for the years ended December 31, 2022 and 2021:

(in thousands)	Years Ended December 31,
	2022	2021
Net cash (used in) provided by operating activities	$(20,848)	$2,166
Net cash used in investing activities	(1,505)	(1,436)
Net cash (used in) provided by financing activities	(4,237)	26,104
Net (decrease) increase in cash, cash equivalents and restricted cash	$(26,590)	$26,834
Operating Activities
Net cash used in operating activities was $20,848 for the year ended December 31, 2022. This reflects our net loss of $37,871, adjusted for non-cash charges of $172,174 and net cash outflows of $155,151 from changes in our operating assets and liabilities. Non-cash charges consisted primarily of decreases in depreciation and amortization of $116,329, net book value of property buyouts of $30,505 and stock-based compensation of $6,439. Partially offsetting these decreases was an increase of $17,216 of impairment expense.
Net cash provided by operating activities was $2,166 for the year ended December 31, 2021. This reflects our net income of $21,206, adjusted for non-cash charges of $213,499 and net cash outflows of $232,540 from changes in our operating assets and liabilities. Non-cash charges consisted primarily of increases in depreciation and amortization of $143,993, net book value of property buyouts of $45,589, bad debt expense of $28,299 and stock compensation of $13,020. Partially offsetting these increases was $14,566 of impairment expense.
Investing Activities
Net cash used in investing activities was $1,505 for the year ended December 31, 2022 and was primarily due to an increase in capitalized software of $1,337 coupled with $168 of purchases of property and equipment.
Net cash used in investing activities was $1,436 for the year ended December 31, 2021 and was primarily due to an increase in capitalized software of $1,052 coupled with $384 of purchases of property and equipment.
Financing Activities
Net cash used in financing activities was $4,237 for the year ended December 31, 2022 and was primarily due to $22,477 of principal repayments on the revolving loan facility. Partially offsetting this was $18,517 of principal advances on the revolving loan facility.
Net cash provided by financing activities was $26,104 for the year ended December 31, 2021 and was due to $38,861 of cash received from the Merger, net of transaction costs and consideration paid to selling stockholders, $7,036 of advances on the revolving loan facility, and $678 of proceeds from exercise of stock options. These increases were offset by $20,471 of principal repayments on the revolving loan facility.
Financing Arrangements
Senior Secured Term Loan and Revolving Loan Facility
On May 14, 2019, Katapult SPV-1 LLC, as borrower (the “Borrower”), and Katapult Group, Inc. (f/k/a Cognical, Inc.) entered into a loan and security agreement (as amended, the “credit agreement”) with Midtown Madison Management, LLC as agent for various funds of Atalaya Capital Management (“Atalaya”), for a senior secured revolving loan facility (as amended, the “revolving loan facility”). The revolving loan facility had a commitment of $125.0 million that the lenders had the right to increase to $250.0 million. Total outstanding principal under the revolving line of credit was $58.0 million at December 31, 2022. The revolving loan facility is subject certain covenants and has a 90% advance rate on eligible accounts receivable. Prior to the most recent amendment in March 2023, the annual interest rate on the principal was LIBOR plus 7.5% per annum with a 2% floor on the LIBOR. and the revolving loan facility was scheduled to mature on December 4, 2023.
In addition, in connection with a prior amendment to the credit agreement entered into on December 4, 2020, Atalaya also provided us with a senior secured term loan (as amended, “term loan facility”) commitment of up to $50.0 million. We drew down the full $50.0 million of the term loan facility on December 4, 2020. The term loan facility beared interest at one-month LIBOR plus 8.0% (with a 1% LIBOR floor) and an additional 3% interest per annum accrued to the principal balance as paid-in-kind (“PIK”) interest. Total outstanding principal and PIK interest is $53.8 million at December 31, 2022. Prior to the most recent amendment, the term loan facility was scheduled to mature on December 4, 2023. The interest rate for PIK Interest on the term loan facility is (A) if Liquidity (as defined in the credit agreement) is greater than $50,000, 4.5% and (B) if Liquidity is less than $50,000, to 6%.
The credit agreement governing the Credit Facility is also subject to certain negative and affirmative covenants. The negative covenants limit our ability to: incur additional indebtedness; pay dividends, redeem stock or make other distributions; amend our material agreements; make investments; create liens; transfer or sell the collateral for the credit facility; make negative pledges; consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and enter into certain transactions with affiliates. Early repayments of certain amounts under the term loan facility are subject to prepayment penalties.
The credit agreement governing the Credit Facility contains certain financial covenants including minimum Adjusted EBITDA levels, minimum tangible net worth, minimum liquidity and compliance with a total advance rate, which were amended in connection with the most recent amendment in March 2023. See "Credit Agreement Amendment" below.
As of December 31, 2022 and 2021 we were in compliance with the covenants in the credit agreement.
Credit Agreement Amendment

On March 6, 2023, we entered into the fifteenth amendment to the credit agreement. As part of the amendment, the maturity date of the revolving loan facility and the term loans was extended to June 4, 2025 and the commitments under the revolving loan facility were reduced to $75,000 from $125,000. Additionally, the benchmark rate underlying the annual interest rate on both the revolving loan facility and the term loans was changed from LIBOR to SOFR, subject in each case to a 3% floor plus applicable credit adjustment spread, which is fixed at 0.10% in each case. The spread above the benchmark rate on the revolving facility was increased to 8.5% from 7.5% while the spread above the benchmark rate on the term loans remained at 8%.

In connection with the amendment to the Credit Facility, we repaid $25,000 of outstanding principal amount of the term loan and issued a warrant to purchase up to 2,000,000 shares of our common stock at an exercise price of $0.01 per share, which vests upon the earliest to occur of September 6, 2023 and a Change of Control. In addition, under the terms of the credit agreement, we may be required to grant an additional 2,000,000 shares of common stock at the same exercise price under the warrant agreement if any amount of the principal balance of the term loan portion of the Credit Facility remains outstanding upon the earlier to occur of (i) December 5, 2023, (ii) an Acquisition of the Company or (iii) an Event of Default occurs under the Credit Facility prior to December 5, 2023. Such shares will become vested upon the first to occur of (i) three months after the grant date or (ii) an Acquisition of the Company.
In addition the fifteenth amendment also updated certain financial covenants, including the Minimum Adjusted EBITDA levels, Minimum Tangible Net Worth, Minimum Liquidity and compliance with the Total Advance Rate.
For additional information on our loan obligations, refer to Note 7 to our audited consolidated financial statements included elsewhere in this prospectus.

Pledge and Guaranty
Pursuant to the Pledge Agreement, dated as of May 14, 2019, between Katapult Group, Inc. (f/k/a Cognical, Inc.) and Midtown Madison Management, LLC, Katapult Group, Inc. pledged and granted a first priority security interest in all equity interests of the Borrower and any investment property and general intangibles evidenced by or related to such membership interests. Pursuant to the Corporate Guaranty and Security Agreement, dated as of December 4, 2020, by and among Katapult Group, Inc., Legacy Katapult and Midtown Madison Management, LLC, Katapult and Katapult Group, Inc. have granted a first priority security interest in all of their respective assets and Katapult and Katapult Group, Inc. guarantee payment of all obligations of the Borrower under the facility.
Sources and Material Cash Requirements
Our principal sources of liquidity are our cash and cash equivalents and availability under our revolving loan facility. Our primary uses of cash include purchases of assets held for lease and funding of ongoing operations.
Our ability to fund future operating needs will be dependent on our ability to generate positive cash flows from operations and obtain financing for growth as needed. We had $65,430 of unrestricted cash at December 31, 2022 which we believe is sufficient to meet our liquidity needs for the next 12 months. We believe we will meet longer-term (beyond 12 months) cash requirements through a combination of available cash on hand, cash flows generated from operations and availability under our Credit Facility.
The table below summarizes debt, lease and other minimum cash obligations outstanding as of December 31, 2022:

(in thousands)	Payments by Year
	Total	2023-2024	2025-2026	Thereafter
Revolving line of credit (1)	$64,936	$64,936	$—	$—
Term loan (2)	62,401	$62,401	—	—
Operating lease commitments	960	$790	170	—
Total	$128,297	$128,127	$170	$—
________________
(1) Future cash obligations include scheduled interest payments due based on the interest rate of 11.7% as of December 31 2022.
(2) Future cash obligations include scheduled interest payments due based on the interest rate of 12.2%, plus 4.5% paid-in-kind interest as of December 31 2022. On March 6, 2023, we repaid $25,000 outstanding under the term loan portion of our Credit Facility.
Critical Accounting Policies and Estimates
The preparation of our consolidated financial statements in conformity with U.S. GAAP requires us to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. We evaluate our significant estimates on an ongoing basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates under different assumptions or conditions, impacting our reported results of operations and financial condition.
We believe that the accounting estimates described below involve a significant degree of judgment and complexity and have the greatest potential effect on our consolidated financial statements. Accordingly, we believe these are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.
For further information, see Note 2 to our audited consolidated financial statements included elsewhere in this prospectus.

Rental Revenue Recognition
Property held for lease is leased to customers pursuant to lease-purchase agreements with an initial term: typically one week, two weeks, or one month, with non-refundable lease payments. Generally, the customer has the right to acquire title either through a 90-day promotional pricing option, an early purchase option (buyout) available prior to completion of the full agreement, or by completing all lease renewal payments, generally 10 to 18 months. On any current lease, customers have the option to terminate the agreement at any time without penalty in accordance with lease term. Accordingly, lease-purchase agreements are accounted for as operating leases with lease revenues recognized in the period they are earned and cash is collected. Amounts received from customers who elect early purchase options (buyouts) are included in rental revenue. Lease payments received prior to their due dates are deferred and recorded as unearned revenue and are recognized as rental revenue in the month in which the revenue is earned. Rental revenue also includes agreed-upon charges assessed to customer lease applications. Payments are received upon submission of the applications and execution of the lease-purchase agreements. Services are considered to be rendered and revenue earned over the initial lease term. Revenues from leases are reported net of sales taxes.
Accounts Receivable and Allowance for Doubtful Accounts
As of January 1, 2022, we adopted ASC 842. Commencing with the three months ended March 31, 2022, we recognize revenue from customers when the revenue is earned and cash is collected. In addition, we no longer record accounts receivable arising from lease receivables due from customers or any corresponding allowance for doubtful accounts. For the periods prior to adoption of ASC 842, including the year ended December 31, 2021, we recognized revenue from customers on an accrual basis of accounting. We did not require any security or collateral to support our receivables.
Stock-Based Compensation
We measure and record compensation expense related to stock-based awards based on the fair value of those awards as determined on the date of the grant. We recognize stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation. We use the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the estimated fair value of stock-based awards. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, such as expected term, common share price, and volatility, which affect the fair value of each stock option. Forfeitures are accounted for as they are incurred.
Income Taxes
We account for income taxes under the asset and liability method pursuant to ASC 740, Income Taxes. Under this method, we recognize deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized based on all available positive and negative evidence. The determination of whether a deferred tax asset will be realizable is a highly subjective decision based upon estimated future taxable income and could vary from actual results. We recognize a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such positions are then measured based on the largest benefit greater than 50% likelihood of being realized upon settlement with the related tax authority. The changes in recognition or measurement are reflected in the period in which the change in judgment occurs. We record interest and penalties related to unrecognized tax benefits in the provision for income taxes.

Property Held for Lease, Net of Accumulated Depreciation and Impairment
Property held for lease consists of furniture, consumer electronics, appliances, and other durable goods offered for lease-purchase in the normal course of business. Such property is provided to consumers pursuant to a lease-purchase agreement with a minimum term; typically one week, two weeks, or one month. The renewal periods of the initial lease term of the agreement are typically 10, 12 or 18 months. Consumers may terminate a lease agreement at any time without penalty. The average consumer continues to lease the property for 7 months because the consumer either exercises the buyout (early purchase) options or terminates the lease-purchase agreement prior to the end of the 10 to 18 month renewal periods. As a result, property held for lease is classified as a current asset on the consolidated balance sheets.
Property held for lease is carried at net book value. Depreciation for property held for lease is generally provided using the income forecasting method and is included within cost of revenue. Under the income forecasting method, property held for lease is depreciated in the proportion of rents received to total expected rents received based on historical data, which is an activity-based method similar to the units of production method. We provide for impairment for the undepreciated balance of the property held for lease assuming no salvage value with a corresponding charge to cost of revenue. Impairment expense includes expense related to property identified as impaired based on historical data, including default trends, such that the recorded amount closely approximates actual impairment expense incurred during the period. We derecognize the undepreciated net book value of property buyouts as buyouts occur with a corresponding charge to cost of revenue. We periodically evaluate fully depreciated property held for lease, net. When it is determined there is no future economic benefit, the related assets and accumulated depreciation are written-off.
There are uncertainties involved when recognizing expenses related to property held for lease due to the subjective nature of the income forecasting method and estimated salvage value, which could vary from actual results.
Recently Issued and Adopted Accounting Pronouncements
See Note 2 to our consolidated financial statements for a discussion of accounting pronouncements recently adopted and recently issued accounting pronouncements not yet adopted and their potential impact to our consolidated financial statements.
Change in Accountants
On March 15, 2023, following a comprehensive review process the Audit Committee of the Company approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, effective immediately.
On March 15, 2023, following a comprehensive review process, the Audit Committee of the Company dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, effective immediately. The reports of Deloitte on the Company’s financial statements for each of the two fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal years ended December 31, 2022 and 2021 and in the subsequent interim period through March 15, 2023, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in its report on the financial statements for such years.
In the fiscal years ended December 31, 2022 and 2021 and in the subsequent interim period through March 15, 2023, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except that in connection with the audits of its consolidated financial statements as of and for December 31, 2022 and 2021, the Company identified material weaknesses in its internal control over financial reporting that are still being remediated. These material weaknesses relate to the Company’s: (1) insufficient number of personnel with an appropriate level of U.S. GAAP knowledge and experience to create the proper control environment for effective internal control over financial reporting and to ensure that oversight processes and procedures in applying nuanced guidance to complex accounting transactions for financial reporting are adequate; and (2) lack of controls in place to review journal entries, reconcile journal entries to underlying support and evaluate if journal entries are in compliance with U.S. GAAP before the entries are manually posted.
Management is undertaking efforts to remediate these material weaknesses. However, these will not be considered remediated until the Company’s remediation plan has been fully implemented, the applicable controls operate for a sufficient period of time, and the Company has concluded, through testing, that the newly implemented and enhanced controls are operating effectively.
The Company provided Deloitte with a copy of the above disclosures and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of the letter from Deloitte is included as Exhibit 16.1 to the registration statement of which this prospectus forms a part.
During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through March 15, 2023, neither the Company nor anyone on its behalf consulted with Grant Thornton with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).
Emerging Growth Company
As of December 31, 2022, we are an emerging growth company, as defined in the JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies, allowing them to delay the adoption of those standards until those standards would otherwise apply to private companies. We have elected to use this extended transition period under the JOBS Act. As a result, our consolidated financial statements may not be comparable to the financial statements of companies that are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies. We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2024, (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.
Quantitative and Qualitative Disclosures About Market Risk
We are exposed to a variety of market and other risks, including the effects of changes in interest rates, and inflation, as well as risks to the availability of funding sources and other risks.
Interest Rate Risk
The market risk inherent in our financial instruments and our financial position represents the potential loss arising from adverse changes in interest rates. We manage our interest rate risk based on an ongoing assessment of trends in interest rates and economic developments, giving consideration to possible effects on both total return and reported earnings. As a result of such assessment, we may enter into swap contracts or other interest rate protection agreements from time to time to mitigate this risk.
As of December 31, 2022 and December 31, 2021, we have interest bearing debt with a principal amount of $111.8 million and $113.6 million, respectively.
Our revolving loan facility is a variable rate loan that during the years ended December 31, 2022 and 2021 accrued interest at a variable rate of interest based on the one month LIBOR rate, subject to a 2% floor, plus 7.5% per annum. In connection with the fifteenth amendment to the credit agreement, the benchmark rate underlying the annual interest rate was changed from LIBOR to SOFR, subject to a 3% floor and the spread was increased from 7.5% to 8.5% per annum.
Our term loan facility is a variable rate loan that during the years ended December 31, 2022 and 2021 accrued interest at a variable rate of interest based on the one month LIBOR rate, subject to a 1% floor, plus 8% per annum. In connection with the fifteenth amendment to the credit agreement, the benchmark rate underlying the annual interest rate was changed from LIBOR to SOFR, subject to a 3% floor. The spread remained at 8%.
Inflation Risk
Although we believe that inflation has indirectly impacted our business by negatively impacting consumer spending and the sales of our key merchants, we do not believe that inflation has directly had, or currently directly has, a material effect on our results of operations or financial condition.
Foreign Currency Risk
There was no material foreign currency risk for year ended December 31, 2022 and 2021. Our activities to date are conducted only in the United States.

BUSINESS
Corporate History and Background
Katapult Holdings, Inc., formerly known as FinServ Acquisition Corp. (“FinServ”), was incorporated in the state of Delaware in August 2019 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On December 18, 2020, FinServ entered into that certain Agreement and Plan of Merger, dated December 18, 2020 (the “Merger Agreement”), by and among FinServ, Keys Merger Sub 1, Inc. (“Merger Sub 1”), a wholly owned subsidiary of FinServ, Katapult Intermediate Holdings LLC (formerly known as Keys Merger Sub 2, LLC) (“Merger Sub 2”), a wholly owned subsidiary of FinServ, the entity formerly known as Katapult Holdings. Inc. (formerly known as Cognical Holdings, Inc.), a Delaware corporation (“Legacy Katapult”), and Orlando Zayas, in his capacity as the representative of all pre-closing stockholders. On June 9, 2021 (the “Closing Date”), the transactions contemplated pursuant to the Merger Agreement were consummated through the merger of Merger Sub 1 with and into Legacy Katapult, with Legacy Katapult surviving the merger as a wholly owned subsidiary of FinServ (the “First Merger”), followed immediately by the merger of the resulting company with and into Merger Sub 2, with Merger Sub 2 surviving the merger as a wholly owned subsidiary of FinServ (the “Second Merger” and collectively with the First Merger, and the other transactions contemplated by the Merger Agreement, the “Merger”). On the Closing Date, and in connection with the closing of the Merger, FinServ changed its name to Katapult Holdings, Inc. and Merger Sub 2 changed its name to Katapult Immediate Holdings LLC.
The Merger and related transactions were accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with generally accepted accounting principles in United States of America (“GAAP”). Under this method of accounting, FinServ was treated as the “acquired” company for financial reporting purposes with Legacy Katapult determined to be the accounting acquirer. This determination was primarily based on Legacy Katapult’s stockholders prior to the Merger having had a majority of the voting rights in the combined company, Legacy Katapult’s operations represented the ongoing operations of the combined company, Legacy Katapult and its former owners had the right to appoint a majority of the directors in the combined company, and Legacy Katapult's senior management represented the senior management of the combined company. Accordingly, for accounting purposes, the Merger was treated as the equivalent of Legacy Katapult issuing stock for the net assets of FinServ, accompanied by a recapitalization. The net assets of FinServ are stated at historical cost, with no goodwill or other intangible assets recorded. See Note 1 of the Notes to the Consolidated Financial Statements included in this prospectus for further information on the Merger and related transactions.
Our wholly owned subsidiaries are Katapult Intermediate Holdings LLC, a Delaware limited liability company formed in December 2020, Katapult Group, Inc. (formerly known as Cognical, Inc.), a Delaware corporation incorporated in March 2012, and Katapult SPV-1 LLC, a Delaware limited liability company formed in March 2019. Legacy Katapult was incorporated in the state of Delaware in 2016. Since April 2019, Katapult SPV-1 LLC has originated all of our lease agreements with customers and owns all of the leased property.
Unless otherwise noted, “we”, “us”, “our”, “Katapult”, and the “Company” and similar terms refer to Legacy Katapult and its subsidiaries prior to the consummation of the Merger, and Katapult Holdings, Inc. and its subsidiaries after the Merger. The Katapult logo, “Katapult,” “Katapult Pay,” and our other registered and common law trade names, trademarks, and service marks are the property of Katapult Holdings, Inc. or our subsidiaries. Other trade names, trademarks, and service marks used in this report are the property of their respective owners.
Company Overview
We are a technology driven lease-to-own platform that integrates with omni-channel retailers and e-commerce platforms to power the purchase of everyday durable goods for underserved U.S. non-prime consumers. Through point-of-sale ("POS") integration and innovative, mobile app featuring our virtual card technology, Katapult Pay, consumers who may be unable to access traditional financing can shop a growing network of merchants with our platform. We believe our merchants benefit from higher retail conversion and greater marketing spend efficiency by reaching this underserved segment.

The platform is designed to provide consumers a frustration-free checkout experience that is simple, easy and transparent. Consumers complete a three-step application and our fully automated approval process generates a decision in approximately five seconds or less on average. We empower customers by providing flexibility in their lease-to-own arrangement. Customers can make payments on a weekly, bi-weekly, semi-monthly or monthly basis, and we offer transparent payment options, including allowing customers to make payments for their full renewal term, exercise an early purchase option (buyout), or return items if they have life cycle events or decide their needs change. In addition, we do not charge late fees.
Our solution is designed to enable merchants to efficiently promote and move inventory by allowing merchants to reach a previously inaccessible customer with the goal of driving incremental sales and lowering customer acquisition cost. Our mobile app featuring Katapult Pay also provides an accelerated option for merchants to add our solution with minimal tech lift and a lower cost.
We have platform integrations with leading e-commerce platforms and prime lenders. Through e-commerce platform integrations with Shopify, BigCommerce, Magento, and WooCommerce, among others, we can complete direct integrations with merchants with ease. Our prime lender integrations lead to higher approval rates for merchants who have included us as a payment option, ensuring that consumers have options at the checkout and merchants make the most of every consumer site visit.
Technology is at the core of everything we do from simplifying the customer experience to driving repeat transactions. Our proprietary risk models have been built on alternative data sets, including data from over 1.2 million lease-to-own transactions and over seven plus years of repayments. Furthermore, the platform’s risk management models are built to utilize artificial intelligence and machine learning ("AI/ML") to incorporate additional data from new lease-purchase transactions.
From inception through December 31, 2022, we have approved approximately 2.3 million customers. We had a net promoter score (NPS) of 56 as of December 31, 2022. NPS is a score that measures the likelihood of users to recommend a company’s products or services to others, and ranges from a low of negative 100 to high of positive 100, and benchmark scores can vary significantly by industry. A score greater than zero represents a company having more promoters than detractors.
Industry Background
Our lease-purchase platform offers consumers an alternative to traditional financing of home furnishings, automotive goods, electronics, computers, and other durable goods. Non-prime consumers typically do not have sufficient cash or credit to obtain these goods.
Lease-to-Own Transaction
A lease-to-own (“LTO”) transaction is a flexible alternative for consumers to obtain and enjoy brand name merchandise with no long-term obligation. Key features of our lease-to-own transactions include:
•Access to e-commerce retailers. We are a transaction option at checkout for well-known e-commerce merchants such as Wayfair, Sears, Lenovo, Nectar, and Purple.
•Convenient payment options. Customers make payments on a weekly, bi-weekly, semi-monthly or monthly basis. Payments can be automatically charged to the customer’s authorized credit card, checking account, debit card or the customer can make payments directly via our mobile app. Additionally, customers may make additional payments and exercise cost-saving early payment options.
•No long-term commitment. Customers have the flexibility of no long-term commitment and may return the item under the terms of the lease agreement if he or she does not exercise a purchase option or renew the lease.

Virtual Lease-to-Own Market
According to management estimates, the total addressable market for the virtual lease-to-own market is estimated to be approximately $40 - $50 billion. Based on our 2022 gross originations, we believe that we currently capture less than 1% market share in this market.
Our Solution
We believe we are transforming the way non-prime consumers can purchase durable goods by providing a seamless, easy, and transparent application and checkout experience.
Consumer Features
•Lease-to-own of durable goods. We empower consumers with access to a path to ownership for new and used durable goods and accessories to support such goods with a leasable amount ranging from $100 to $3,500.
•Simple process and efficient approval. Through an easy 3-step application process requiring basic information inputs and no hard credit check, consumers receive fully-automated approval on average in approximately five seconds.
•Flexible repayment options. Customers can elect to lease an item for the full term, pay off the lease early, or return the item at any time during the term of the lease. To lower the total cost of the lease, during the first 90 days of the lease, customers have an option to purchase the item for a total cost-to-own of the cash price and applicable taxes of the item plus a 5% fee in certain states. A $45 fee is also charged in certain states. After 90 days, an early purchase option is available at any time which permits customers to purchase the item for meaningfully less than the full-term cost-to-own as described below. Our customers have the flexibility of no long-term commitment and may return the item under the terms of the lease agreement if they do not exercise a purchase option or renew the lease. The payment term for the lease ranges from 10, 12 or 18 months. Payment frequency can be weekly, bi-weekly, semi-monthly or monthly based on a customer's pay frequency.
•Mobile App. In 2022, we launched our mobile app which enables our customers to shop, make payments and complete new lease transactions with a variety of merchants via an iOS or Android mobile device.
•Katapult Pay. In connection with our mobile app launch we introduced a new feature, Katapult Pay our one-time use virtual card technology that makes lease purchasing simple and intuitive for our customers. Using the Katapult Pay feature on our mobile app, our customers can complete a lease transaction and check out with a one-time use virtual card to facilitate the payment. Our mobile app featuring Katapult Pay also offers merchants an accelerated option for adding our lease-to-own solution with minimal tech lift and lower cost, while giving us more control to own the end-to-end customer experience and improve conversion rates.
The total cost a customer may pay in connection with our lease-purchase transaction depends on certain factors, including, but not limited to: (1) total cost limitations, which vary across states and generally range between 2.0 and 2.25 times the cash price, referred to as the Lease Multiple, (2) the maximum length of the lease agreement term (typically 10-18 months), (3) whether the early purchase option (buyout) is exercised, and (4) whether the customer exercises their right to terminate the lease, without penalty if current, thereby ending additional renewal payment obligations. In general, during the first ninety (90) days, our customers have the ability to purchase the good for the cash price of the item plus 5% and any applicable fees (including initial fees, where applicable) and taxes. After ninety (90) days, but prior to reaching the maximum renewal term, the customer may exercise the purchase option at a discount on the remaining lease renewal payments (typically 55–65% of the remaining renewal payments).
Customers may renew through the maximum term at which point they will have paid approximately two times the cash price to own the item. Customers have the option to terminate the lease at any time with no penalty or further obligation (other than the lease cost already incurred). Upon termination, the customer must return the durable good that had been leased, which can be returned to us or the merchant if within the merchant's return period. Lease-purchase transactions, unlike credit or a loan, are not subject to variable interest rates and do not include finance charges. Below is an illustrative timeline depicting the total cost a customer would pay at certain points during the life of the transaction:
Merchant Features
•Marketing capabilities. We enable merchants to offer non-prime consumers a lease-purchase option at point of sale, which is coupled with Katapult tools and digital resources to attract, identify and educate consumers on the Katapult option for paying over time.
•Analytics. We provide merchants with insightful analytics that help them understand performance and activity associated with non-prime applications. The platform also offers other key insights into customers’ shopping habits to help merchants optimize customer conversion and customer acquisition costs.
•Client success support. Our client success team partners with merchants to analyze and interpret the insights delivered through the merchant platform. Our team conducts in-depth user experience analyses of merchant online storefronts, providing custom recommendations for the ideal mix and display of our product offerings to present to customers in order to optimize average order values and conversion rates.
•Simple integration and highly customizable solution. Our off-the-shelf, custom integration options are designed to provide seamless flexibility to merchants seeking efficient and effective rollouts of digital POS solutions.
•Developer documentation. Our developer portal contains extensive developer documentation that makes it easy for developers to integrate via turnkey solutions, custom application programming interfaces (“API”), hosted programs, or other integrations.
We believe that merchants realize the following benefits from our platform:
•More customers. Merchants add incremental customers from the non-prime segment who otherwise might not be shopping on their site.

•Better conversion. Merchants have the potential to increase customer conversion when they offer our platform as it provides customers an alternative financing solution.
•High rate of repeat customers. Our easy-to-use platform has generated a loyal following of repeat customers (defined as customers who have originated more than one lease with Katapult over their lifetime). During the fiscal year ended December 31, 2022, 47% of our gross originations were completed with repeat customers.
•Ease of integration. Our direct API allows for fast integration with minimal investment with merchants able to easily connect the platform to their existing online shopping cart. Moreover, we provide a dedicated integration team to ensure efficient rollouts.
Merchants
We are party to an agreement with Wayfair Inc., dated November 24, 2020, whereby we provide Wayfair customers with lease-purchase options for certain Wayfair products directly on Wayfair’s customer website (the “Wayfair Agreement”). We originated approximately 57% and 63% of our gross originations for the years ended December 31, 2022 and 2021, respectively through the Wayfair Agreement. The Wayfair Agreement continues for successive two-year terms and may be terminated by either party at any time and for any reason provided that the terminating party provides written notice sixty days prior to the date of termination. The Wayfair Agreement does not prohibit Wayfair from offering lease-to-own options from our competitors. The Wayfair Agreement allows us to benefit from Wayfair’s broad range of product offerings and market ourselves to a larger audience of consumers who may seek alternative payment options.
As of December 31, 2022, we had over 200 total merchants on the platform. Our top ten merchants in the aggregate represented approximately 83% and 90% of our total gross originations for the fiscal years ended December 31, 2022 and 2021, respectively.
Developer-First Approach to Integration
Our platform is designed to be easy and seamless to integrate regardless of integration method:
•Platform plug-in: Our API is fast and easy to integrate with a number of e-commerce platforms, including Shopify, Magento, WooCommerce and BigCommerce. Integrations with these platforms allow merchants to offer the Katapult lease-purchase as an option at checkout, process our charges in their respective order management systems, and gain access to the Katapult's platform-based analytics software while maintaining control over the customer experience.
•Direct API: Our API enables merchants to fully control the placement and experience of our offering, which we believe aids the seamless integration of our lease-purchase option into the merchant’s existing infrastructure.
•Waterfall partnerships: A waterfall is where the application will flow from the prime lender to other financing and lease-purchase options automatically; this gives the consumer the best option for their situation. Our technology supports sophisticated integration with these partners with the goal of ensuring a smooth and efficient customer transaction experience during application and checkout.
Our Technology and Risk Assessment Model
Native E-Commerce Solution
We were born and bred to be an e-commerce solution for consumers and we believe we are the only non-prime consumer POS lease-purchase platform focused on e-commerce. We offer a fully-digital, seamless and differentiated platform driven by proprietary technology and risk models that have been developed over several years. In 2022, we launched our mobile app featuring Katapult Pay, our one-time use virtual card technology which allows our customers to complete a lease-to-own transaction with the merchants on our Katapult Pay feature of our mobile app.

Our proprietary technology behind Katapult Pay allows us to differentiate between leasable and non-leasable items in a customer's cart without an integration with that merchant.
Technology, Engineering Talent and Product Architecture
Our proprietary technology platform is essential to our core operations. We utilize modern, cutting-edge technology including sophisticated behavioral machine learning models and cloud-based computing designed to offer a seamless digital consumer experience on the front end as well as a constantly evolving real-time decision engine on the back end. In order to build these proprietary, innovative and secure products, we place a significant emphasis on identifying and employing talented and driven technology-focused professionals and engineers.
Data Driven
Our proprietary technology platform combined with data collection, accumulation and analysis provide us with meaningful insights that allow the business to perform better. As additional data from new transactions is continuously incorporated into the risk assessment models, algorithms and business practices, we are able to improve our risk assessment model, algorithms and business practices over time. We believe this allows us to further mitigate repayment and fraud risk. Additionally, we leverage customer preference and activity data to identify opportunities for repeat business, new customer offerings and general performance enhancements.
We use a complex set of proprietary approval and existing customer modeling to achieve low levels of fraud and high payment performance, with the goal of protecting consumers, merchants, and us. The platform checks approximately 100 transaction attributes and up to 2,000 data points in aggregate across the fraud detection and risk models, from a minimum of seven user inputs consumers provide and data acquired from other sources.
Proprietary Risk Assessment Models
Our proprietary, end-to-end technology platform has been designed and built to handle the volume and data from e-commerce transactions. The system is non-FICO based, relying on internally developed scoring and analytics to identify appropriate customers for our lease-purchase offering. Our behavioral learning-based risk models are designed to effectively price risk and provide customized recommendations. The platform considers data beyond traditional credit scores, such as lease history, behavioral biometrics and mobile device information to predict repayment ability, and leverages this with real-time response data.
Lean and Scalable Model
Compared to brick-and-mortar non-prime options, we have been successful in addressing the non-prime consumer through POS solutions on e-commerce merchant websites.
As compared to brick-and-mortar non-prime options, we believe our model focused on the e-commerce POS lease-purchase option is efficient and scalable for the following reasons:
•Over time as transaction volume grows, we are positioned to achieve more operating leverage. Our model is primarily driven by a technology platform that does not require significant increases in operating overhead to support sales growth.
•We have no inventory risk and offer a drop-ship option. We do not have the costs associated with buying, storing and shipping inventory. Instead, goods are shipped directly to consumers.
Our Growth Strategies
We believe we have several strong levers for growth including the opportunity to increase market share of the e-commerce durable goods market. We estimate that we capture less than 1% of the virtual lease-to-own market, based on our 2022 gross originations.
We believe we will significantly benefit from deepening relationships with existing merchants and further partner expansion. New direct merchant POS integrations, as well as product enhancements and new product diversification including the launch of our mobile app featuring Katapult Pay, also present additional areas of potential growth. In addition, data analytics services and direct merchant co-marketing initiatives and dynamic consumer scoring models are other potential avenues to drive growth.
Our multi-pronged growth strategy is designed to create opportunities that drive value for consumers and merchants. Near-term areas of focus include expanding to higher-frequency transactions, expanding customer reach, and expanding merchant reach.
Significant levers for continued organic growth
•Deepen relationships with existing merchants. Currently, our transactions represent a modest percentage of the average transaction volume for merchants on the platform. We believe we can increase our share of existing merchants’ overall transaction volumes with our technology, by proactively building relationships with merchants and our customer base through dedicated sales and customer success teams.
•Partner expansion. We have identified thousands of eligible merchants offering durable goods that could benefit from access to our platform. We plan to pursue business relationships with eligible merchants on these platforms, as well as identify and integrate our platform into new or emerging systems and networks to attract additional merchant communities. Additionally, we launched our mobile app featuring Katapult Pay which allows our customers to complete a lease-to-own transaction with merchants.
•New merchant and partner POS integrations. We have the opportunity to increase the number of direct merchants integrated on the network through our dedicated sales team and referral relationships.
Expand Consumer Reach
•Add more consumers to the network. As more consumers join the network, our risk models become more efficient and robust, thereby positioning us to reach more non-prime consumers reliably. Direct merchant co-marketing initiatives intend to attract new consumers to try lease-to-own as a payment preference.
•Drive repeat use. We aim to continue driving repeat use of our platform by treating customers with respect, identifying consumer needs and focusing on customer satisfaction, paired with delivering data analytics to merchants to support shopping behaviors.
•Innovate on new product solutions. We are focused on innovating and bringing new financial partnerships and products to market for non-prime consumers. In addition to our mobile app featuring Katapult Pay we plan to continue product development with the goal of helping merchants increase conversion rates, repeat transaction rates and customer satisfaction.
Competition
We compete with national, regional and local operators of lease-to-own stores, virtual lease-to-own companies, traditional and e-commerce retailers (including many that offer layaway programs and/or installment payment options), traditional and online sellers of new and used merchandise, and various types of consumer finance companies that may enable customers to shop at traditional or online retailers, as well as with rental stores that do not offer their customers a purchase option.
Sales and Marketing
Our marketing strategy includes brand marketing, communications, and co-marketing campaigns that we collaborate on with our direct merchants. Brand marketing increases awareness among consumers and merchants, helping them understand the benefits of our platform. We utilize dedicated sales teams and leverage strategic partnerships with other platforms to expand our merchant and consumer base.

Seasonality
We experience seasonal fluctuations in our revenue as a result of consumer spending patterns. Historically, our revenue is moderately seasonal and strongest during the first quarter primarily due to historically gradual increases in the fourth quarter as a result of the holiday season, as well as the receipt by our customers in the first quarter of federal and state income tax refunds. Our customers will more frequently exercise the early purchase option on their existing lease agreements or purchase merchandise during the first quarter of the year. Adverse events that occur during these months could have a disproportionate effect on our financial results for the fiscal year.
Employees and Human Capital Resources
Human Capital Oversight
Our employees are critical to our success. As of December 31, 2022, we had 120 employees primarily located in the United States. We reduced our number of employees to 99 as of February 28, 2023 in connection with certain cost-savings initiatives that we began in the fourth quarter of 2022 to further reduce expenses. We also engage a small number of consultants and contractors to supplement our permanent workforce. To date, we have not experienced any work stoppages and maintain good working relationships with our employees. None of our employees are subject to a collective bargaining agreement or are represented by a labor union at this time.
At Katapult, our people are our most valuable resource and critical to our success. We believe in an open and collaborative work environment which encourages employees to be accountable and take ownership in their performance and development. Our executive management team creates a culture and environment where every team member can achieve success. The Compensation Committee of our board of directors is engaged in the oversight of our employees, work environment, and compensation practices, and receives regular updates from management on progress and developments, and our executive management team and Compensation Committee receive regular reports on progress against our annual human resources goals.
We offer competitive compensation to attract and retain top talent. Our total compensation packages generally include market-competitive salary, bonus, sales commissions and equity awards. We strive to provide competitive compensation packages to all employee positions consistent with skill level, geographic location and experience. At least annually, we review our compensation practices internally and with the assistance of a third-party compensation consultant.
Regulatory
Government Regulation
Our operations are governed by the requirements of numerous federal and state laws, and by the agencies that interpret and enforce those laws. This summary is not intended to be a complete summary of the laws referred to below or of all the laws regulating our operations.
There are currently 46 states, plus the District of Columbia, that have enacted lease-purchase statutes which set forth core requirements for our personal property lease-purchase transactions. These laws dictate our obligations with regard to consumer disclosures, pricing maximums, fees, and marketing, among other requirements. These laws may change, or the agencies charged with overseeing these laws may issue future guidance on the interpretation of these laws that is new, unforeseen, or otherwise conflicts with our current practices. Violations of these state lease-purchase laws can result in material penalties. We are unable to predict the nature or effect on our operations or earnings of unknown future legislation, regulations, agency interpretations and guidance, or judicial or administrative decisions concerning the laws governing our operations, and there can be no assurance that future laws, regulations, interpretations or decisions will not have a material adverse effect on our operations, earnings or financial condition.
We are also required to be licensed in certain states in order to engage in lease-purchase transactions. While we hold required licenses, such licensing requirements could unexpectedly change which in turn could impact our operations.

Regarding federal law, at the present time, no federal law specifically regulates the core lease-purchase transaction offered by us. The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) does not regulate leases with terms of less than 90 days. Katapult’s lease-purchase transactions carry terms of, at most, month-to-month, and therefore are less than 90 days, such that the transactions do not fall within the transactions specifically covered by Dodd-Frank. These issues notwithstanding, various aspects of our business are governed by federal laws and regulations. For example, the Federal Trade Commission (“FTC”) oversees business practices that are unfair, deceptive or fraudulent to consumers, including within the lease-purchase industry. As such, we seek to ensure that we comply with FTC rules and regulations relating to our operations and we pursue compliance management practices to do so; however, any violation of such rules or regulations could have a material adverse impact on our operations.
Also, state and federal regulatory authorities, including state attorneys general offices, state agencies such as the California Department of Financial Protection and Innovation, and the FTC, are increasingly focused on the consumer financial marketplace and personal property leasing generally. At any time, these agencies could initiate new investigations or otherwise take action that could result in significant adverse changes in the regulatory landscape for the lease-purchase industry in which we operate. We cannot predict whether any state attorneys general, state consumer protection agency, or federal regulatory agency will direct investigations or regulatory initiatives towards us or our industry in the future, or what the impact of any such future action(s) might be.
In the ordinary course of our business, we collect, store, transfer and otherwise process personal data, including sensitive personal data. Accordingly, we are, or may become, subject to numerous data privacy and security obligations, including federal, state, local, and foreign laws, regulations, rules, guidance and standards related to data privacy and security. Such obligations may include, without limitation, the Federal Trade Commission Act, the Telephone Consumer Protection Act of 1991 and the California Consumer Privacy Act of 2018 as amended by the California Privacy Rights Act of 2020 (collectively “CCPA”).
The CCPA is an example of the increasingly stringent and evolving regulatory frameworks related to personal data processing that may increase our compliance obligations and exposure for any noncompliance. The CCPA imposes obligations on covered businesses to provide certain disclosures related to a business’s collection, use and disclosure of personal data and gives California residents the right to, among other things, request disclosure of personal data collected about them and whether that data has been sold to others, request deletion of personal data (subject to certain exceptions), opt out of the sale of their personal data and not be discriminated against for exercising these rights. The CCPA provides for civil penalties and a private right of action for data breaches which may include an award of statutory damages. A number of other U.S. states have also enacted, or are considering enacting, comprehensive data privacy laws that share similarities with the CCPA, with at least four such laws (in Virginia, Colorado, Connecticut and Utah) having taken effect, or scheduled to take effect, in 2023. Certain state laws and regulations may be more stringent, broader in scope, or offer greater individual rights, with respect to personal information than federal or other state laws and regulations, and such laws and regulations may differ from each other, which may complicate compliance efforts and increase compliance costs. There is also discussion in Congress of a new federal data privacy and security law to which we may become subject if it is enacted. In addition, laws in all 50 U.S. states generally require businesses to provide notice under certain circumstances to consumers whose personal data has been disclosed as a result of a data breach. These laws are not consistent, and compliance in the event of a widespread data breach is difficult and may be costly. Furthermore, U.S. federal and state consumer protection laws require us to publish statements that accurately and fairly describe how we handle personal data and choices individuals may have about the way we handle their personal data.
As a Company, we seek to ensure that all employees act in a legal, ethical and dignified manner and carry out the Company’s business consistent with such standards and consistent with the laws discussed above. See the section titled “Risk Factors” for additional information about the laws and regulations to which we are, or may become subject and about the risks to our business associated with such laws and regulations.
Intellectual Property
Intellectual property and proprietary rights are important to the success of our business. We rely on a combination of patent, copyright, trademark, and trade secret laws in the United States, as well as license agreements, confidentiality procedures, non-disclosure agreements, and other contractual protections, to establish and protect our intellectual property and proprietary rights, including our proprietary technology, software, know-how, and brand. However, these laws, agreements, and procedures provide only limited protection. As of December 31, 2022, we owned three registered trademarks and one trademark application in the United States.
Although we take steps to protect our intellectual property and proprietary rights, we cannot be certain that the steps we have taken will be sufficient or effective to prevent the unauthorized access, use, copying, reverse engineering, infringement, misappropriation or other violation of our intellectual property and proprietary technology and information, including by third parties who may use our intellectual property or proprietary technology or information to develop services that compete with ours.
See the section titled “Risk Factors” for a more comprehensive description of risks related to our intellectual property and proprietary rights.
Properties
Our principal executive office is located in Plano, Texas, which consists of approximately 12,000 square feet under a lease that expires in August 2023, subject to our option to extend the term for two terms of five years each. Our New York, New York office consists of approximately 4,000 square feet of leased office space under a lease that expires in June 2025. We believe that our existing facilities are adequate to meet our needs and future growth can be accommodated by leasing alternative or additional space.
Legal Proceedings
From time to time we may become involved in various legal proceedings. Refer to Note 12, Commitments and Contingencies, to our audited consolidated financial statements included elsewhere in this prospectus for a description of current legal proceedings.
Corporate Information
Our principal executive offices are located at Katapult Holdings, Inc., 5204 Tennyson Parkway, Suite 500, Plano, TX 75024, and Katapult’s telephone number is (833) 528-2785. Our website address is www.katapult.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

MANAGEMENT
Our board of directors currently has eight members divided into three classes: Class I, Class II, and Class III. Once elected, directors will serve for a three-year term. The current terms expire at the annual meeting of stockholders in the following years: Class I - 2025, Class II – 2023 and Class III – 2024.
The following table sets forth information concerning our current directors and executive officers, including their ages as of April 3, 2023.

Name	Age	Position
Executive Officers
Orlando Zayas	60	Chief Executive Officer and Class III Director
Nancy Walsh	62	Chief Financial Officer
Derek Medlin	40	Chief Operating Officer
Chandan Chopra	47	Chief Technology Officer
Directors
Chris Masto	55	Class I Director
Joyce Phillips	60	Class I Director
Jane J. Thompson	71	Class I Director
Bruce Taragin	54	Class II Director
Lee Einbinder	62	Class II Director
Brian Hirsch	49	Class III Director
Don Gayhardt	58	Class III Director
Executive Officers
Orlando Zayas has been the Chief Executive Officer of Katapult since June 2021 and previously was Chief Executive Officer of Legacy Katapult since September 2017. Prior to that, Mr. Zayas was the Chief Executive Officer of DRB Capital from January 2017 to September 2017. Prior to DRB Capital, Mr. Zayas was the President of TEMPOE, LLC. Mr. Zayas has a B.B.A. from the University of Houston and a M.B.A. from the University of Texas. We believe Mr. Zayas is qualified to serve on our board of directors due to his deep knowledge of the Company and executive leadership experience.
Nancy Walsh has been the Chief Financial Officer for Katapult since December 2022. Prior to joining Katapult, Ms. Walsh was Executive Vice President and Chief Financial Officer of LL Flooring Holdings, Inc. from September 2019 until December 2022. Prior to that, from January 2018 until April 2019 she served as Executive Vice President and Chief Financial Officer of Pier 1 Imports, Inc., a home-furnishing company that filed for Chapter 11 protection in February 2020, and from November 2015 until January 2018 as Executive Vice President and Chief Financial Officer of The Bon-Ton Stores, Inc., an online retailer and department store that filed for Chapter 11 protection in February 2018. Before that, Ms. Walsh served in various positions with Tapestry, Inc., formerly known as Coach, Inc., a fashion holding company, from 1999 to December 2013, including as Senior Vice President of Finance. Ms. Walsh is also a member of the board of directors of Sportsman's Warehouse Holdings Inc. Ms. Walsh has a B.A. from the University of New Hampshire and MBA from Northeastern University.
Derek Medlin has been the Chief Operating Officer of Katapult since June 2021 and previously was Chief Operating Officer of Legacy Katapult since July 2018. Prior to that, Mr. Medlin was the Executive Vice President of Operations for Katapult from July 2017 to July 2018. Before joining Katapult, Mr. Medlin was an Executive Director at JPMorgan Chase from 2014 to 2017, Vice President at Elavon (U.S. Bank) from 2009 to 2014, and a Senior Analyst at Pyramid Research from 2006 to 2009. Mr. Medlin has a B.A. and M.I.B. from Georgia State University.
Chandan Chopra has been the Chief Technology Officer of Katapult since June 2021 and previously was Chief Technology Officer of Legacy Katapult since April 2018. Prior to that, Mr. Chopra was the founder of KleverLand since 2016. Prior to founding KleverLand, Mr. Chopra was Chief Technology Officer at SunUp Financial from 2014 to 2016, and at DeFi Solutions from 2012 to 2013. Prior to that, Mr. Chopra served as Enterprise Services Lead at Think Finance from 2008 to 2012.Mr. Chopra has a B.S. from Mahatma Jyotiba Phule (MJP) Rohilkhand University.
Non-Employee Directors
Chris Masto has been a director of Katapult since June 2021. Mr. Masto is Co-Founder and Senior Advisor at FFL Partners, a private equity firm, which he co-founded in 1997 and where he served as a Partner, member of the Investment Committee and member of firm leadership until transitioning to a Senior Advisor role in 2017. Prior to co-founding FFL Partners, Mr. Masto worked as a management consultant with Bain & Company and an investment banker at Morgan Stanley & Co. Mr. Masto also currently serves on the board of directors of CURO Group Holdings Corp. (NYSE: CURO), Resident Home (Co-Chair) and VolunteerMatch.org, and is an Advisory Board Member of Valo Ventures. He was previously a Director of Tempur Sealy International (NYSE: TPX) and Chairman of TriTech Software Systems. Mr. Masto graduated magna cum laude from Brown University with an Sc.B. in Electrical Engineering, and received an MBA from Harvard Business School. We believe Mr. Masto is qualified to serve on our board of directors due to his extensive background in private equity, strategic planning and finance and his considerable experience serving on public and private boards.
Joyce Phillips has been a director of Katapult since February 2022. Ms. Phillips is Founder and Chief Executive Officer of EqualFuture Corp., a fintech startup based in San Francisco that delivers affordable personal financial wellness platforms via a SaaS model to individuals and businesses, since 2017. Previously, Ms. Phillips was CEO of Australia and New Zealand Banking Group Limited’s Global Wealth Division from 2012 to 2016 and Group Managing Director of Innovation, Strategy and Marketing from 2009 to 2016. Ms. Phillips also served as President and Chief Operating Officer of American Life Insurance Co., a subsidiary of American International Group, and Global Head of International Retail Banking at Citigroup. Earlier in her career she also held management roles at GE Capital . Ms. Phillips currently serves on the Board of Directors of The Western Union Company and First Interstate BancSystem, Inc. Ms. Phillips served on the Board of Directors of Reinsurance Group of America from 2014 to 2017. Ms. Phillips holds an M.B.A from the Stern School of Business at New York University. We believe Ms. Phillips is qualified to serve on our board of directors due to her extensive background leading financial companies and her substantial experience serving on the board of directors of public companies.
Jane J. Thompson has been a Director of Katapult since February 2022. Ms. Thompson is the Chief Executive Officer of Jane J. Thompson Financial Services LLC, a management consulting firm, since 2011. Ms. Thompson has led multi-billion dollar organizations in financial services, most recently as president of Walmart Financial Services, a division of Walmart Stores, Inc. Previously, she led the Sears Credit, Sears Home Services, and Sears Online groups at Sears, Roebuck & Co., she served as a partner at McKinsey & Co. Inc., and in brand management and marketing at Procter & Gamble. Ms. Thompson has been a member of the board of directors of Navient Corporation since 2014 and a member of the board of directors of CompoSecure since 2021. She previously was a director of OnDeck Capital, Inc., Mitek Systems, Inc., Blackhawk Network Holdings, Inc., VeriFone Systems, Inc. and The Fresh Market. We believe Ms. Thompson is qualified to serve on our board of directors due to extensive experience in consumer lending, as well as management experience with large, publicly traded businesses and service as a director of several public companies and as a member of various audit, compensation, risk management and governance committees.
Lee Einbinder has been a director of Katapult since June 2021 and was the Chief Executive Officer and director of its predecessor, FinServ, since inception. Mr. Einbinder is currently Chief Executive Officer and a Director of FinServ Acquisition Corp II. Mr. Einbinder has over 30 years’ experience as an M&A and capital markets advisor to financial services and FinTech companies. Previously, until August 2019, Mr. Einbinder was a Vice Chairman at Barclays and was responsible for senior client relationships across the financial services industry, including Banks, Specialty Finance, Financial Technology, Asset Management and Financial Sponsors. Mr. Einbinder was at Barclays since the acquisition of Lehman Brothers in 2008, and during that time was also co-Head of the Financial Institutions Group and a member of the Investment Banking Operating Committee. Prior to joining Barclays, Mr. Einbinder worked at Lehman Brothers from 1996 to 2008, where he was Head of the Specialty Finance group and founded the Financial Technology group. He previously worked in similar capacities at CS First Boston and

Salomon Brothers. He received his M.B.A. with Distinction from the Wharton School and his B.S.E. cum laude from Princeton University. We believe Mr. Einbinder is qualified to serve on our board of directors due to his extensive finance and investment experience.
Bruce Taragin has been a director of Katapult since June 2021. Mr. Taragin had been a director of Legacy Katapult from March 2019 until the consummation of the Business Combination. Since 1998, Mr. Taragin has been a Managing Director of Blumberg Capital, an early stage venture capital firm that focuses primarily on emerging technology companies. Prior to joining Blumberg Capital, Mr. Taragin co-founded and held several senior management positions within technology companies including Charles River Computers. Mr. Taragin also structured and managed early-stage technology transactions at Hambrecht & Quist, Mayer Brown & Platt and Bankers Trust Company. Mr. Taragin has a B.A. from Yeshiva University, and a M.B.A. and J.D. from Fordham University. We believe that Mr. Taragin is qualified to serve on our board of directors due to his more than 25 years of experience as a venture capital investor, entrepreneur, technology investment banker and corporate attorney.
Brian Hirsch has been a director of Katapult since June 2021. Mr. Hirsch had been a director of Legacy Katapult from November 2016 until the consummation of the Business Combination. He is a Co-Founder and Managing Partner of Tribeca Venture Partners, or TVP, which he formed in 2011, where his investment interests include entrepreneurial startups and high growth companies in numerous technology sectors, including marketplaces, fintech, SaaS, edtech and consumer related businesses. Prior to founding TVP, Mr. Hirsch was a founder and Managing Director of Greenhill SAVP, the venture capital arm of Greenhill & Co., Inc., from 2006 to 2011. In total, Mr. Hirsch has been a venture capitalist and early-stage tech investor for over twenty-four years. He currently serves on the board of directors of ACV Auctions (ACVA) as well as numerous private technology companies. Mr. Hirsch holds a B.A. in economics and American studies from Brandeis University. We believe that Mr. Hirsch is qualified to serve on our board of directors due to his experience providing guidance and counsel to, including serving on the boards of directors of, a wide variety of companies across different sectors, as well as his experience as a venture capitalist.
Don Gayhardt has been a director of Katapult since June 2021. Mr. Gayhardt had been a director of Legacy Katapult from April 2017 until the consummation of the Business Combination. Mr. Gayhardt was Chief Executive Officer of CURO Group Holdings Corp., or CURO, from 2012 to 2022, President from 2013 to 2021 and on the CURO board of directors from 2012 to 2022. Prior to joining CURO, Mr. Gayhardt served in various capacities at Dollar Financial Corp. (now known as DFC Global Corp.) from 1990 to 2008, including President and a member of the board of directors from 1998 to 2008. Mr. Gayhardt served on the board of directors of Beneficial Bancorp Inc. until March 2019 when it merged into WSFS Financial Corporation. Mr. Gayhardt holds a B.B.A in accounting from the University of Notre Dame. We believe Mr. Gayhardt is qualified to serve on our board of directors due to his extensive executive leadership background in the financial services industry and financial experience with publicly-traded companies.
Family Relationships
As of the date of this prospectus, there are no family relationships among any of the executive officers or directors of the Company.
Board Composition
Our business and affairs are organized under the direction of our board of directors. Our board of directors consists of eight members. Mr. Hirsch currently serves as the Chairperson of our board of directors. The primary responsibilities of our board of directors is to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis and additionally as required.
The board of directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to the board of directors by the standing committees. Committees take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements, the Compensation Committee is primarily responsible for risk oversight relating to executive compensation, and the Nominating and Corporate Governance Committee is primarily responsible for risk oversight relating to corporate governance. In addition, our board of directors and its committees exercise their risk oversight function by regularly receiving and evaluating reports from management and by making inquiries of management concerning these reports, as appropriate. Furthermore, our board of directors and its committees receive reports from our auditors and other consultants, such as our compensation consultant, and may meet in executive sessions with these outside consultants.
In accordance with our certificate of incorporation, our board of directors are divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except with respect to the election of directors at the special meeting related to the Business Combination. At the special meeting related to the Business Combination, the Class I directors were elected to an initial term that expired at the 2022 annual meeting of stockholders (and three-year terms subsequently), the Class II directors were elected to an initial term that expires at our 2023 annual meeting of stockholders (and three-year terms subsequently) and the Class III directors were elected to an initial term that expires at our 2024 annual meeting of stockholders (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Our board of directors is divided into the following classes:
•Class I, which consists of Chris Masto, Joyce Phillips and Jane J. Thompson, whose terms will expire at our 2025 annual meeting of stockholders;
•Class II, which consists of Bruce Taragin and Lee Einbinder, whose terms will expire at our 2023 annual meeting of stockholders; and
•Class III, which consists of Orlando Zayas, Brian Hirsch and Don Gayhardt, whose terms will expire at our 2024 annual meeting of stockholders.
Independence of the Board of Directors
Our board of directors has undertaken a review of the independence of each of our directors. As required under The Nasdaq Stock Market listing standards (“Nasdaq listing standards”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with the Company’s counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Based on information provided by each director concerning his background, employment and affiliations, our board of directors has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with Katapult and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described under “Certain Relationships and Related Transactions.” Further, the board of directors has determined that Mr. Zayas, as CEO of Katapult, is not independent.
Board Committees
The standing committees of our board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may from time to time establish other committees.
Our Chief Executive Officer, Chief Financial Officer and other executive officers will regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.

Audit Committee
Our audit committee consists of Mr. Einbinder, Mmes. Thompson and Phillips, each of whom the board of directors has determined satisfies the independence requirements of Rule 10A-3 of the Exchange Act. Mr. Einbinder is the chair of our Audit Committee, and the board of directors has also determined that Mr. Einbinder is an "audit committee financial expert," as such term is defined in Item 407(d)(5) of Regulation S-K, and possesses financial sophistication as required by the applicable listing standards of the Nasdaq. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment.
The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and is responsible for, among other things: appointment, termination, compensation, independence, performance and oversight of the work of any independent accounting firm engaged to prepare or issue an audit report or related work; considering and approving, in advance, all audit and non-audit services to be performed by independent accountants; reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements; appointment and replacement of the head of any internal audit function at the Company, including reviewing and discussing with any internal auditors the charter, purpose, authority and organizational lines of the internal audit function, the annual audit plan and budget; establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; reviewing and discussing with management and independent auditor the annual and quarterly financial statements and related press releases prior to their release; including recommending to the Board for its approval the inclusion of the audited financial statements in the Company's annual report on Form 10-K; reviewing and approving related-person transactions; in consultation with the Nominating and Corporate Governance Committee, reviewing and recommending to the board of directors for adoption any revisions to the Company’s Code of Business Conduct and Ethics (the “Code”); reviewing and reassessing the adequacy of the Audit Committee's charter at least annually and recommending any proposed changes to the board of directors for approval; and handling such other matters that are specifically delegated to the Audit Committee by our board of directors from time to time.
Our board of directors has adopted a written charter for the audit committee which is available on our website.
Compensation Committee
Our compensation committee consists of Ms. Thompson and Messrs. Hirsch and Gayhardt, with Ms. Thompson serving as Chairperson. Our board of directors has determined that each member of the compensation committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The purpose of the compensation committee is to assist our board of directors in discharging its responsibilities relating to, among other things: reviewing and making recommendations to the board of directors concerning the compensation of all of our executive officers; periodically reviewing and advising the board of directors concerning the Company’s overall compensation philosophy, policies and plans, and monitoring and assessing risks associated therewith; making recommendations to the board of directors regarding all employee benefit plans for the Company; reviewing and making recommendations to the board of directors regarding director compensation and benefits for service on the board of directors and board committees; recommending to the board stock ownership guidelines for the Company’s executive officers and non-employee directors, and periodically assessing such guidelines and recommend revisions, as appropriate; making recommendations to the board of directors regarding the establishment and terms of the Company’s incentive compensation plans and equity-based plans and administering such plans; and performing such other functions and activities consistent with the Compensation Committee's Charter, the Company’s amended and restated bylaws and governing law as the Committee deems necessary or as the board of directors may direct..

Our board of directors has adopted a written charter for the compensation committee which is available on our website.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee, consisting of Ms. Phillips and Messrs. Taragin, Einbinder and Masto, with Mr. Taragin serving as Chairperson. Our board of directors has determined that each member of the nominating and corporate governance committee is independent under the Nasdaq listing standards.
The purpose of our nominating and corporate governance committee is to assist our board of directors in discharging its responsibilities relating to, among other things: determining criteria for selecting new directors, and considering and recommending director candidate and nominees to the Board; developing criteria for evaluation of the performance of the board of directors and each of its committees, and if requested, assisting the board of directors in carrying out the performance evaluation; consider committee member qualifications, appointment and removal; reviewing succession planning for our executive officers; proposing changes to the Nominating and Corporate Governance Committee Charter or the scope of responsibilities of the Nominating and Corporate Governance Committee to the board of directors for appropriate action; in consultation with the Audit Committee, reviewing and recommending to the board of directors for adoption any revisions to the Company’s Code; reviewing proposed waivers of the Code for directors and executive officers; and performing any other functions and activities consistent with the Committee's Charter, the Company’s amended and restated bylaws and governing law, as the Committee or the Board deems necessary or appropriate.
Our board of directors has adopted a written charter for the nominating and corporate governance committee which is available on our website.
Code of Business Conduct
We have adopted the Code that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Please note that our Internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code on our Internet website.
Compensation Committee Interlocks and Insider Participation
During 2022, Jane Thompson, Don Gayhardt and Brian Hirsch served on our compensation committee. None of the members of the Compensation Committee were at any time during 2022, or any other time, an officer or employee of the Company. During 2022, none of our executive officers served as a member of the board of directors or as a member of a or compensation committee of any other entity that has an executive officer serving as a member of our board of directors or compensation committee.
Limitation on Liability and Indemnification of Directors and Officers
Our Amended and Restated Charter eliminates our directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•for any transaction from which the director derives an improper personal benefit;
•for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•for any unlawful payment of dividends or redemption of shares; or
•for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Our Amended and Restated Bylaws requires us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, our directors, officers and agents. We maintain a directors’ and officers’ insurance policy, pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, our Amended and Restated Certificate of Incorporation prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
In addition, we have entered into separate indemnification agreements with each of our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
We believe these provisions in our Amended and Restated Charter are necessary to attract and retain qualified persons as directors and officers.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for Katapult’s named executive officers who are identified in the 2022 Summary Compensation Table below. This discussion may contain forward-looking statements that are based on Katapult’s current plans, considerations, expectations and determinations regarding future compensation programs.
Overview
We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as we are an emerging growth company. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and its two most highly compensated executive officers other than the principal executive officer whose total compensation for 2022 exceeded $100,000 and who were serving as executive officers as of December 31, 2022. On November 16, 2022, our Board of Directors appointed Nancy Walsh as our Chief Financial Officer, effective as of December 12, 2022. On November 17, 2022, in connection with Ms. Walsh’s appointment, we announced that Karissa Cupito would step down from her position as our Chief Financial Officer and transition into her role as Senior Advisor, effective as of December 12, 2022. We refer to these individuals as “named executive officers” or “NEOs”. For 2022, our named executive officers were:
•Orlando Zayas, Chief Executive Officer
•Karissa Cupito, Former Chief Financial Officer until December 11, 2022, and following such date, Senior Advisor
•Derek Medlin, Chief Operating Officer
•Chandan Chopra, Chief Technology Officer
The Compensation Committee of the board of directors is responsible for administering our executive compensation program and has retained Compensia, an independent executive compensation consultant, to help advise on our executive compensation program.
2022 Summary Compensation Table

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All other compensation ($)(5)	Total ($)(6)
Orlando Zayas Chief Executive Officer	2022	$675,000	$—	$2,212,629	$337,500	$15,250	$3,240,379
	2021	$554,167	$400,000	$2,314,469	$—	$45,185	$3,313,821
Karissa Cupito Former Chief Financial Officer	2022	$450,000	$—	$1,108,809	$168,750	$3,750	$1,731,309
Derek Medlin Chief Operating Officer	2022	$450,000	$—	$1,108,809	$168,750	$15,250	$1,742,809
Chandan Chopra Chief Technology Officer	2022	$311,875	$—	$498,965	$94,500	$15,250	$920,590
	2021	$274,076	$244,393	$1,981,130	$—	$14,500	$2,514,099
____________
(1)Amounts reported in this column reflect the actual base salaries earned by each named executive officer in 2022 and 2021, as applicable. For Ms. Cupito, beginning on December 12, 2022, her base salary amount reflects the amount she has received in connection with her role as a Senior Advisor. For additional information, see “Narrative to Summary Compensation Table—Base Salaries” below.
(2)Amounts in this column reflect discretionary bonuses. None of our NEOs received a discretionary bonus with respect to 2022.

(3)Amounts reported in this column for 2022 constitute the aggregate grant date fair value of each award of restricted stock units (“RSUs”) calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are discussed in Note 2 to our audited consolidated financial statements included elsewhere in this prospectus. This amount does not reflect the actual economic value that may be realized by the named executive officer.
(4)Amounts reported in this column for 2022 reflect amounts awarded under the Company’s Non-Equity Incentive Compensation Plan. For additional information, see “2022 Annual Incentive Compensation Plan Awards” below.
(5)Amounts reported in this column for 2022 reflect Company contributions to the Company’s 401(k) plan.
(6)Mr. Medlin and Ms. Cupito were not named executive officers for the year ended December 31, 2021 and, accordingly, only their respective compensation for the year ended December 31, 2022 is included in the Summary Compensation Table in accordance with the SEC rules.
Narrative to Summary Compensation Table
Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. Our Board, on recommendation by the Compensation Committee, set NEO base salaries for 2022 based on the Compensation Committee's review of available market information. See the “Salary” column in the 2022 Summary Compensation Table for the base salary amounts earned by the named executive officers in 2022. The annual base salaries for Mr. Zayas, Ms. Cupito, Mr. Medlin and Mr. Chopra in 2022 were $675,000, $450,000, $450,000 and $315,000 respectively. For Ms. Cupito, her base salary amount in the “Salary” column in the 2022 Summary Compensation Table reflects the amount she received for her role as Chief Financial Officer until December 11, 2022, and for her role as a Senior Advisor, commencing on December 12, 2022.
Bonuses
None of our NEOs received discretionary bonuses in respect of 2022.
Equity Awards
Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executive officers with a strong link to long-term performance, create an ownership culture and help to align the interests of our executive officers and stockholders. To date, we have historically granted stock options and RSUs to our executive officers. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees. We grant equity awards broadly to our employees, including to our non-executive employees. Our board of directors and our compensation committee are responsible for approving equity grants.
Prior to the completion of the Business Combination, we granted equity compensation in the form of stock options and restricted stock unit awards pursuant to the Cognical, Inc. 2014 Stock Incentive Plan (the “2014 Incentive Plan”) and following the Business Combination, under the 2021 Incentive Plan. The terms of the 2014 Incentive Plan and 2021 Incentive Plan are described under the section titled “Equity Incentive Plans” below. All options were granted with an exercise price per share that is no less than the fair market value of the Company’s common stock on the date of grant of such award. Stock option awards generally vest over a four-year period with a one-year cliff and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. RSU awards generally vest over a four-year period with a one-year cliff and may be subject to acceleration of vesting under certain termination and change of control events. See above the “Stock Awards” column in the 2022 Summary Compensation Table and the “Outstanding Equity Awards at Fiscal Year End” table below. At the consummation of the Business Combination, outstanding options and restricted stock unit awards granted under the 2014 Incentive Plan were assumed by us and converted into options to purchase Common Stock and restricted stock units for our Common Stock. Upon the effectiveness of the 2021 Incentive Plan, no additional grants are being made under the 2014 Incentive Plan. In 2022, our NEOs received a total of 2,635,942 RSU awards and no option awards under the 2021 Incentive Plan.

2022 Annual Incentive Compensation Plan Awards
The 2022 Annual Incentive Compensation Plan (“2022 Incentive Plan”) allowed for annual cash incentive compensation awards for Company personnel selected to participate in the 2022 Incentive Plan. The annual incentive compensation award opportunities under the 2022 Incentive Plan for Mr. Zayas, Ms. Cupito, Mr. Medlin, and Mr. Chopra, were 100%, 75%, 75% and 60%, respectively. A factor that the Compensation Committee considers in determining award payouts under the 2022 Incentive Plan for each of the 2022 named executive officers is the percentage achievement of certain revenue, Adjusted EBITDA and enterprise merchant additions.
Perquisites
We maintain a 401(k) plan for our employees, including our executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, during 2022, we matched all employee contributions at 100% of the employee’s contribution up to a limit of 5% of the employee’s eligible compensation up to the IRS imposed limit.
Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of unearned shares, units or other rights that have not vested (#)	Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Orlando Zayas	11/21/2017 (2)	882,457	—	$0.54	11/20/2027	—	—
	9/5/2019 (2)	3,365,975	—	$0.19	9/4/2029	—	—
	9/9/2021 (3)	—	—	—	—	206,649	$198,383
	3/15/2022 (4)	—	—	—	—	1,183,224	$1,135,895
Karissa Cupito	12/11/2017 (2)	507,592	—	$0.54	12/11/2017	—	—
	9/5/2019 (2)	1,005,855	—	$0.19	9/4/2029	—	—
	9/9/2021 (3)	—	—	—	—	61,995	$59,515
	3/15/2022 (4)	—	—	—	—	592,946	$569,228
Derek Medlin	7/31/2017 (2)	79,646	—	$0.54	7/31/2027	—	—
	8/1/2018 (2)	94,612	—	$0.85	7/31/2028	—	—
	9/5/2019 (2)	907,585	—	$0.19	9/4/2029	—	—
	9/9/2021 (3)	—	—	—	—	61,995	$59,515
	3/15/2022 (4)	—	—	—	—	592,946	$569,228
Chandan Chopra	8/1/2018 (2)	177,060	—	$0.85	7/31/2028	—	—
	9/5/2019 (2)	804,649	—	$0.19	9/4/2029	—	—
	9/9/2021 (3)	—	—	—	—	176,887	$169,812
	3/15/2022 (4)	—	—	—	—	266,826	$256,153
_____________
(1)This amount represents the market value of unvested RSUs, based on a closing price of our common stock on December 31, 2022 of $0.96 per share.
(2)Such option fully vested upon completion of the Business Combination.
(3)Represents RSU awards that vest over a four-year period, with 25% of the RSUs vesting on March 15, 2022, and the remaining 75% percent vesting in 12 substantially equal quarterly installments in February, May, August and November of each of the follow three years, subject to the individual’s continued employment with us on each applicable vesting date.
(4)Represents RSU awards that vest over a four-year period, with 25% of the RSUs vesting on March 15, 2023, and the remaining 75% percent vesting in 12 substantially equal quarterly installments in February, May, August and November of each of the follow three years, subject to the individual’s continued employment with us on each applicable vesting date.

Employment and Separation Agreements
We have entered into employment agreements with each of our executive officers, including all of the NEOs (collectively, the “Restated Agreements”). These agreements provide for at-will employment and generally include an initial base salary, an indication of eligibility and initial target for an annual discretionary cash bonus opportunity, and equity awards at the discretion of our board of directors. Set forth below are descriptions of each NEO's employment agreement with the Company:
Orlando Zayas
On May 4, 2021, we and Orlando Zayas entered into a second amended and restated employment agreement (the “Restated Zayas Agreement”), effective as of closing of the Business Combination, pursuant to which Mr. Zayas continued to serve as our Chief Executive Officer. The Restated Zayas Agreement provides for an initial base salary of $675,000, and a discretionary cash bonus with a target of no less than 100% of Mr. Zayas’ base salary in each applicable year (up to a maximum of 200% of the target amount), and for calendar year 2022 where Mr. Zayas’ discretionary cash bonus may be up to 200% of Mr. Zayas’ 2022 target amount depending on our level of achievement of certain financial targets. Mr. Zayas will also be eligible for an annual equity award under the 2021 Incentive Plan as determined by our Board. Mr. Zayas is also entitled to participate in the Company sponsored benefit plans available to all our employees, including our 401(k) Plan. The Restated Zayas Agreement also provides for severance benefits, including enhanced severance benefits in connection with certain qualifying terminations of employment in connection with a change in control as further described in the section below entitled “Potential Payments upon Termination or Change in Control.”
Karissa Cupito
On May 4, 2021, we and Karissa Cupito entered into a second amended and restated employment agreement (the “Restated Cupito Agreement”), effective as of closing of the Business Combination, pursuant to which Ms. Cupito continued to serve as our Chief Financial Officer. The Restated Cupito Agreement provides for an initial base salary of $450,000, and a discretionary cash bonus with a target of no less than 75% of Ms. Cupito’s base salary in each applicable year (up to a maximum of 150% of the target amount). Ms. Cupito was also eligible for an annual equity award under the 2021 Incentive Plan as determined by our Board. Ms. Cupito is also entitled to participate in the Company sponsored benefit plans available to all our employees, including our 401(k) Plan.
The Restated Cupito Agreement also provides for severance benefits, including enhanced severance benefits in connection with certain qualifying terminations of employment in connection with a change in control as further described in the section below entitled “Potential Payments upon Termination or Change in Control.” In connection with Ms. Cupito’s transition to her role as a Senior Advisor, we entered into a Separation Agreement and General Release of Claims with Ms. Cupito (the “Cupito Separation Agreement”), effective as of December 20, 2022. Provided that, Ms. Cupito remains employed with the Company until March 31, 2023, the Cupito Separation Agreement provides that Ms. Cupito will receive (1) base salary continuation for a period of twelve (12) months; (2) annual incentive compensation for 2023, pro rata to the number of days employed in 2023; (3) accelerated vesting of certain time-based long-term incentive awards that would have vested during the period commencing from the date of termination and twelve (12) months thereafter, but for Ms. Cupito’s termination of employment; (4) Company paid COBRA premiums for twelve (12) months; and (5) extended exercise period for the vested portion of any option awards to the earliest to occur of eighteen (18) months following the termination date, a change in control, or the expiration date of such options, all of which provides for the severance benefits set forth in Ms. Cupito’s previously executed employment agreement, subject to her not revoking a release of claims and continuing to comply with certain non-competition and non-solicitation requirements.
Derek Medlin
On May 4, 2021, we and Derek Medlin entered into a second amended and restated employment agreement (the “Restated Medlin Agreement”), effective as of closing of the Business Combination, pursuant to which Mr. Medlin continued to serve as our Chief Operating Officer. The Restated Medlin Agreement provides for an initial base salary of $450,000, and a discretionary cash bonus with a target of no less than 75% of Mr. Medlin’s base salary in each applicable year (up to a maximum of 150% of the target amount), and for calendar year 2022 where

Mr. Medlin’s discretionary cash bonus may be up to 150% of Mr. Medlin’s 2022 target amount depending on our level of achievement of certain financial targets. Mr. Medlin will also be eligible for an annual equity award under the 2021 Incentive Plan as determined by our Board. Mr. Medlin is also entitled to participate in the Company sponsored benefit plans available to all our employees, including our 401(k) Plan. The Restated Medlin Agreement also provides for severance benefits, including enhanced severance benefits in connection with certain qualifying terminations of employment in connection with a change in control as further described in the section below entitled “Potential Payments upon Termination or Change in Control.”
Chandan Chopra
On September 3, 2021, we and Chandan Chopra entered into an amended and restated employment agreement (the “Restated Chopra Agreement”), effective as of the closing of the Business Combination, pursuant to which Mr. Chopra continued to serve as our Chief Technology Officer. The Restated Chopra Agreement provides for an initial base salary of $300,000, and a discretionary cash bonus with a target of no less than 60% of Mr. Chopra’s base salary in each applicable year (up to a maximum of 120% of the target amount), and for calendar year 2022 where Mr. Chopra’s discretionary cash bonus may be up to 120% of Mr. Chopra’s 2022 target amount depending on our level of achievement of certain financial targets. Mr. Chopra will also be eligible for an annual equity award under the 2021 Incentive Plan as determined by our Board. Mr. Chopra is also entitled to participate in the Company sponsored benefit plans available to all our employees, including our 401(k) Plan. The Restated Chopra Agreement also provides for severance benefits, including enhanced severance benefits in connection with certain qualifying terminations of employment in connection with a change in control as further described in the section below entitled “Potential Payments upon Termination or Change in Control.”
Potential Payments upon a Termination or Change of Control
Under the terms of the Restated Agreements and the equity award agreements of our NEOs in effect as of December 31, 2022, each NEO is entitled to severance benefits in the event of (i) an involuntary termination of the NEO’s employment without Cause or (ii) a voluntary termination of the NEO’s employment due to an event of “Good Reason,” in each case subject to the NEO’s execution and non-revocation of a general release of claims.
The term “Good Reason” is defined in the Restated Agreements. For Messrs. Zayas and Medlin and Ms. Cupito, “Good Reason” generally includes such events as (i) we require the NEO to be based at any office or location more than thirty (30) miles from their principal place of employment immediately prior to such relocation, (ii) an adverse change in the NEO’s job title or a material reduction in the NEO’s duties or responsibilities; (iii) material reduction in the NEO’s base salary, other than a general reduction in base salary affecting similarly situated senior executives of the Company; or (iv) our breach of their Restated Agreements in any material respect, or (v) one of our stockholders (collectively with its affiliates) becomes entitled to elect a majority of the members of our board of directors, other than in connection with a Deemed Liquidation (as defined in our Amended and Restated Charter, as amended from time to time). For Mr. Chopra, the Restated Chopra Agreement provides that the term “Good Reason” generally includes such events as (i) we require him to be based at any office or location more than fifty (50) miles from his principal place of employment immediately prior to such relocation, (ii) a material adverse change in his job title or a material reduction in his duties or responsibilities; (iii) material reduction in his base salary, other than a general reduction in base salary affecting similarly situated senior executives of the Company; or (iv) our breach of the Restated Chopra Agreement in any material respect.
For Messrs. Zayas and Medlin and Ms. Cupito, the term “Cause” is generally defined in their Restated Agreements as (i) the indictment or conviction of, or plea of nolo contendere to, a felony or any other crime involving financial dishonesty against the Company; (ii) engaging in any act of fraud, gross misconduct, illegality, or unlawful harassment, or the repeated failure by the NEOs to follow the reasonable and lawful directives of our Board or a committee thereof, which, as determined in good faith by tour Board, would: (A) materially adversely affect the business or our reputation with its current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose us to a risk of civil or criminal legal damages, liabilities or penalties; (iii) material breach of the Restated Agreements, the proprietary rights agreement or any other written code of ethics or standards of conduct of policies adopted by our Board; and (iv) the willful breach of the NEO’s fiduciary obligations. For Mr. Chopra, the term “Cause” is defined in the Restated Chopra Agreement as (i) the indictment or conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (ii) engaging in any act of fraud, misconduct, illegality, or unlawful harassment, embezzlement or misappropriation; (iii) failure by Mr. Chopra to perform his duties; (iv) failure by Mr. Chopra follow the reasonable and lawful directives of our Chief Executive Officer, Board or a committee thereof or Mr. Chopra’s supervisor; (v) material breach of the Restated Chopra Agreement, the proprietary rights agreement or any other written agreement between us (or any of our affiliates) and Mr. Chopra; (vi) violation of our written policies or code of ethics or standards of conduct policies, including written policies related to discrimination, harassment, performance of illegal or unethical activities and ethical misconduct; and (vii) the breach of Mr. Chopra’s fiduciary obligations. With respect to those circumstances of Cause set forth in the preceding clauses that are reasonably susceptible to cure, Cause shall only exist in cases in which the Company has provided the NEO with written notice of the alleged circumstances of the Cause, and the NEO has failed to cure such condition to the reasonably satisfaction of the Company within thirty (30) days after such written notice.
If an NEO’s termination occurs within three (3) months prior, or within twelve (12) months following, a Change in Control (which we refer to as a “CIC Termination” below), the severance benefits are increased, as described below. For each of the Restated Agreements, the term “Change in Control” has the same meaning assigned to such term in the 2021 Equity Incentive Plan.
The severance benefits for our NEOs pursuant to the Restated Agreements and as of December 31, 2022, include:
•For Messrs. Zayas and Medlin and Ms. Cupito, for an event of involuntary termination without Cause or a voluntary termination with Good Reason, (i) base salary for a period of twelve (12) months from the date of termination of employment (such period, the “Severance Period”); (ii) a pro-rated annual bonus for the calendar year in which such termination occurs; (iii) Company paid COBRA premiums for the Severance Period; (iv) accelerated vesting of any portion of any time-based equity awards that would have vested during the Severance Period, but for the NEO’s termination of employment; and (v) extended exercise period for any option awards to the earliest to occur of eighteen (18) months following the termination date, a Change in Control, or the expiration date of such options. Mr. Chopra is generally eligible for the same severance benefits as Messrs. Zayas and Medlin and Ms. Cupito, except his Severance Period is six (6) months from the date of termination of employment; and
•Upon a CIC Termination, for Messrs. Zayas and Medlin and Ms. Cupito, (i) a lump sum equal to two (2) times the sum of base salary plus target bonus for the year of termination, (ii) Company paid COBRA premiums for eighteen (18) months, (iii) accelerated vesting of any portion of any long-term incentive awards then held by the NEO to the extent not assumed by the successor entity (which includes any new buyer awards granted in connection with the Change in Control), and (v) extended exercise period for any option awards to the earliest to occur of eighteen (18) months following the termination date, a Change in Control, or the expiration date of such options. Mr. Chopra is generally eligible for the same severance benefits as Messrs. Zayas and Medlin and Ms. Cupito, except he will receive (i) a lump sum equal to one (1) times the sum of base salary plus target bonus for the year of termination; and (ii) Company paid COBRA premiums for twelve (12) months.
In connection with her termination of employment as Chief Financial Officer and transition into her role as a Senior Advisor, Ms. Cupito received the same severance benefits that she would have received upon an involuntary termination without Cause or a voluntary termination with Good Reason.
Equity Incentive Plans
2014 Stock Incentive Plan
The 2014 Incentive Plan permitted the grant of incentive stock options, non-qualified stock options, restricted stock awards and unrestricted stock awards. Incentive stock options may be granted only to our employees and our parent and subsidiaries. All other awards may be granted to our directors and employees and our consultants and our affiliates with respect to services provided to us. Upon the effectiveness of the 2021 Incentive Plan, no additional grants are being made under the 2014 Incentive Plan.

Administration. Our board of directors or a committee delegated by the board of directors administers the 2014 Incentive Plan. Subject to the terms of the 2014 Incentive Plan, the administrator has the power to, among other things, select participants from among eligible employees, consultants and non-employee directors, determine the awards to be made pursuant to the 2014 Incentive Plan, determine the number of shares subject to each award, impose limitations on awards, determine and modify from time to time the terms and conditions of awards in a manner consistent with the 2014 Incentive Plan, accelerate the exercisability or vesting of all or any portion of any awards, interpret the terms and conditions of the 2014 Incentive Plan and any award agreement, and make all determinations it deems advisable for the administration of the 2014 Incentive Plan.
Options. Our employees and service providers have historically received incentive stock options pursuant to the 2014 Incentive Plan. The exercise price per share of stock options granted under the 2014 Incentive Plan must be at least 100% of the fair market value per share of our common stock on the grant date; provided that the exercise price for an incentive stock option granted to a 10% or more holder of our common stock will be no less than 110% of the fair market value per share of our common stock on the grant date. Notwithstanding the foregoing, a stock option may be granted with an exercise price less than the minimum exercise price set forth above if such stock option is granted pursuant to an assumption or substitution for another stock option in a manner that would qualify under the provisions of Section 409A or 424(a) of the Code. The aggregate fair market value of the shares with respect to which incentive stock options may be exercisable for the first time by an option holder in any calendar year, under the 2014 Incentive Plan or otherwise, may not exceed $100,000, to the extent required for “incentive stock option” treatment under Section 422 of the Code. Subject to the provisions of the 2014 Incentive Plan, the administrator determines the other terms of options, including exercise prices, any vesting and exercisability requirements, the method of payment of the option exercise price, the option expiration date (which may be no more than ten (10) years from the date of grant, or five (5) years for an incentive stock option granted to a 10% or more holder of our common stock), and the period following termination of service during which options may remain exercisable.
Stock Awards. Historically, the administrator could, from time to time, grant to eligible individuals awards of restricted stock or unrestricted stock (collectively, “Stock Awards”). For the purposes of the 2014 Incentive Plan, “Restricted Stock” means an award of shares of common stock pursuant to which the Company may, in its sole discretion, grant or sell, at such purchase price as determined by the administrator, in its sole discretion, shares subject to such restrictions and conditions as the administrator may determine at the time of grant, which purchase price shall be payable in cash or other form of consideration acceptable to the administrator. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. A grantee of Restricted Stock shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the grant. The administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of us or our assigns as may be specified in the instrument evidencing the grant.
For the purposes of the 2014 Incentive Plan, “Unrestricted Stock” means an award of shares of common stock, pursuant to which grantee may receive such shares free of any vesting restrictions. Unrestricted Stock may be granted or sold (at par value or such higher purchase price determined by the administrator) in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual or entity. Upon the request of a grantee and with the consent of the administrator, each such grantee may, pursuant to an advance written election delivered to us no later than the date specified by the administrator, receive a portion of the cash compensation otherwise due to such grantee in the form of shares of Unrestricted Stock.
Capital Adjustments. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, split-up or other similar change in our capital stock, the outstanding shares of our stock are increased or decreased or are exchanged for a different number or kind of shares or other of our securities, or additional shares or new or different shares or other of our securities or other non-cash assets are distributed with respect to such shares or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of our assets, the outstanding shares of our stock are converted into or exchanged for a different number or kind of our securities or any successor entity (or a parent or subsidiary thereof), the administrator will make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the 2014 Incentive Plan, (ii) the number and kind of shares or other securities subject to any then outstanding awards under the 2014 Incentive Plan, (iii) the repurchase price per share subject to each outstanding award, if any, and (iv) the exercise price and/or exchange price for each share subject to any then outstanding stock options under the 2014 Incentive Plan, without changing the aggregate exercise price or the aggregate fair market values of the shares with respect to such which Stock Options remain exercisable, in each case, in a manner in accordance with Section 409A of the Code.
Treatment Upon Sale Event. In the event of a Sale Event, as defined in the 2014 Incentive Plan, the administrator shall have the right, but not the obligation, to accelerate the vesting with respect to any or all outstanding options. Upon the consummation of a Sale Event, the 2014 Incentive Plan and all options issued thereunder (both vested and unvested) shall terminate upon the effective time of any such Sale Event unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of options theretofore granted by the successor entity, or the substitution of such options with new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares underlying the options and, if appropriate, the exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of the termination of the 2014 Incentive Plan and all options issued hereunder pursuant to a Sale Event, each holder of options will be permitted, within a specified period prior to the consummation of the Sale Event as determined by the administrator, to exercise all such options that are then exercisable or will become exercisable as of the Sale Event. Notwithstanding the above, in the event of a Sale Event pursuant to which holders of our common stock immediately prior to the consummation of such Sale Event will receive upon consummation thereof, a cash payment for each share surrendered in the Sale Event, we shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding vested options (including options (if any) that vest as a result of such Sale Event) in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value, as determined by the administrator, of the consideration payable per share pursuant to the Sale Event (the “Sale Price”) times the number of shares subject to outstanding vested options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding vested options.
Unless otherwise provided for in the 2014 Incentive Plan or in an award agreement, any shares of Unrestricted Stock granted under the 2014 Incentive Plan shall be treated in a Sale Event the same as all other shares then outstanding.
Plan Amendment or Termination. Our board of directors may amend or discontinue the 2014 Incentive Plan and the administrator may, at any time, amend or cancel any outstanding award in a manner not inconsistent with the terms of the 2014 Incentive Plan, provided that no such action adversely affects the rights under any outstanding award without the holder’s consent. In addition, to the extent determined by the committee to be required by the Code to ensure that incentive stock options granted under the 2014 Incentive Plan are qualified under Section 422 of the Code, amendments to the plan are subject to the approval by our stockholders who are entitled to vote at a meeting of stockholders.
The 2014 Incentive Plan shall remain in effect until June 5, 2024, unless otherwise earlier terminated in accordance with the terms of the plan. The 2014 Incentive Plan and all awards and actions taken thereunder are governed by, construed and enforced in accordance with, the laws of the State of Delaware. Any disputes arising under the 2014 Incentive Plan or any award made thereunder are subject to binding arbitration divisions as set forth in the 2014 Incentive Plan.
2021 Incentive Plan
Our stockholders approved the 2021 Incentive Plan in connection with the prior year Business Combination. The purpose of the 2021 Incentive Plan is to advance the interests of us and our stockholders by providing an incentive to attract, retain and reward persons for performing services and by motivating such persons to contribute to the growth and profitability of us and our subsidiaries.
Types of Awards
The terms of the 2021 Incentive Plan provide for the grant of restricted stock unit awards, incentive stock options (within the meaning of Section 422 of the Code), nonstatutory stock options, SARs, restricted stock awards, restricted stock units awards, performance units, performance shares, cash-based awards, and other stock-based awards.
Options. The Committee (as defined below) will be authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for “incentive stock options”, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the 2021 Incentive Plan will be subject to terms, including the exercise price and the conditions and timing of exercise, determined by the Committee and specified in the applicable award agreement (including, if applicable, the attainment of any performance goals and/or criteria, as shall be determined by the Committee). The maximum aggregate number of shares of common stock that may be issued through the exercise of incentive stock options granted under the 2021 Incentive Plan will be equal to the maximum aggregate number of shares of common stock that may be issued under the 2021 Incentive Plan. In general, the exercise price per share of common stock for each option granted under the 2021 Incentive Plan will not be less than the fair market value (or 110% of the fair market value, in the case of incentive stock options granted to a more than 10% stockholder) of the share at the time of grant. The maximum term of an option granted under the 2021 Incentive Plan will be ten years from the date of grant (or five years in the case of incentive stock options granted to a more than 10% stockholder). However, if the option would expire at a time when the exercise of the option (to the extent that method is otherwise then permitted by the Committee for purposes of payment of the exercise price and/or applicable withholding taxes) would violate applicable securities laws or any securities trading policy adopted by us, the expiration date applicable to the option will be automatically extended to a date that is 30 calendar days following the date the cashless exercise or net exercise would no longer violate applicable securities laws or applicable securities trading policy (so long as the extension does not violate Section 409A of the Code), but not later than the expiration of the option’s term. Payment in respect of the exercise of an option may be made in cash or by check, or the Committee may, in its discretion and to the extent permitted by law, allow the payment to be made through a broker-assisted cashless exercise mechanism, a stock tender exercise, a net exercise method, or by any other method that the Committee determines to be appropriate.
Stock Appreciation Rights. The Committee will be authorized to award stock appreciation rights (“SARs”) under the 2021 Incentive Plan. SARs will be subject to the terms and conditions established by the Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of common stock or any combination of cash and shares of common stock, the appreciation, if any, in the value of a common share over a certain period of time. An option granted under the 2021 Incentive Plan may be granted in tandem with SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option will be subject to terms similar to the option corresponding to the SARs. In general, the exercise price per share of common stock for each SAR granted under the 2021 Incentive Plan will not be less than the fair market value of the share at the time of grant. The maximum term of a SAR granted under the 2021 Incentive Plan will be ten years from the date of grant. SARs will be subject to terms established by the Committee and reflected in the applicable award agreement (including, if applicable, the attainment of any performance goals and/or criteria, as shall be determined by the Committee).
Restricted Stock. The Committee will be authorized to award restricted stock under the 2021 Incentive Plan, in the form of either a restricted stock bonus or a restricted stock purchase right. Each award of restricted stock will be subject to the terms and conditions established by the Committee, including any dividend or voting rights (and any performance goals and/or criteria upon whose attainment the restricted period shall lapse in part or full). Restricted stock awards are shares of common stock that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited. Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of common stock having a fair market value equal to the amount of the dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to the dividends (except as otherwise provided in the applicable award agreement).
Restricted Stock Unit Awards. The Committee will be authorized to award restricted stock unit awards under the 2021 Incentive Plan. The Committee will determine the terms of the restricted stock units, including any dividend rights (and any performance goals and/or criteria upon whose attainment the restricted period shall lapse in part or full). Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares of common stock on the date the units vest or at a later date selected by the Committee (subject to compliance with Section 409A of the Code). Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of common stock having a fair market value equal to the amount of the dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to the dividends (except as otherwise provided in the applicable award agreement).
Performance Awards. The Committee will be authorized to award performance awards under the 2021 Incentive Plan. Performance awards may be in the form of either performance shares or performance units. Unless otherwise provided by the Committee, each performance share will have an initial monetary value equal to the fair market value of one (1) share of stock, subject to adjustment on the effective date of the grant of the performance share, and each performance unit will have an initial monetary value established by the Committee at the time of grant. The final value payable to the participant in settlement of a performance award determined on the basis of the applicable performance award formula will depend on the extent to which performance goals established by the Committee are attained within the applicable performance period established by the Committee. Performance goals will be established by the Committee on the basis of targets to be attained with respect to one or more measures of business or financial performance or other criteria established by the Committee. As soon as practicable following the completion of the performance period applicable to a performance award, the Committee shall determine the extent to which the applicable performance goals have been attained and the resulting final value of the award earned by the participant and to be paid upon its settlement in accordance with the applicable performance award formula. In its discretion, the Committee may provide for the positive or negative adjustment of the performance award formula applicable to a performance award to reflect such participant’s individual performance.
Cash-Based and Other Stock-Based Awards. The Committee will be authorized to grant cash-based awards or other stock-based awards not otherwise described above.
Shares Subject to 2021 Incentive Plan
Subject to adjustment for specified changes in our capitalization as set forth in the 2021 Incentive Plan, the maximum aggregate number of shares of common stock that may be issued under the 2021 Incentive Plan will be 8,932,162 shares of common stock. Subject to compliance with the requirements of Section 409A of the Code and any other applicable provisions of the Code and regulations thereunder, and with other applicable law or requirements (including applicable stock exchange requirements), our board of directors or the compensation committee may authorize the issuance or assumption of benefits under the 2021 Incentive Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate without affecting the number of shares of our common stock reserved or available for awards under the 2021 Incentive Plan. In addition, subject to compliance with applicable laws, and stock exchange listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the 2021 Incentive Plan to individuals who were not employees or directors of us or a parent or subsidiary of us prior to the transaction and will not reduce the number of shares otherwise available for issuance under the 2021 Incentive Plan.
Shares issued under the 2021 Incentive Plan will consist of authorized but unissued or reacquired shares of common stock. No fractional shares of common stock will be delivered under the 2021 Incentive Plan.
The following shares of common stock will become available again for issuance under the 2021 Incentive Plan: (i) any shares subject to a stock award that are not issued because such stock award expired or was canceled or terminated without all of the shares covered by such stock award having been exercised or settled in full; (ii) any shares subject to any portion of a stock award that is settled in cash; (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased for an amount not greater than the award’s purchase price by us; (iv) any shares reacquired by us or withheld in satisfaction of tax withholding obligations on a stock award; and (v) any shares reacquired by us or withheld as consideration for the exercise price or settlement of a stock option or SAR.
Adjustments for Changes in Capital Structure
If, as a result of any merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up or other similar change in our capital stock, or in the vent of payment of a dividend or distribution to our stockholders in a form other than stock that has a material effect on the fair market value of our shares of stock, we will make an appropriate or proportionate adjustment in (i) the number and kind of shares or other securities subject to any then outstanding awards under the 2021 Incentive Plan, (ii) the limitations with respect to maximum number of shares issuable pursuant to incentive stock options and (iii) the exercise price and/or purchase price for each share subject to any then outstanding awards under the 2021 Incentive Plan, to prevent dilution or enlargement of any participant’s rights under the 2021 Incentive Plan, in each case, in a manner in accordance with Section 409A or Section 424 of the Code, as applicable.
Effect of Change in Control on Awards
In the event of a Change in Control, as defined in the 2021 Incentive Plan, subject to the definitive agreement entered into by the Company in connection with the Change in Control and Section 409A of the Code, the Committee may, in its discretion, take one or more of the following actions contingent upon the occurrence of a Change in Control: (i) provide for the acceleration of the exercisability, vesting and/or settlement of outstanding awards, (ii) provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring successor or corporation (or an affiliate thereof), (iii) provide that each outstanding award will be canceled for an exchange in payment with respect to each vested share of stock (and each unvested share, if determined by the Committee) subject to such canceled award in (a) cash, (b) stock of the Company or another corporation party to the Change in Control or (c) other property, which shall be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share of stock in the Change in Control, reduced by the exercise or purchase per share, if any, under such award (if an award has an exercise or purchase price per share equal to or greater than the fair market value of the consideration to be paid per share of stock in the Change in Control, such award may be canceled without payment of consideration to the holder thereof); and (iii) provide that an award will not be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, earnouts and similar conditions as the other holders of Company’s stock, subject to any limitations or reductions as may be necessary to comply with Section 409A or Section 424 of the Code. Subject to the requirements under Section 409A of the Code, each outstanding awards held by non-employee directors will become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted or otherwise restricted by Section 409A of the Code, will be settled effective immediately prior to the Change in Control.
Non-Employee Director Compensation Limit
Under the 2021 Incentive Plan, the annual compensation awarded to any of our non-employee directors during each calendar year, including both shares subject to stock awards granted under the 2021 Incentive Plan or otherwise and any cash fees paid to such non-employee director during any calendar year may not exceed $1 million in total value, or $2 million for the calendar year in which a non-employee director is first elected to our board of directors (calculating the value of any such stock awards based on the grant date fair market value of such stock awards for financial reporting purposes). Such limitation on non-employee director stock awards does not apply to any cash retainer fees, including cash retainer fees converted into equity awards at the election of the non-employee director, expense reimbursements, or distributions from any deferred compensation program applicable to the non-employee director.
Administration
The 2021 Incentive Plan will be concurrently administered by our board of directors or the compensation committee. Our board of directors and the compensation committee may each be considered to be the “Committee” for purposes of this 2021 Incentive Plan. Subject to the terms of the 2021 Incentive Plan, the Committee has full and final power and authority to make all determinations and take all actions with respect to the Incentive Plan or any award as the Committee may deem advisable to the extent not inconsistent with the provisions of the 2021 Incentive Plan or applicable law, including: determine the recipients of awards, the types of awards to be granted, the number of shares of common stock subject to or the cash value of awards, the terms and conditions of awards granted, and the criteria to be satisfied by participants as a condition to receipt of performance awards under the 2021 Incentive Plan, including the period of their exercisability and vesting. The Committee also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Committee also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2021 Incentive Plan.
Amendment and Termination
The Committee may at any time amend the 2021 Incentive Plan or any outstanding award and may at any time terminate or suspend the 2021 Incentive Plan as to future grants of awards, provided that the Committee may not, without the affected award recipient’s consent, alter the terms of the Plan, so as to materially adversely affect a participant’s rights under an award without the consent of the Participant. Consistent with any applicable law, regulation or rule, including the rules of any stock exchange, the 2021 Incentive Plan requires stockholder approval of certain material revisions to the 2021 Incentive Plan, including: (a) an increase in the maximum aggregate number of shares of common stock that may be issued under the 2021 Incentive Plan (except by operation of the provisions of the 2021 Incentive Plan relating to changes in our capital structure), (b) a change in the class of persons eligible to receive incentive stock options, or (c) or as otherwise required by applicable law, regulation, or rule. No awards may be made under the 2021 Incentive Plan following the ten-year anniversary of the earlier of the date that the board of directors or the stockholders approve the 2021 Incentive Plan, but previously granted awards may continue in accordance with their terms beyond that date unless earlier terminated by the Committee.
Eligibility
All of our (including its affiliates) employees, non-employee directors, officers, and consultants will be eligible to participate in the 2021 Incentive Plan following the closing of the prior year merger and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2021 Incentive Plan only to our employees (including officers) and employees of its parent and subsidiary corporations (as determined in accordance with Section 422 and Section 424 of the Code).
Terms and Conditions of Awards
All Awards
Generally, the Committee will determine the terms of all awards under the 2021 Incentive Plan, including the vesting and acceleration of vesting of awards, provisions for the withholding of taxes, and payment of amounts in lieu of cash dividends or other cash distributions with respect to our common stock subject to awards.
Awards Requiring Exercise
Incentive stock options and, except as provided in the award agreement, nonqualified stock options, may not be transferred other than by will or the laws of descent and distribution, and during an employee’s lifetime may be exercised only by the employee or the employee’s guardian or legal representative. Upon the cessation of a participant’s employment with us, an award requiring exercise will cease to be exercisable and will terminate and all other unvested awards will be forfeited, except that:
•All stock options and SARs held by the participant which were exercisable immediately prior to the participant’s termination of service with us other than for Cause (as defined in the 2021 Incentive Plan) will, except as otherwise set forth in the option award agreement, remain exercisable for the lesser of (i) three months; or (ii) the period ending on the date of expiration of the term of such stock option or SAR could have been exercised;
•All stock options and SARs held by the participant which were exercisable immediately prior to the participant’s termination of service with us due to death will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the participant’s termination; or (ii) the period ending on the date of expiration of the term of such stock option or SAR (provided that a participant’s service will be deemed to have terminated due to death if the participant dies within three (3) months (or such other period provided by the participant’s award agreement) after the participant’s termination of service); and
All stock options and SARs held by a participant which were exercisable immediately prior to the participant’s termination of service with us due to Disability (as defined in the 2021 Incentive Plan) will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the participant’s termination; or (ii) the period ending on the date of expiration of the term of such stock option or SAR.
Director Compensation
Non-Employee Director Compensation
Our non-employee directors receive a mix of cash and equity compensation under our Non-Employee Director Compensation Policy (the "Compensation Policy") for their service on our board of directors. Non-employee directors (other than the Chair of our Board) receive annual cash compensation of $50,000 for service on our Board and our Chair of our board of directors receives annual cash compensation of $100,000. Non-employee directors also receive additional cash compensation for service on our board of directors committees as follows:
•Audit Committee – $20,000 for the chair and $10,000 for each other member;
•Compensation Committee – $15,000 for the chair and $7,500 for each other member; and
•Nominating and Governance Committee – $10,000 for the chair and $5,000 for each other member.
Under the Compensation Policy, as in effect through December 2022, newly elected or appointed non-employee directors received an initial grant of RSUs having a grant date fair value of $300,000, which vest ratably over a three-year period, commencing on the first anniversary of the grant date, subject to the non-employee director’s continued service as a member of our Board through each vesting date. Under the Compensation Policy, each non-employee director also receives an annual grant of RSUs at each annual meeting having a grant date fair market value of $150,000, which vest in full on the earlier of (i) the date of the following year’s annual meeting (or the date immediately prior to the next annual meeting if the non-employee director's service as a director ends at such annual meeting), or (ii) the one-year anniversary measured from the date of grant, subject to the non-employee director’s continued service as a member of our board of directors until each such vesting date.
Upon recommendation by the Compensation Committee, the Board approved that from and after January 6, 2023, the grant date fair value of the initial grant RSUs will be reduced from $300,000 to $150,000, prorated based on the number of days from the prior annual meeting until the first anniversary thereof, and such RSUs will vest on the date of such annual meeting, subject to the non-employee director’s continued service as a member of the Board until such vesting date. All other terms of the Compensation Program, dated February 8, 2022, remain in effect.
The Compensation Committee reviews the full structure and philosophy of our non-employee director compensation program on an annual basis. In the first quarter of 2022, the Compensation Committee, in consultation with its independent compensation consultant, analyzed the overall level and mix of compensation under our Compensation Policy as compared to the Company’s peer group and conducted a review of current trends and best practices regarding director compensation. During the review, the Compensation Committee determined that the then existing compensation for non-employee directors remained largely appropriate, except with respect to the vesting terms and the proration of the initial grants based on when a non-employee director joins our board of directors, each as described in the immediately preceding paragraph.
Notwithstanding the vesting terms set forth above, RSU awards granted to non-employee directors that are unvested as of the occurrence of Change in Control (as defined in the 2021 Incentive Plan) will vest in full upon a Change in Control, subject to the non-employee director’s continued service as a member of the board of directors through the date of such Change in Control.

Upon recommendation by the Compensation Committee, the board of directors adopted the Katapult Holdings, Inc. Non-Employee Directors Deferred Compensation Plan effective March 31, 2022 (the "Deferral Plan"). Under the terms of the Deferral Plan, non-employee directors may elect, on an annual basis, to defer receipt of 100%, but not less than 100%, of their initial RSU grant and subsequent annual RSU grants issued pursuant to our Compensation Policy. Initial deferral elections with respect to existing RSU grants may be made within 30 days of the adoption of the Deferral Plan and apply only to the portion of such grant earned after the date on such deferral election becomes irrevocable. Thereafter, deferral elections will be evergreen unless and until a director submits to the Company a new election form which must, in all cases, be submitted prior to December 31 of the year immediately preceding the year in which the election relates. Deferred RSUs will be settled in shares of the Common Stock in one lump sum on the earlier of (i) the participant's separation from service as a member of the board of directors or (ii) a Change in Control.
Director Compensation
The following table sets forth information regarding compensation earned by or paid to our non-employee directors for the fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash	Stock Awards($)(1)	Total ($)
Chris Masto(3)	$55,000	$150,000	$205,000
Bruce Taragin(3)	$68,397	$150,000	$218,397
Lee Einbinder(3)	$73,889	$150,000	$223,889
Brian Hirsch(3)	$107,500	$150,000	$257,500
Don Gayhardt(3)	$59,722	$150,000	$209,722
Joanne Bradford (3)	$7,222	$—	$7,222
Jane Thompson(2)(3)	$59,381	$450,000	$509,381
Joyce Phillips(2)(3)	$53,333	$450,000	$503,333
_____________
(1)This column reflects the aggregate grant date fair value of the restricted stock units granted to the director during fiscal year 2022 under the 2021 Incentive Plan. The fair value is computed in accordance with ASC Topic 718 for stock-based compensation transactions. For the restricted stock unit awards, the fair value is based on a closing price of our common stock on the grant date. This amount does not reflect the actual economic value that may be realized by the director.
(2)On February 9, 2022, Ms. Thompson and Ms. Phillips were each granted 123,967 restricted stock units in conjunction with their appointment to the Board.
(3)The following number of stock awards are outstanding as of December 31, 2022 for each non-employee director: (i) Mr. Masto—127,977; (ii) Mr. Taragin—127,977; (iii) Mr. Einbinder—127,977; (iv) Mr. Hirsch—127,977; (v) Mr. Gayhardt—127,977; (vi) Ms. Bradford—0; (vii) Ms. Thompson—228,134; and (viii) Ms. Phillips—228,134.
Orlando Zayas, our Chief Executive Officer, is also a member of our Board but does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Zayas.
Katapult’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Related Person Transactions
Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this prospectus, the following describes transactions since January 1, 2020, and each currently proposed transaction in which:
•We have been or is to be a participant;
•the amount involved exceeded or will exceed $120,000; and
•any of our directors or executive officers that are expected to continue as directors or executive officers following the Merger or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or material interest.
Amended and Restated Registration Rights Agreement
In connection with the consummation of the Business Combination, on the Closing Date, we, FinServ Holdings LLC, a Delaware limited liability company (the “Sponsor”), the holders of Founder Shares, and certain other holders of Company Common Stock (collectively, the “A&R RRA Parties”), entered into the A&R RRA. In accordance with the A&R RRA, the A&R RRA Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The A&R RRA also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act. “Founder Shares” are shares of FinServ’s Class B Common Stock, initially purchased by the Sponsor in a private placement and a subsequent dividend thereon prior to FinServ’s IPO, and the shares of Class A Common Stock issuable upon the conversion thereof.
Indemnification Agreements
In connection with the consummation of the Business Combination, we entered into indemnification agreements with its directors and executive officers. Those indemnification agreements and the Amended and Restated Bylaws require us to indemnify all directors and officers to the fullest extent permitted by Delaware law against any and all expenses, judgments, liabilities, fines, penalties, and amounts paid in settlement of any claims. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law.
Consent and Support Agreements
Concurrent with the execution of the Merger Agreement on December 18, 2020, Orlando Zayas, Karissa Cupito, Derek Medlin, CURO, Blumberg Capital III, L.P., and Tribeca Venture Fund I (NY), L.P. and Tribeca Venture Fund I, L.P. (together, “Tribeca”) (collectively, the “supporting holders”) executed a written consent pursuant to which all of Legacy Katapult’s issued and outstanding preferred stock was converted prior to the consummation of the transactions pursuant to the Merger Agreement into shares of Legacy Katapult common stock in accordance with the Legacy Katapult certificate of incorporation.
The Company also entered into support agreements, dated as of December 18, 2020, with each of the supporting holders, pursuant to which the supporting holders, among other things, agreed to vote their respective equity securities in Legacy Katapult in favor of the Merger Agreement and the consummation of the transactions contemplated thereby. The support agreements entered into by CURO and Tribeca granted such supporting holders certain consent rights with respect to, among other things, amendments to, and Legacy Katapult’s ability to terminate or waive conditions under, the Merger Agreement. Pursuant to the Merger Agreement, each of CURO, Blumberg and Tribeca had the right to nominate initial board members of Katapult and, pursuant to the Merger Agreement and CURO’s support agreement, so long as CURO owns at least 10% of the issued and outstanding Common Stock, CURO has the rights to: (i) re-nominate the director selected as its initial Class I director upon the expiration of such director’s initial term and (ii) replace or otherwise fill any vacancy of its board members during their initial terms and, in the case of CURO’s Class I director, his or her first subsequent term.
Sponsor Agreement
Concurrent with the execution of the Merger Agreement, the Sponsor, FinServ and Legacy Katapult entered into a Sponsor Agreement, dated as of December 18, 2020 (the “Sponsor Agreement”), pursuant to which the Sponsor agreed, among other things, (i) to vote in favor of the Merger Agreement and the transactions contemplated thereby (including the merger), (ii) to waive its anti-dilution rights with respect to its Founder Shares in connection with the issuance of shares pursuant to the PIPE Investment, (iii) that 1,543,750 of its shares of Common Stock (the “Sponsor Earn-Out Shares”) became subject to the following vesting and forfeiture conditions at the closing of the transactions contemplated by the Merger Agreement: one-half (1/2) of the Sponsor Earn-Out Shares will vest if the closing price of our Common Stock is greater than or equal to $12.00 over any 20 Trading Days (as defined in the Merger Agreement) within any 30 consecutive Trading Day period, and one-half (1/2) of the Sponsor Earn-Out Shares will vest if the closing price of our Common Stock is greater than or equal to $14.00 over any 20 Trading Days within any 30 consecutive Trading Day period, in each case, prior to the expiry of six (6) years from the closing of the Business Combination (the “Sponsor Earn-Out Period”). In addition, if there is a change of control of the Company prior to the expiration of the Sponsor Earn-Out Period, then Sponsor Earn-Out Shares will vest in connection with such change of control of the Company in the manner set forth in the Sponsor Agreement, and (iv) to be bound by certain transfer restrictions with respect to its Founder Shares prior to the closing of the transactions contemplated by the Merger Agreement, in each case, on the terms and subject to the conditions set forth in the Sponsor Agreement.
Grants of Restricted Stock
In August 2020, we granted Orlando Zayas, Chandan Chopra, our former chief of decision science Fangqiu Sun, Derek Medlin and Karissa Cupito an aggregate of 19,000,000 restricted shares of our common stock that would vest upon a Liquidation Event, including a business combination transaction between us and a special purpose acquisition company, or SPAC, for the purpose of taking us public. In connection with the closing of the Business Combination, approximately 15% of such shares (i.e., 2,850,000 shares) vested and the remaining 85% of such shares (i.e., 16,150,000 shares) were permanently forfeited.
Management Allocation Letter
Concurrent with the execution of the Merger Agreement, Orlando Zayas, Karissa Cupito, Derek Medlin, other members of our management (collectively, “Katapult Management”), CURO Financial Technologies Corp. (“CURO”), Blumberg Capital III, L.P. (“Blumberg”), and Tribeca Venture Fund I (NY), L.P. and Tribeca Venture Fund I, L.P. (collectively, “Tribeca”) entered into a letter agreement that provided, among other things, that notwithstanding the requirement that the allocation of cash consideration, stock consideration and earn-out shares as set forth in the Merger Agreement be the same ratio paid to each Pre-Closing Holder (as defined in the Merger Agreement), CURO, Blumberg and Tribeca would agree to re-allocate cash consideration payable to our Management to the extent necessary to offset potential negative tax implications.
Certain Relationships and Related Person Transactions — FinServ
Administrative Support Agreement
FinServ entered into an agreement whereby, commencing on November 5, 2019 through the Closing, FinServ paid the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the years ended December 31, 2021 and 2020, FinServ incurred $60,000 and $120,000, respectively, in fees for these services. No fees for these services were incurred into during 2022.
Consulting Agreement
FinServ entered into a consulting agreement with a related party in 2019, pursuant to which the consultant provided FinServ, among other services, assistance in finding a potential target for an initial business combination, as well as supervising and performing due diligence on such targets, and FinServ agreed to pay the consultant a fee of $10,000 per month, up to a maximum of $150,000. On May 15, 2020, FinServ amended the consulting agreement whereby the monthly fee was reduced to $7,500, from June 1, 2020 through and including September 2020. The monthly fee reverted back to $10,000 per month on October 1, 2020. For the years ended December 31, 2021 and 2020, FinServ incurred $17,500 and $110,000, respectively, in such fees. No such fees were incurred during 2022.
Procedures with Respect to Review and Approval of Related Person Transactions
Our board of directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of our executive officers or a member of our board of directors;
•any person who is known by us to be the beneficial owner of more than five percent (5%) of our voting stock;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of our voting stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10 percent (10%) or greater beneficial ownership interest.
We also adopted policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our audit committee charter, the audit committee will have the responsibility to review related person transactions.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of April 3, 2023, by:
•each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of any class of our Common Stock;
•each of our current named executive officers and directors; and
•all of our current executive officers and directors, as a group.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.
The beneficial ownership percentages set forth in the table below are based on 99,561,148 shares of Common Stock issued and outstanding as of April 3, 2023 and do not take into account the issuance of any shares of Common Stock upon the exercise of warrants to purchase up to 12,500,000 shares of Common Stock that remain outstanding.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

Name of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Executive Officers and Directors:
Orlando Zayas(2)	6,260,231	6.0%
Karissa Cupito(3)	2,021,394	2.0%
Derek Medlin(4)	1,566,469	1.6%
Chandan Chopra(5)	1,284,417	1.3%
Lee Einbinder(6)	1,588,878	1.6%
Don Gayhardt	23,809	*
Brian Hirsch(7)	5,016,878	5.0%
Chris Masto(8)	24,565,173	24.7%
Joyce Phillips(9)	41,322	*
Bruce Taragin(10)	6,575,765	6.6%
Jane J. Thompson(11)	61,322	*
All directors and executive officers as a group (12 individuals)	49,005,658	49.2%

5% Stockholders:
CURO Financial Technologies Corp.(12)	27,531,669	27.7%
Iridian Asset Management LLC/CT (13)	6,666,234	6.7%
Blumberg Capital III, L.P.(14)	6,465,834	6.5%
__________________
*Indicates less than 1 percent
(1)Unless otherwise noted, the business address of those listed in the table above is 5204 Tennyson Parkway, Suite 500, Plano, TX 75024
(2)Includes 511,679 Earn-out Shares (as defined in the Merger Agreement) that will vest upon achievement of certain Common Stock trading price threshold), options to acquire 4,248,432 shares of Common Stock and 295,806 RSUs that have vested or will vest within 60 days of April 3, 2023.

(3)Includes 180,437 Earn-out Shares, options to acquire 1,513,447 shares of common stock, 148,236 RSUs that have vested or will vest within 60 days of April 3, 2023.
(4)Includes 143,496 Earn-out Shares, options to acquire 1,081,843 shares of common stock and 148,236 RSUs that have vested or will vest within 60 days of April 3, 2023.
(5)Includes 97,479 Earn-out Shares, options to acquire 981,709 shares of common stock and 66,706 RSUs that have vested or will vest within 60 days of April 3, 2023.
(6)Includes 772,361 shares of common stock, including 322,986 Earn-out Shares and 400,000 shares owned by Lisa Einbinder as trustee of Lee Einbinder 2011 Irrevocable Trust, and which Mr. Einbinder disclaims any beneficial ownership therein, 49,375 shares issuable upon the exercise of Private Placement Warrants held by Mr. Einbinder.
(7)Includes 4,608,069 shares of Common Stock, including 603,225 Earn-out Shares, held by Tribeca Venture Fund I (NY), L.P., Tribeca Venture Fund I, L.P. and Tribeca Annex Fund (collectively, the “Tribeca Entities”) and 408,809 shares of common stock held directly by Mr. Hirsch. Each of Tribeca Venture Partners I GP, LLC, the general partner of the Tribeca Entities, and Brian Hirsch, a member of our board of directors, and Charles Meakem, the managing partners of Tribeca Venture Partners I GP, LLC, have voting and dispositive power over the shares held by the Tribeca Entities. Mr. Hirsch is a Co-Founder and Managing Partner of Tribeca Venture Partners. The address of each of these entities is 99 Hudson Street, 15th Floor New York, NY 10013. Mr. Hirsch disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(8)Includes 24,541,364 shares of common stock, including 2,990,305 Earn-out Shares, held by the CURO Entities. Mr. Masto is a director of CURO, and may share voting or dispositive power over such shares. Mr. Masto has disclaimed any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(9)Includes 41,322 RSUs that have vested and were issued to Ms. Phillips in conjunction with her appointment to the Board in February 2022.
(10)Includes 6,465,834 shares of common stock, including 853,847 Earn-out Shares, held of record by Blumberg Capital III, L.P. ("BC III") and 86,132 shares of common stock held directly by Mr. Taragin. Mr. Taragin is a managing director of Blumberg Capital. Blumberg Capital Management III, L.L.C. ("BCM III") is the sole general partner of BC III and owns no shares of Katapult directly. David J. Blumberg is the managing director of BCM III and owns no shares of Katapult directly. BCM III and Mr. Blumberg share voting and dispositive power over the shares held by BC III and may be deemed to beneficially own the shares held by BC III. Taragin has disclaimed any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(11)Includes 41,322 RSUs that have vested and were issued to Ms. Thompson in conjunction with her appointment to the Board in February 2022.
(12)According to Amendment No. 1 to Schedule 13D filed with the SEC on December 14, 2021 by the CURO Entities, wherein the CURO Entities reported beneficial ownership of 24,541,364 shares of common stock, including 2,990,305 Earnout Shares, as of December 10, 2021. The business address of CURO and its subsidiaries who together hold beneficial ownership of the shares is 3615 North Ridge Road, Wichita, KS 67205.
(13)According to the Schedule 13G filed with the SEC on February 3, 2023 by Iridian Asset Management LLC/CT reported beneficial ownership of 6,666,234 shares of common stock. The business address of Iridian Asset Management LLC/CT is 120 Post Road West, Westport, CT 06880.
(14)According to the Schedule 13G filed with the SEC on February 14, 2022 by BC III, BCM III and David J. Blumberg, wherein BC III, BCM III and David J. Blumberg reported beneficial ownership of 6,465,834 shares of common stock, including 853,847 Earn-out Shares, as of February 14, 2021. The business address of Blumberg is 432 Bryant Street, San Francisco, CA 94107.

SELLING SECURITYHOLDERS
The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock and Private Placement Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock or the Private Placement Warrants after the date of this prospectus.
The following table sets forth information concerning the shares of Common Stock and Private Placement Warrants that may be offered from time to time by each Selling Securityholder. The 12,500,000 shares of Common Stock issuable upon exercise of the Public Warrants are not included in the table below.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
Our registration of the shares of Common Stock does not necessarily mean that the Selling Securityholders will sell all or any of such Common Stock or Private Placement Warrants. The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of June 9, 2021 concerning the Common Stock and Private Placement Warrants that may be offered from time to time by each Selling Securityholder with this prospectus. The beneficial ownership of our voting securities is based on 99,561,148 shares of our common stock issued and outstanding as of April 3, 2023. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering(1)	Private Placement Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
PIPE Investors
Citadel Multi-Strategy Equities Master Fund Ltd.(9)	350,000	—	350,000	—	—	—	—
Debt Opportunities Master Fund, LP(10)	500,000	—	500,000	—	—	—	—
HBK Master Fund L.P.(11)	250,000	—	250,000	—	—	—	—
CVI Investments Inc.(12)	400,000	—	400,000	—	—	—	—
Jane Street Global Trading, LLC(13)	400,000	—	400,000	—	—	—	—
MMF LT, LLC(14)	300,000	—	300,000	—	—	—	—
Senator Global Opportunity Master Fund L.P.(15)	1,000,000	—	1,000,000	—	—	—	—

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering(1)	Private Placement Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Suvretta Master Fund, Ltd.(16)	746,000	—	746,000	—	—	—	—
Suvretta Long Master Fund, Ltd.(16)	4,000	—	4,000	—	—	—	—
Taconic Opportunity Master Fund L.P.(17)	100,000	—	100,000	—	—	—	—
Tiger Global Investments, L.P.(18)	5,000,000	—	5,000,000	—	—	—	—
WCH Fund I, LP(19)	1,000,000	—	1,000,000	—	—	—	—
D.E. Shaw Oculus Portfolios, L.L.C.(20)	272,940	—	250,000	—	22,940	—	—
D.E. Shaw Valence Portfolios, L.L.C.(20)	818,763	—	750,000	—	68,763	—	—
Iridian Eagle Fund, LP(21)	300,000	—	300,000	—	—	—	—
Iridian Raven Fund, LP(22)	170,000	—	170,000	—	—	—	—
Iridian Wasabi Fund, LP(23)	30,000	—	30,000	—	—	—	—
Light Street Mercury Master Fund, L.P.(24)	1,140,000	—	1,140,000	—	—	—	—
Light Street Tungsten Master Fund, L.P.(24)	48,210	—	48,210	—	—	—	—
Light Street Halo, L.P.(24)	11,790	—	11,790	—	—	—	—
BEMAP Master Fund Ltd.(25)	30,592	—	30,592	—	—	—	—
Bespoke Alpha MAC MIM LP(25)	3,733	—	3,733	—	—	—	—
DS Liquid Div RVA MON LLC(25)	24,826	—	24,826	—	—	—	—
Monashee Pure Alpha SPV I LLP(25)	17,117	—	17,117	—	—	—	—
SFL SPV I LLC(25)	4,971	—	4,971	—	—	—	—
Monashee Solitario Fund LP(25)	18,761	—	18,761	—	—	—	—
MAP 240 Segregated Portfolio(26)	870,000	—	870,000	—	—	—	—
Newberger Berman Principal Strategies Master Fund, LP(26)	330,000	—	330,000	—	—	—	—
Park West Partners International, Limited(27)	9,000	—	9,000	—	—	—	—

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering(1)	Private Placement Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Park West Investors Master Fund, Limited(27)	91,000	—	91,000	—	—	—	—
Nineteen 77 Global Multi-Strategy Alpha Master Limited(28)	346,125	—	346,125	—	—	—	—
Nineteen 77 Global Merger Arbitrage Opportunity Fund(28)	57,750	—	57,750	—	—	—	—
Nineteen 77 Global Merger Arbitrage Master Limited(28)	346,125	—	346,125	—	—	—	—
Brookdale Global Opportunity Fund(29)	37,000	—	37,000	—	—	—	—
Brookdale International Partners, L.P.(29)	63,000	—	63,000	—	—	—	—

Directors and Officers(1)
Lee Einbinder	990,694	49,375	990,694	49,375	—	—	—
Orlando Zayas(2)	5,761,683	—	1,513,251	—	4,248,432	4.3%	—
Karissa Cupito(3)	1,775,250	—	261,803	—	1,513,447	1.5%	—
Derek Medlin(4)	1,345,325	—	263,482	—	1,081,843	1.1%	—
Bruce Taragin(5)	6,465,834	—	6,465,834	—	—	—	—
Brian Hirsch(6)	4,608,069	—	4,608,069	—	—	—	—
Don Gayhardt(7)	21,892,864	—	21,892,864	—	—	—	—
Chris Masto(8)	21,892,864	—	21,892,864	—	—	—	—
Joanne Bradford	—	—	—	—	—	—	—

Sponsor Investors
Vellar Special Opportunity Fund LLC(32)	645,000	53,750	645,000	53,750	—	—	—
Fintech Masala FSA Holdings, LLC(33)	444,897	—	444,897	—	—	—	—
Leon Wagner(34)	842,472	45,000	842,472	45,000	—	—	—
Gabriel Wagner(35)	35,000	—	35,000	—	—	—	—
Daniel Wagner(36)	35,000	—	35,000	—	—	—	—
JRCAK LLC(37)	912,472	45,000	912,472	45,000	—	—	—
Marc Utay(38)	405,543	20,000	405,543	20,000	—	—	—
Cornet Investments LLC(39)	506,929	25,000	506,929	25,000	—	—	—
Jay Levine(40)	100,000	10,000	100,000	10,000	—	—	—

	Before the Offering				After the Offering
Name and Address of Selling Securityholder	Common Stock Beneficially Owned Prior to the Offering(1)	Private Placement Warrants Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Number of Private Placement Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
Aris Kekedjian(41)	125,000	10,000	125,000	10,000	—	—	—
Bob Matza(42)	125,000	10,000	125,000	10,000	—	—	—
Diane Glossman(43)	25,000	—	25,000	—	—	—	—
Steven Handwerker(44)	125,000	7,500	125,000	7,500	—	—	—
Richard Sarnoff(45)	77,143	10,000	77,143	10,000	—	—	—
Norman Leben(46)	77,143	10,000	77,143	10,000	—	—	—
Howard Kurz(47)	1,042,708	36,875	1,042,708	36,875	—	—	—
Lee Einbinder 2011 Irrevocable Trust(48)	400,000	—	400,000	—	—	—	—
Other Selling Securityholders
CURO Financial Technologies Corp.(8)	21,892,864	—	21,892,864	—	—	—	—
Blumberg Capital III, L.P.(30)	6,465,834	—	6,465,834	—	—	—	—
Tribeca Venture Fund I, L.P.(6)	3,825,644	—	3,825,644	—	—	—	—
Tribeca Venture Fund I (NY), L.P.(6)	663,604	—	663,604	—	—	—	—
Fanqiu Sun(31)	172,579	—	172,579	—	—	—	—
Chandan Chopra(31)	97,479	—	97,479	—	—	—	—

Total Securities	64,339,465	332,500	57,404,040	332,500	6,935,425	—	—
__________________
*Less than one percent.
(1)Unless otherwise note, the business address of each director and officer is 5204 Tennyson Parkway, Suite 500, Plano, TX 75024.
(2)Includes 511,679 Earnout Shares and options to acquire 4,248,432 shares of Common Stock that have vested or will vest within 60 days of the Closing.
(3)Includes 180,437 Earnout Shares and options to acquire 1,513,447 shares of Common Stock that have vested or will vest within 60 days of the Closing.
(4)Includes 143,496 Earnout Shares and options to acquire 1,081,843 shares of Common Stock that have vested or will vest within 60 days of the Closing.
(5)Includes 853,847 Earnout Shares. Shares are held by Blumberg Capital III, L.P. The business address of Blumberg Capital III, L.P. is 432 Bryant Street, San Francisco, CA 94107.
(6)Includes 603,225 Earnout Shares. Includes shares held by Tribeca Venture Fund I (NY), L.P., Tribeca Venture Fund I, L.P. and Tribeca Annex Fund, of which Mr. Hirsch is the Managing Partner. Mr. Hirsch disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of Mr. Hirsch is 99 Hudson Street, 15th Floor, New York, NY 10013.
(7)Includes 2,990,305 Earnout Shares. Includes shares held by CURO Financial Technologies Corp. (“CURO”). As of June 9, 2021 Mr. Gayhardt was a director and Chief Executive Officer of CURO Group Holdings Corp., the parent company of CURO, and may have shared voting or dispositive power over such shares until November 15, 2022 when he resigned as director and Chief Executive Officer.. Mr. Gayhardt disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(8)Includes 2,990,305 Earnout Shares. Includes shares held by CURO Financial Technologies Corp. (“CURO”). Mr. Masto is a director of CURO Group Holdings Corp., the parent company of CURO, and may share voting or dispositive power over such shares. Mr. Masto disclaim any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of CURO and Mr. Masto is 3615 North Ridge Road, Wichita, KS 67205.

(9)Citadel Advisors LLC, as the Portfolio Manager of the Selling Stockholder, has voting and dispositive power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Maples Corporate Services Limited PO Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104.
(10)EJF Debt Opportunities GP, LLC is the general partner of the Selling Securityholder and may be deemed to share beneficial ownership over the shares held by the Selling Securityholder. The registered office address of the Selling Securityholder is c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands.
(11)HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over the shares held by the Selling Securityholder pursuant to an Investment Management Agreement between HBK Investments L.P. and the Selling Securityholder. HBK Investments L.P. has delegated discretion to vote and dispose of the shares held by the Selling Securityholder to HBK Services LLC. The following individuals may be deemed to have control over HBK Investments L.P. and HBK Services LLC: Jamiel A. Akhtar, David C. Haley, Jon L. Mosle III and Matthew F. Luth. Each of the HBK Services LLC and the individuals listed above disclaim beneficial ownership of any of the securities reported. The business address of the Selling Securityholder is c/o HBK Services LLC, 2300 North Field Street, Suite 2200, Dallas, TX 75201.
(12)Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc.is affiliated with one or more FINRA member, none of whom are currently expected to participate in the offering described herein. The business address of the Selling Securityholder is 101 California St., Suite 3250, San Francisco, CA 94111.
(13)The business address of the Selling Securityholder is 250 Vesey Street, New York, NY 10281.
(14)Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.
(15)Senator Investment Group LP, or Senator, is investment manager of the selling security holder, Senator Global Opportunity Master Fund LP, and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling security holder. Mr. Silverman disclaims beneficial ownership of the shares held by the selling security holder. The business address of the Selling Securityholder is c/o Senator Investment Group LP, 510 Madison Ave, 28th Floor, New York, NY 10022.
(16)Aaron Cowen as control person of Suvretta Capital Management, LLC, the investment manager of the Selling Securityholder, may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 540 Madison Avenue, 7th Floor, New York, NY 10022.
(17)Taconic Capital Advisors L.P. is the investment advisor of the Selling Security holder and may share dipositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 280 Park Avenue, 5th Floor, New York, NY 10017.
(18)Tiger Global Management, LLC is the investment advisor to Tiger Global Investments, L.P. and is controlled by Chase Coleman and Scott Shleifer. The business address of each of these entities and individuals is c/o Tiger Management, LLC, 9 West 57th Street, 35th Floor, New York, New York 10019.
(19)Willoughby Capital Holdings, LLC is the sole owner of the general partner of the Selling Securityholder and may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Willoughby Capital Holdings, LLC, 10 Bank St., Suite 1120, White Plains, NY 10606.
(20)Shares offered hereby consist of 250,000 shares held by D. E. Shaw Oculus Portfolios, L.L.C. (“Oculus”) and 750,000 shares held by D. E. Shaw Valence Portfolios, L.L.C. (“Valence,” and such offered shares held by Oculus and Valence, the “Subject Shares”). Oculus and Valence each have the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the Subject Shares directly owned by it. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of Oculus and Valence, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of Oculus and Valence, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc. or DESCO II Inc. owns any shares of the Common Stock directly, and each such entity disclaims beneficial ownership of the Subject Shares. David E. Shaw does not own any shares of the Common Stock directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares. The business address of the Selling Securityholders is c/o the D. E. Shaw & Co. L.P., 1166 Avenue of the Americas, 9th Floor, New York, NY 10036.
(21)Iridian Asset Management LLC is the investment advisor and Corstan Associates LLC is the general partner of the Selling Securityholder, both of whom may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 276 Post Road West, Westport, CT 06880.
(22)Iridian Asset Management LLC is the investment advisor and Iridian Real Estate LLC is the general partner of the Selling Securityholder, both of whom may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 276 Post Road West, Westport, CT 06880.

(23)Iridian Asset Management LLC is the investment advisor and CET Partners LLC is the general partner of the Selling Securityholder, both of whom may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 276 Post Road West, Westport, CT 06880.
(24)The general partner of the Selling Securityholder is Light Street Capital Management, LLC and may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 525 University Avenue, Suite 300, Palo Alto, CA 94301.
(25)The Selling Securityholder is affiliated with Monashee Investment Management, LLC which may share dispotive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.
(26)Neuberger Berman Group LLC (“NBG”) and certain of its affiliates, including Neuberger Berman Investment Advisers LLC (“NBIA”), as investment manager or sub-adviser of the Selling Securityholder have voting power and investment power over the shares held by the Selling Securityholder. NBG and its affiliates do not, however, have any economic interest in the shares held by the Selling Securityholder. The business address of NBIA is 190 S. LaSalle St., Suite 2300, Chicago, IL 60603.
(27)Park West Asset Management LLC is the investment manager of the Selling Securityholder and may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is 900 Larkspur Landing Circle, Suite 165, Larkspur, CA 94939.
(28)UBS O’Connor LLC is the investment manager of the Selling Securityholder and may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o UBS O’Connor LLC, One N. Wacker Dr., 31st Floor, Chicago, IL 60606.
(29)Weiss Asset Management LP is the investment manager of Brookdale International Partners, L.P. (“BIP”) and Brookdale Global Opportunity Fund (“BGO”). Andrew Weiss is Manager of WAM GP LLC, which is the general partner of Weiss Asset Management LP, the investment manager of BGO and BIP. WAM GP LLC is also Manager of BIP GP LLC, the general partner of BIP. Andrew Weiss, as Manager of WAM GP LLC, has voting and dispositive power with respect to the securities held by BGO and BIP. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The business address of the Selling Securityholder is c/o Weiss Asset Management, 222 Berkeley Street, 16th Floor, Boston, MA 02116.
(30)Includes 853,847 Earnout Shares. The business address of Blumberg Capital III, L.P. is 432 Bryant Street, San Francisco, CA 94107.
(31)The business address of the Selling Securityholder is c/o Katapult Holdings, Inc., 5204 Tennyson Parkway, Suite 500, Plano, TX 75024.
(32)The controlling shareholder of the Selling Securityholder is Cohen & Company Financial Management, LLC and may share dispositive and voting power of the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Solomon Cohen, 3 Columbus Circle, Suite 2400, New York, NY 10019.
(33)The managing member of the Selling Securityholder is Daniel Cohen and may share dispositive and voting power of the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Daniel Cohen, 3 Columbus Circle, Suite 2400, New York, NY 10019.
(34)The address of the Selling Securityholder is 200 Dorado Beach Drive, Unit 3532, Dorado, Puerto Rico 00646.
(35)The address of the Selling Securityholder is 10360 West Smith Road, Litchfield, OH 44253.
(36)The address of the Selling Securityholder is 19101 Mystic Point Drive, #2708, Aventura, FL 33180.
(37)The managing member of the Selling Securityholder is Jason Capone and may share dispositive and voting power of the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Jason Capone, 200 Dorado Beach Drive, West Beach 3512, Dorado, Puerto Rico 00646.
(38)The address of the Selling Securityholder is 860 Park Avenue, New York, NY 10075.
(39)Marc Utay and Eric Kogan are the managing members of the Selling Securityholder and may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is Clarion Partners, 527 Madison Avenue, 10th floor, New York, NY10022.
(40)The address of the Selling Securityholder is 1900 Sunset Harbour Drive, Unit 2102, Miami Beach, FL 33139.
(41)The address of the Selling Securityholder is 2960 NE 207th Street, Unit 1115, Aventura FL 33180.
(42)The address of the Selling Securityholder is 8 Cooper Road, Scarsdale, NY 10583.
(43)The address of the Selling Securityholder is 1833 Aquetong Road, New Hope, PA 18938.
(44)The address of the Selling Securityholder is 6799 Collins Avenue, Apt 705, Miami Beach, FL 33141.
(45)The address of the Selling Securityholder is 15 West 81st Street, New York, NY 10024.
(46)The address of the Selling Securityholder is 1 East 66th Street, Apt 17A, New York, NY 10065.
(47)The address of the Selling Securityholder is 164 East 70th Street, New York, NY 10021.
(48)Lisa Einbinder is the trustee of the Lee Einbinder 2011 Irrevocable Trust and has sole voting and dispositive power over the shares held by it. The address of the Selling Securityholder is 121 Squire Road, Roxbury, CT 06783.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Amended and Restated Charter, our Amended and Restated Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you reach each of the Amended and Restated Charter, the Amended and Restated Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
The Amended and Restated Charter authorizes the issuance of 250,000,000 shares of Common Stock, par value $0.0001 per share, and 25,000,000 shares of undesignated preferred stock, $0.0001 par value (“Preferred Stock”).
As of April 3, 2023, there were 99,561,148 shares of Common Stock outstanding, no shares of Preferred Stock outstanding, 12,500,000 Public Warrants outstanding and 332,500 Private Placement Warrants outstanding.
Common Stock
Holders of Common Stock are entitled to one (1) vote for each share held of record on all matters properly submitted to a vote of stockholders, including the election or removal of directors. Unless specified in the Amended and Restated Charter or Amended and Restated bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the votes cast at any meeting of our stockholders at which there is a quorum is required to approve any such matter voted on by its stockholders. our board of directors is divided into three (3) classes, each of which will generally serve for a term of three (3) years with only one (1) class of directors being elected each year. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. Stockholders are entitled to receive ratable dividends, if any, as may be declared from time-to-time by our Board out of legally available assets or funds.
Redeemable Warrants
The warrants were issued in registered form under a Warrant Agreement between CST, as warrant agent, and FinServ (the “Warrant Agreement”). The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding warrants to make any change that adversely affects the interests of the registered holders of warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified check payable to us or by wire transfer, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of our common stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.
In addition, if (x) we issued additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at a Newly Issued Price (as defined in the Warrant Agreement) of less than $9.20 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the

Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the warrantholder.
Each whole warrant entitles the registered holder to purchase one (1) whole share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, 30 days after the completion of the initial business combination. Pursuant to the Warrant Agreement, a warrantholder may exercise its warrants only for a whole number of shares of Common Stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. Only whole warrants are traded. The warrants will expire five (5) years after the completion of the initial business combination, at 5:00 p.m. Eastern Time or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No warrant is exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a warrant unless Common Stock issuable upon such warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.
Once the warrants become exercisable, we may call the warrants for redemption:
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrantholder; and
•if, and only if, the reported last sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three (3) business days before we send the notice of redemption to the warrantholders.
If and when the warrants become redeemable, we may not exercise its redemption right if the issuance of shares of our Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.
We established the last of the redemption criteria discussed above to prevent a redemption call unless there is, at the time of the call, a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder is entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call its warrants for redemption and its management does not take advantage of this option, FinServ Holdings LLC, the Sponsor, and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that, to the warrant agent’s actual knowledge, after giving effect to such exercise, such person (together with such person’s affiliates) would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of our common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities, or other assets to the holders of our Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.
If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.
Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of its outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the warrantholders will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to warrantholders when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the warrantholders otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrantholder for the loss of the option value portion of the warrant due to the requirement that the warrantholder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
Annual Stockholder Meetings
Our Amended and Restated Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by means of remote communication.
Anti-Takeover Effects of Our Amended and Restated Charter and Amended and Restated Bylaws and Certain Provisions of Delaware Law
Our Amended and Restated Charter and Amended and Restated Bylaws contains and the DGCL contains provisions, as summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares.
However, the listing requirements of Nasdaq, which would apply so long as the common stock remains listed on the Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power of our capital stock or the-then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
Our board of directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of us or the removal of its management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
One of the effects of the existence of unissued and unreserved Common Stock or Preferred Stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.
Classified Board of Directors
The Amended and Restated Charter provides that our board of directors are classified into three (3) classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three (3) year term. As a result, approximately one-third (1/3) of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. The Amended and Restated Charter and Amended and Restated Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.
Business Combinations
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•a stockholder who owns 20% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•an affiliate of an interested stockholder; or
•an associate of an interested stockholder, for three (3) years following the date that the stockholder became an interested stockholder.
A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
•our board of directors approves the transaction that made the stockholder an “interested stockholder, prior to the date of the transaction;”
•after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
•on or subsequent to the date of the transaction, the initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds (2/3) of the outstanding voting stock not owned by the interested stockholder.
Removal of Directors; Vacancies
Under the DGCL, and as provided in our Amended and Restated Charter, a director serving on a classified board may be removed by the stockholders only for cause and only by the affirmative vote of holders of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the Amended and Restated Charter provides that any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director (and not by stockholders) even if less than a quorum.

No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the amended and restated certificate of incorporation specifically authorizes cumulative voting. The Amended and Restated Charter and the Amended and Restated Bylaws do not authorize cumulative voting.
Special Stockholder Meetings
The Amended and Restated Charter provides that special meetings of our stockholders may be called at any time only by or at the direction of the chief executive officer, the board of directors or the chairperson of the board of directors pursuant to a resolution adopted by a majority of the board of directors. Our Amended and Restated Bylaws provide that the business transacted at a special meeting shall be limited to the matters so stated in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of us.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Katapult’s Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice. Our Amended and Restated Bylaws allow the board to adopt rules and regulations for the conduct of meetings as it deems appropriate which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
The Amended and Restated Charter provides that unless we consent to the selection of an alternative forum, any (1) derivative action or proceeding brought on behalf of us, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our stockholders, (3) action asserting a claim against our Amended and Restated Charter or our Amended and Restated Bylaws, (4) action asserting a claim against us, its directors, officers or employees governed by the internal affairs doctrine and (5) any action asserting an “internal corporate claim” as such term is defined in Section 115 of the DGCL, and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act. However, the Amended and Restated Charter notes that the exclusive forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The Amended and Restated Charter further provides that unless we consent to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act or the any other claim for which the federal courts have exclusive jurisdiction. The Amended and Restated Charter provides that any person or entity purchasing or otherwise acquiring or holding any interest in any security of us will be deemed to have notice of and consented to the exclusive forum provision.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. The Amended and Restated Charter, to the extent allowed by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or their respective affiliates in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have, and we renounce any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which they may become aware to us, except with respect to any of our directors or officers regarding a corporate opportunity that was offered to such person solely in his or her capacity as one of our directors or officers and (i) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for it to pursue and (ii) the director or officer is permitted to refer that opportunity to us without violating any legal obligation.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Amended and Restated Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the our rights and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
Our Amended and Restated Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL and, to the extent reasonably available, shall carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, employees and agents for certain liabilities. We also are expressly authorized to enter into contract with such persons providing indemnification rights equivalent to or, if the board of directors so determines, greater than, those provided in the amended and restated bylaws. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the Amended and Restated Charter and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.
These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent and Warrant Agent
The transfer agent and warrant agent is Continental Stock Transfer & Trust.

PLAN OF DISTRIBUTION
We are registering (i) up to 57,071,540 shares of Common Stock for possible disposition by the Selling Securityholders from time to time, (ii) up to 332,500 Private Placement Warrants for possible sale by the Selling Securityholders from time to time and (iii) up to 12,832,500 shares of Common Stock that are issuable upon the exercise of the Warrants by the holders thereof. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock and Warrants to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock or Warrants.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered, sold, distributed, transferred or otherwise disposed of from time to time by the Selling Securityholders. The term “Selling Securityholders” includes assignees, distributees, donees, pledgees, transferees (including Permitted Transferees as defined in the A&R RRA) or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each disposition. Such dispositions may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The Selling Securityholders may dispose of their shares of Common Stock or Warrants by one or more of, or a combination of, the following methods:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of Nasdaq;
•through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;
•distributions to their shareholders, partners, members or other affiliates;
•to or through underwriters or broker-dealers;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•in options transactions;

•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.
In addition, a Selling Securityholder (or its ultimate parent) that is an entity may elect to make a pro rata in-kind distribution of securities to its shareholders, partners, members or affiliates pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such shareholders, members, partners or affiliates would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the pledgees, donees, transferees, assignees, successors and other permitted transferees will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholders that pledgees, donees, transferees, assignees, successors and other permitted transferees intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholders.
With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
•the specific securities to be offered and sold;
•the names of the Selling Securityholders;
•the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
•settlement of short sales entered into after the date of this prospectus;
•the names of any participating agents, broker-dealers or underwriters; and
•any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions at negotiated prices. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker- dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
The Selling Securityholders party to the A&R RRA have agreed, and the other Selling Securityholders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.
Restrictions to Sell
Pursuant to the A&R RRA the restricted stockholders agreed not to dispose of or hedge any of their Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period 180 days after the Closing Date.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material United States federal income tax consequences of the purchase, ownership and disposition of our common stock and warrants, which we refer to collectively as our “securities,” as of the date hereof. This discussion is limited to persons who purchase our securities pursuant to this offering and who hold our securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxes and does not deal with any estate or gift tax consequences or any foreign, state, local or other tax considerations that may be relevant to holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a former citizen or long-term resident of the United States, regulated investment company, S corporation, real estate investment trust, foreign pension fund, tax qualified retirement plan, bank, financial institution, insurance company, investment fund, tax-exempt organization, governmental organization, trader, broker or dealer in securities “controlled foreign corporation,” “passive foreign investment company,” a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity), person subject to the alternative minimum tax, person that owns, or has owned, actually or constructively, more than 5% of our common stock, person who has elected to mark securities to market, person who acquired shares of our common stock as compensation or otherwise in connection with the performance of services, person who has acquired shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment or an accrual-method taxpayer subject to special tax accounting rules under Section 451(b) of the Code). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership (or other entity treated as a partnership for United States federal income tax purposes) or partner of a partnership holding our securities, you should consult your tax advisors.
If you are considering the purchase of our securities, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of our securities, as well as the consequences to you arising under other United States federal tax laws, the laws of any other taxing jurisdiction, or an applicable tax treaty. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO POTENTIAL CHANGES IN UNITED STATES FEDERAL TAX LAW AS WELL AS POTENTIAL CHANGES IN STATE, LOCAL OR FOREIGN TAX LAWS.
Tax Consequences to U.S. Holders
This section applies to you if you are a “U.S. holder.” A “U.S. holder” means a beneficial owner of our common stock or warrants, as applicable (other than an entity treated as a partnership for United States federal income tax purposes) that is, for United States federal income tax purposes, any of the following:
i.an individual citizen or resident of the United States;
ii.a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
iii.an estate an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Taxation of Distributions
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Sale, Exchange or Other Taxable Disposition of our Common Stock and Warrants”). Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requirements relating to the requisite holding period are satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that currently are subject to tax at preferential long-term capital gains rates.
Possible Constructive Distributions
The terms of each warrant provide for an adjustment to the number of shares of our common stock for which the warrant may be exercised or to the exercise price of the warrant on the occurrence of certain events. An adjustment which has the effect of preventing dilution generally is not a taxable event. U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of our common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants), including as a result of a distribution of cash or other property to the holders of shares of our common stock which is taxable to such holders of such shares as a distribution. Any constructive distribution received by a U.S. holder would be subject to tax in the same manner as if such U.S. holder received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment. Generally, a U.S. holder’s adjusted tax basis in its warrants would be increased to the extent any such constructive distribution is treated as a dividend.
Sale, Exchange or Other Taxable Disposition of our Common Stock and Warrants
Upon sales, exchanges or other taxable dispositions of our common stock or warrants (which, in general, would include a redemption of our warrants that is treated as a taxable exchange of such warrants as described below under “\—Exercise, Lapse or Redemption of a Warrant”), a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of all other property received upon such disposition and (ii) such U.S. holder’s adjusted tax basis in its common stock or warrant. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in the common stock or warrant is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) generally are subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Exercise, Lapse or Redemption of a Warrant
A U.S. holder generally will not recognize taxable gain or loss as a result of the acquisition of our common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the shares of our common stock received upon exercise of the warrants generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrants and the exercise price of such warrants. For U.S. federal income tax purposes, it is unclear whether the U.S. holder’s holding period for our common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s tax basis in the common stock received would equal such holder’s basis in the warrants. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of our common stock would include the holding period of the warrants exercised therefor.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining warrants, which would be deemed to be exercised. For this purpose, a U.S. holder would be deemed to have surrendered a number of warrants having an aggregate value equal to the exercise price for the number of warrants deemed exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the exercise price of the warrants deemed exercised and such holder’s tax basis in the warrants deemed surrendered. Such gain or loss would be long-term or short-term depending on the U.S. holder’s holding period in the warrants deemed surrendered. In this case, the U.S. holder’s tax basis in the common stock received would equal the sum of its initial investment in the warrants deemed exercised and the exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the common stock received, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above would be adopted by the Internal Revenue Service (“IRS”) or a court of law. Accordingly, U.S. holders should consult their own tax advisors regarding the tax consequences of a cashless exercise.
If we redeem warrants for cash or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “—Sale, Exchange or Other Taxable Disposition of our Common Stock and Warrants.”
If we give notice of an intention to redeem warrants and a U.S. holder exercises its warrants on a cashless basis and receives an amount of common stock in respect thereof, we intend to treat such exercise as a redemption of warrants for the common stock for U.S. federal income tax purposes. Such redemption should be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, a U.S. holder should not recognize any gain or loss on the redemption of warrants for shares of our common stock. A U.S. holder’s aggregate tax basis in the shares of our common stock received in the redemption generally should equal such holder’s aggregate tax basis in the warrants redeemed and the holding period for the shares of our common stock received should include such holder’s holding period for the surrendered warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated differently, including as, in part, a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of warrants. Accordingly, U.S. holders are urged to consult their own tax advisors regarding the tax consequences of a redemption of warrants for shares of our common stock.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to payments to a U.S. holder of dividends on shares of common stock (as well as constructive dividends deemed paid with respect to the warrants) and the proceeds of a sale of common stock or warrants, unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.
Tax Consequences to Non-U.S. Holders
This section applies to you if you are a “non-U.S. holder.” A “non-U.S. holder” means a beneficial owner of our securities (other than an entity treated as a partnership for United States federal income tax purposes) that is, for United States federal income tax purposes, any of the following:
a.a non-resident alien individual, other than a former citizen or resident of the U.S. subject to U.S. tax as an expatriate;
b.a foreign corporation; or
c.an estate or trust that is not a U.S. holder.
Taxation of Distributions
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, including a constructive dividend to a non-U.S. holder of warrants (as described above under “—Tax Consequences to U.S. Holders-–Possible Constructive Dividends”), the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles.
Subject to the discussions below regarding effectively connected income, backup withholding and Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. In the case of any constructive dividend to a non-U.S. holder of warrants, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credit to such non-U.S. holder. A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-BEN or Form W- 8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our securities are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may be eligible to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent certifying eligibility for exemption. However, any such effectively connected dividends paid on our securities generally will be subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
Sale, Exchange or Other Taxable Disposition of our Common Stock and Warrants
Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder on the sale or other disposition of our securities generally will not be subject to United States federal income tax unless:

i.the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);
ii.the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
iii.we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our securities and certain exceptions do not apply.
A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States, provided that the non-U.S. holder has timely filed United States federal income tax returns with respect to such losses.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Exercise, Lapse or Redemption of a Warrant
The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a non-U.S. holder, or the redemption of a warrant held by a non-U.S. holder generally will correspond to the U.S. federal income tax treatment of the exercise, lapse or redemption of a warrant by a U.S. holder, as described above under “Tax Consequences to U.S. Holders — Exercise, Lapse or Redemption of a Warrant”, although to the extent a cashless exercise or redemption of a warrant results in a taxable exchange, the consequences would be similar to those described above under “—Sale, Exchange or Other Taxable Disposition of our Common Stock and Warrants.”
Information Reporting and Backup Withholding
Distributions (including constructive dividends) paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our securities made within the United States or conducted through certain U.S.-related financial intermediaries, unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding. The certification procedures required to claim a reduced rate of withholding under a treaty will generally satisfy the certification requirements necessary to avoid backup withholding as well.
Backup withholding is not an additional tax and the amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS in a timely manner.
Additional Withholding Requirements
Under FATCA, a 30% United States federal withholding tax may apply to any dividends (including constructive dividends) paid on our securities to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Taxation of Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA currently applies to dividends paid on our securities. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to gross proceeds from a sale or other disposition of our securities, which may be relied upon by taxpayers until final regulations are issued. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our securities.

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by DLA Piper LLP (US). If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Katapult Holdings, Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, included in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.katapult.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO FINANCIAL STATEMENTS
Audited Financial Statements of Katapult Holdings, Inc. and Subsidiaries as of December 31, 2022 and 2021 and for the Years Ended December 31, 2022 and 2021.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the stockholders and Board of Directors of Katapult Holdings, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Katapult Holdings, Inc. and subsidiaries (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit), and cash flows, for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ DELOITTE & TOUCHE LLP
New York, NY
March 9, 2023
We have served as the Company’s auditor since 2018.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share and per share amounts)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$65,430	$92,494
Restricted cash	4,411	3,937
Accounts receivable, net of allowance for doubtful accounts of $6,248 at December 31, 2021	—	2,007
Property held for lease, net of accumulated depreciation and impairment (Note 3)	50,278	61,752
Prepaid expenses and other current assets	8,515	4,249
Total current assets	128,634	164,439
Property and equipment, net (Note 4)	557	576
Security deposits	91	91
Capitalized software and intangible assets, net (Note 5)	1,847	1,056
Right-of-use assets (Note 8)	772	—
Total assets	$131,901	$166,162
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,264	$2,029
Accrued liabilities (Note 6)	14,532	11,959
Revolving line of credit (Note 7)	—	—
Term loan (Note 7)	25,000	—
Unearned revenue	1,552	2,135
Lease liabilities (Note 8)	382	—
Total current liabilities	42,730	16,123
Revolving line of credit (Note 7)	57,639	61,238
Term loan (Note 7)	23,057	40,661
Other liabilities	902	7,341
Lease liabilities, non-current (Note 8)	445	—
Total liabilities	124,773	125,363
STOCKHOLDERS' EQUITY
Common stock, $.0001 par value-- 250,000,000 shares authorized; 98,585,563 and 97,574,171 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	10	10
Additional paid-in capital	83,794	77,632
Accumulated deficit	(76,676)	(36,843)
Total stockholders' equity	7,128	40,799
Total liabilities and stockholders' equity	$131,901	$166,162
The accompanying notes are an integral part of these consolidated financial statements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(amounts in thousands, except share and per share amounts)

	Years Ended December 31,
	2022	2021
Revenue
Rental revenue	$207,979	$302,794
Other revenue	4,126	319
Total revenue	212,105	303,113
Cost of revenue	171,119	214,124
Gross profit	40,986	88,989
Operating expenses:
Servicing costs	4,337	4,737
Underwriting fees	1,828	1,876
Professional and consulting fees	11,281	5,987
Technology and data analytics	9,389	8,196
Bad debt expense	—	28,299
Compensation costs	25,090	26,943
General and administrative	14,167	11,294
Total operating expenses	66,092	87,332
(Loss) income from operations	(25,106)	1,657
Interest expense and other fees	(19,998)	(16,485)
Interest income	744	—
Change in fair value of warrant liability	6,439	36,573
(Loss) income before benefit (provision) for income taxes	(37,921)	21,745
Benefit (provision) for income taxes	50	(539)
Net (loss) income and comprehensive (loss) income	$(37,871)	$21,206
Net (loss) income per share:
Basic	$(0.39)	$0.31
Diluted	$(0.39)	$0.26
Weighted average shares used in computing net (loss) income per share:
Basic	98,241,965	68,502,092
Diluted	98,241,965	80,573,218
The accompanying notes are an integral part of these consolidated financial statements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(amounts in thousands, except share amounts)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
	Shares	Amount
Balances at December 31, 2020	31,432,476	3	57,097	(58,049)	(949)
PIPE proceeds	15,000,000	2	149,998	—	150,000
Merger financing	39,408,662	4	251,105	—	251,109
Consideration paid to selling stockholders	—	—	(329,560)	—	(329,560)
Transaction costs	—	—	(33,534)	—	(33,534)
Merger warrants liability	—	—	(44,272)	—	(44,272)
Stock options exercised	2,174,963	—	677	—	677
Stock-based compensation expense	2,850,000	—	13,020	—	13,020
Stock warrant exercise	6,708,070	1	13,101	—	13,102
Net income	—	—	—	21,206	21,206
Balances at December 31, 2021	97,574,171	10	77,632	(36,843)	40,799
Impact of ASC 842 adoption	—	—	—	(1,962)	(1,962)
Stock options exercised	295,203	—	67	—	67
Vesting of restricted stock units	946,091	—	—	—	—
Repurchase of restricted stock for payroll tax withholding	(229,902)	—	(344)	—	(344)
Stock-based compensation expense	—	—	6,439	—	6,439
Net loss	—	—	—	(37,871)	(37,871)
Balances at December 31, 2022	98,585,563	$10	$83,794	$(76,676)	$7,128
The accompanying notes are an integral part of these consolidated financial statements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

	Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(37,871)	$21,206
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	116,329	143,993
Net book value of property buyouts	30,505	45,589
Impairment expense	17,216	14,566
Bad debt expense	—	28,299
Change in fair value of warrant liability	(6,439)	(36,573)
Stock-based compensation	6,439	13,020
Amortization of debt discount	5,275	2,701
Amortization of debt issuance costs	361	357
Accrued PIK interest	2,121	1,547
Amortization of right-of-use assets	367	—
Change in operating assets and liabilities:
Accounts receivable	—	(28,670)
Property held for lease	(151,843)	(198,841)
Prepaid expenses and other current assets	(4,266)	(3,847)
Accounts payable	(765)	344
Accrued liabilities	2,719	(1,008)
Lease liabilities	(413)	—
Unearned revenues	(583)	(517)
Net cash (used in) provided by operating activities	(20,848)	2,166
Cash flows from investing activities:
Purchases of property and equipment	(168)	(384)
Additions to capitalized software	(1,337)	(1,052)
Net cash used in investing activities	(1,505)	(1,436)
Cash flows from financing activities:
Principal repayments on revolving line of credit	(22,477)	(20,471)
Proceeds from revolving line of credit	18,517	7,036
Proceeds from exercise of stock options	67	678
Repurchases of restricted stock	(344)	—
PIPE proceeds	—	150,000
Merger financing, net of redemptions	—	251,109
Consideration paid to selling shareholders	—	(329,560)
Transaction cost paid	—	(32,688)
Net cash (used in) provided by financing activities	(4,237)	26,104
Net (decrease) increase in cash, cash equivalents and restricted cash	(26,590)	26,834
Cash, cash equivalents and restricted cash at beginning of period	96,431	69,597
Cash, cash equivalents and restricted cash at end of period	$69,841	$96,431

Supplemental disclosure of cash flow information:
Cash paid for interest	$12,032	$11,628
Cash paid for taxes	$446	$416
Right-of-use assets obtained in exchange for operating lease liabilities	$1,139	$—
Cash paid for operating leases	$511	$—
Exchange of redeemable convertible preferred shares	$—	$49,894
Assumed warrant liability in connection with Merger	$—	$44,272
Exercise of common stock warrant accounted for as a liability	$—	$13,102
Transaction costs included in other assets	$—	$846
The accompanying notes are an integral part of these consolidated financial statements.

KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)
1.    DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION
Katapult Holdings, Inc. (“Katapult” or the “Company”), is an e-commerce focused financial technology company offering e-commerce point-of-sale (“POS”) lease-purchase options for non-prime US consumers. Katapult’s fully-digital technology platform provides non-prime consumers with a flexible lease-purchase option to enable them to obtain durable goods from Katapult’s network of e-commerce retailers. Katapult's end-to-end technology platform provides seamless integration with merchants.
On June 9, 2021 (the “Closing Date”), Katapult (formerly known as FinServ Acquisition Corp. or “FinServ”), consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated December 18, 2020 (the “Merger Agreement”), by and among FinServ Keys Merger Sub 1, Inc. (“Merger Sub 1”), a wholly owned subsidiary of FinServ, Keys Merger Sub 2, LLC (“Merger Sub ”), the entity formerly known as Katapult Holdings, Inc. (formerly known as Cognical Holdings, Inc.), a Delaware corporation (“Legacy Katapult”), and Orlando Zayas, in his capacity as the representative of all pre-closing stockholders. Pursuant to the terms of the Merger Agreement, a business combination between Legacy Katapult and FinServ was effected on June 9, 2021 through the merger of Merger Sub 1 with and into Legacy Katapult, with Legacy Katapult surviving the merger as a wholly owned subsidiary of FinServ (the “First Merger”), followed immediately by the merger of the resulting company with and into Merger Sub 2, with Merger Sub 2 surviving the merger as a wholly owned subsidiary of FinServ (the “Second Merger” and collectively with the First Merger and the other transactions contemplated by the Merger Agreement, the “Merger”). References to “the Company” are to Katapult following the Merger and Legacy Katapult prior to the Merger. On the Closing Date, a number of investors purchased from the Company an aggregate of 15,000,000 shares of Company common stock for a purchase price of $10.00 per share and an aggregate purchase price of $150,000 (the "PIPE Investment" or "PIPE"), pursuant to separate subscription agreements. The PIPE was consummated concurrently with the Merger.
On the Closing Date, and in connection with the closing of the Merger, FinServ changed its name to Katapult Holdings, Inc. Legacy Katapult was deemed the accounting acquirer in the Merger based on an analysis of the criteria outlined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations. This determination was primarily based on Legacy Katapult’s stockholders prior to the Merger having had a majority of the voting rights in the combined company, Legacy Katapult’s operations represented the ongoing operations of the combined company, Legacy Katapult and its former owners had the right to appoint a majority of the directors in the combined company, and Legacy Katapult's senior management represented the senior management of the combined company. Accordingly, for accounting purposes, the Merger was treated as the equivalent of Legacy Katapult issuing stock for the net assets of FinServ, accompanied by a recapitalization. The net assets of FinServ are stated at historical cost, with no goodwill or other intangible assets recorded.
In accordance with guidance applicable to these circumstances, the equity structure has been restated in all comparative periods up to the Closing Date, to reflect the number of shares of the Company's common stock, $0.0001 par value per share, issued to Legacy Katapult's stockholders in connection with the recapitalization transaction. As such, the shares and corresponding capital amounts and earnings per share related to Legacy

Katapult redeemable convertible preferred stock and Legacy Katapult common stock prior to the Merger have been retroactively restated as shares reflecting the exchange ratio established in the Merger Agreement.

Recapitalization
Cash - FinServ Trust	$251,059
Less: Redemptions	(64)
Cash - FinServ Operating	114
Cash - PIPE	150,000
Less: Consideration paid to selling stockholders	(329,560)
Less: Transaction Costs	(33,534)
Net contributions from Merger and PIPE	38,015
Less: Warrant liability	(44,272)
Total	$(6,257)
Merger Warrants
Warrants to purchase shares of the Company's common stock deemed acquired as part of the Merger and outstanding during the years ended December 31, 2022 and 2021 consisted of the following:

	December 31, 2022	December 31, 2021
Public warrants	12,500,000	12,500,000
Private warrants	332,500	332,500
Total	12,832,500	12,832,500
Earn out Shares
At the closing of the Merger, the Company issued 7,500,000 earn out shares to Legacy Katapult stockholders subject to an earn out period and vesting conditions. The earn out period concludes on the sixth anniversary of the Merger (June 9, 2027). One-half of the earn out shares will vest if the closing price of Katapult common stock is greater than or equal to $12.00 over any 20 trading days within any 30 consecutive trading day period and one-half will vest if the closing price of the Katapult common stock is greater than or equal to $14.00 over any 20 trading days within any 30 consecutive trading day period, in each case, during the earn out period. The earn out shares are classified as equity. As of December 31, 2022 and 2021, none of the earn out shares have vested.
Subsidiaries
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Katapult Intermediate Holdings, LLC (formerly known as Keys Merger Sub 2, LLC), Katapult Group, Inc. (formerly known as Cognical, Inc.) and Katapult SPV-1 LLC, and the Company's former subsidiaries, Cognical SPV-3 LLC, and Cognical SPV-4 LLC. Cognical SPV-3 LLC originated all of the Company’s lease agreements with its customers and owned all of the leased property through April 2019. Katapult SPV-1 LLC has originated all of the Company’s lease agreements thereafter. Cognical SPV-4 LLC has halted the origination of new leases on behalf of a third-party merchant, however the Company serviced activity from existing leases of Cognical SPV-4 LLC through November 2020. Cognical SPV-3 LLC and Cognical SPV-4 LLC were liquidated in December 2020.
Legacy Katapult was incorporated in Delaware in 2016 and changed its headquarters from New York, New York to Plano, Texas in December 2020. Katapult Group, Inc. was incorporated in the state of Delaware in 2012. Katapult SPV-1 LLC is a Delaware limited liability company formed in Delaware in 2019.
Basis of Presentation— The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of Katapult Holdings, Inc. and its wholly owned subsidiaries. In the opinion of management, all adjustments, of a normal recurring nature, considered necessary for a fair presentation have been included in these consolidated financial statements.
All intercompany balances and transactions have been eliminated in consolidation.
Risks and Uncertainties—The Company is subject to a number of risks including, but not limited to, the need for successful development of our growth strategies, the need for additional capital (or financing) to fund operating losses, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.
2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of Estimates—The preparation of the consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of income and expense during the reporting period. The most significant estimates relate to the selection of useful lives of property and equipment, the selection of useful lives for property held for lease and the related depreciation method, determination of fair value of stock option grants, and the valuation allowance associated with deferred tax assets. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from those estimates.
Segment Information—Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the chief executive officer. The Company has one business activity and there are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level. Accordingly, the Company has one operating segment, and therefore, one reportable segment.
Cash and Cash Equivalents— As of December 31, 2022 and 2021, cash consists primarily of checking and savings deposits. The Company holds certain cash equivalents, which consist of highly liquid investments with original maturities of three months or less at the time of purchase.
Restricted Cash—The Company classifies all cash whose use is limited by contractual provisions as restricted cash.Restricted cash as of December 31, 2022 and 2021 consists primarily of cash advanced from the lines of credit in Katapult SPV-1 LLC, which were established pursuant to various agreements for the purpose of funding and servicing originated leases. All of the Company’s restricted cash is classified as current due to its short-term nature.
The reconciliation of cash, cash equivalents and restricted cash is as follows:

	December 31,
	2022	2021	2020

Cash and cash equivalents	$65,430	$92,494	$65,622
Restricted cash	4,411	3,937	3,975
Total cash, cash equivalents and restricted cash	$69,841	$96,431	$69,597
Accounts Receivable, Net of Allowance for Doubtful Accounts—As of January 1, 2022, the Company adopted ASC 842. As of January 1, 2022, the Company recognizes revenue from customers when the revenue is earned and cash is collected. In addition, the Company no longer records accounts receivable arising from lease receivables due from customers or any corresponding allowance for doubtful accounts. For the periods prior to adoption of ASC 842, including the year ended December 31, 2021, the Company recognized revenue from customers on an accrual basis of accounting. The Company did not require any security or collateral to support its receivables.
Property Held for Lease, Net of Accumulated Depreciation and Impairment—Property held for lease consists of furniture, consumer electronics, appliances, and other durable goods offered for lease-purchase in the normal course of business. Such property is provided to consumers pursuant to a lease-purchase agreement with a minimum term; typically one week, two weeks, or one month. The renewal periods of the initial lease term of the agreement are typically 10, 12 or 18 months. Consumers may terminate a lease agreement at any time without penalty. The average consumer continues to lease the property for 7 months because the consumer either exercises the buyout (early purchase) options or terminates the lease-purchase agreement prior to the end of the 10, 12 or 18 month renewal periods. As a result, property held for lease is classified as a current asset on the consolidated balance sheets.
Property held for lease is carried at net book value. Depreciation for property held for lease is determined using the income forecasting method and is included within cost of revenue. Under the income forecasting method, property held for lease is depreciated in the proportion of rents received to total expected rents received based on historical data, which is an activity-based method similar to the units of production method. The Company provides for impairment for the undepreciated balance of the property held for lease assuming no salvage value with a corresponding charge to cost of revenue. Impairment expense includes expense related to property identified as impaired based on historical data, including default trends, such that the recorded amount closely approximates actual impairment expense incurred during the period. The Company derecognizes the undepreciated net book value of property buyouts as buyouts occur with a corresponding charge to cost of revenue. The Company periodically evaluates fully depreciated property held for lease, net. When it is determined there is no future economic benefit, the cost of the assets are written off and the related accumulated depreciation is reversed.
Property and Equipment, Net—Property and equipment other than property held for lease are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method and are recorded in general and administrative expense over the estimated useful lives of the assets. The estimated useful lives of property and equipment are described below:

Property and Equipment	Useful Life
Computer, office and other equipment	5 years
Computer software	3 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of estimated useful life or remaining lease term
Capitalized Software—Starting January 1, 2020 the Company began capitalizing certain development costs incurred in connection with its internal use software. Costs incurred in the preliminary stages of development are expensed as incurred. Capitalization of costs begins when the preliminary project stage is completed, and it is probable that the project will be completed and used for its intended function. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional features and functionality. Maintenance costs are expensed as incurred. Internal use software is amortized on a straight-line basis over its estimated useful life, generally three years. Capitalized software cost is included within the Capitalized software and intangible assets, net line item of the consolidated balance sheets. Amortization of capitalized software is included in general and administrative expenses on the consolidated statements of operations and comprehensive (loss) income.
Debt Issuance Costs—Costs incurred in connection with the issuance of the Company’s line of credit and long-term debt have been recorded as a direct reduction against the debt and amortized over the life of the associated debt as a component of interest expense. The amortization of the long-term debt issuance costs utilizes the effective interest method, and the amortization of the line of credit debt issuance costs utilizes the straight-line method, which is not materially different compared to the effective interest method. The amortization of debt issuance costs is recorded and included in interest expense and other fees on the consolidated statement of operations and comprehensive (loss) income.
Impairment of Long-Lived Assets—The Company assesses long-lived assets for impairment in accordance with the provisions of ASC 360, Property, Plant and Equipment. Long-lived assets, such as intangible assets and property and equipment, are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. No impairment charges have been recorded during the years ended December 31, 2022 or 2021.
Rental Revenue—Property held for lease is leased to customers pursuant to lease-purchase agreements with an initial term: typically one week, two weeks, or one month, with non-refundable lease payments. Generally, the customer has the right to acquire title either through a 90-day promotional pricing option, an early purchase option (buyout) available prior to completion of the full agreement, or by completing all lease renewal payments, generally 10 to 18 months. On any current lease, customers have the option to terminate the agreement at any time without penalty in accordance with lease term. Accordingly, lease-purchase agreements are accounted for as operating leases with lease revenues recognized in the period they are earned and cash is collected. Amounts received from customers who elect early purchase options (buyouts) are included in rental revenue. Lease payments received prior to their due dates are deferred and recorded as unearned revenue and are recognized as rental revenue in the month in which the revenue is earned. Rental revenue also includes agreed-upon charges assessed to customer lease applications. Payments are received upon submission of the applications and execution of the lease-purchase agreements. Services are considered to be rendered and revenue earned over the initial lease term. Revenues from leases are reported net of sales taxes.
Other Revenue—Other revenue consists primarily of asset sales revenue related to the sale of property held for lease. During the year ended December 31, 2022, the Company continued to advance its strategy to focus on additional opportunities to generate revenue, which includes the sale of property held for lease to third parties. The sale of property held for lease is now considered recurring and ordinary in nature to the Company’s business. As such, these sales are accounted for within the scope of ASC 606, Revenue from Contracts with Customers. Revenue is recognized when a performance obligation is satisfied by transferring control over an asset to a customer. Revenue is recorded with corresponding costs of revenue, presented on a gross basis. Revenue from sales of property held for lease the year ended December 31, 2022 was $3,980. Also included is revenue from merchant partnerships, and infrequent sales of property formerly on lease when customers terminate a lease and elect to return the property to the Company rather than the Company’s retail partners.
Stock-Based Compensation—The Company measures and records compensation expense related to stock-based awards based on the fair value of those awards as determined on the date of the grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation. The Company uses the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the estimated fair value of stock option awards. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option. Forfeitures are accounted for as they are incurred.
The Company calculates the fair value of stock options granted to employees by using the following assumptions:
Expected Volatility—The Company estimates volatility for stock option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the stock option grant for a term that is approximately equal to the stock options’ expected term.

Expected Term—The expected term of the Company’s stock options represents the period that the stock-based awards are expected to be outstanding. The Company has elected to use the midpoint of the stock options vesting term and contractual expiration period to compute the expected term, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.
Risk-Free Interest Rate—The risk-free interest rate is based on the implied yield currently available on US Treasury zero-coupon issues with a term that is equal to the stock options’ expected term at the grant date.
Dividend Yield—The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.
Income Taxes—The Company accounts for income taxes under the asset and liability method pursuant to ASC 740, Income Taxes. Under this method, the Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax basis of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.
The Company recognizes deferred tax assets to the extent that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that the Company would be able to realize deferred tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.
The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.
The Company recognizes interest and penalties related to unrecognized tax benefits in the income tax expense line in the accompanying consolidated statement of operations and comprehensive income. As of December 31, 2022 and 2021, no accrued interest or penalties are included on the related tax liability line in the consolidated balance sheets.
Net (Loss) Income Per Share—The Company calculates basic and diluted net (loss) income per share attributable to common stockholders using the two-class method required for companies with participating securities.
Under the two-class method, basic net (loss) income per share available to stockholders is calculated by dividing the net (loss) income available to stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted net (loss) income per share available to stockholders is computed by giving effect to all potentially dilutive common stock equivalents outstanding for the period. In periods in which the Company reports a net loss available to stockholders, diluted net loss per share available to stockholders would be the same as basic net loss per share available to stockholders, since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive. The Company reported net loss available to common shareholders during the fiscal year ended December 31, 2022.
Fair Value Measurements—Fair value accounting is applied for all assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company follows the established framework for measuring fair value.
Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:
Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.
Level 2—Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.
Level 3—Inputs are unobservable inputs for the asset or liability.
The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.
The Company’s financial instruments consist of accounts receivable (through December 31, 2021), accounts payable, accrued expenses, warrant liability, revolving line of credit, and long-term debt. Accounts receivable, accounts payable and accrued expenses are stated at their carrying value, which approximates fair value due to the short time to the expected receipt or payment date. The consolidated financial statements also include fair value level 3 measurements of private common stock warrants. The Company uses a third-party valuation firm to determine the fair value of certain of the Company's financial instruments. Refer to Note 13 for discussion of fair value measurements.
Concentrations of Credit Risk—Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company’s cash balances exceed those that are federally insured. To date, the Company has not recognized any losses caused by uninsured balances.
Significant customers are those which represent more than 10% of the Company’s total revenue or gross accounts receivable balance at each balance sheet date. During the years ended December 31, 2022 and 2021, the Company did not have any customers that accounted for 10% or more of total revenue. As of December 31, 2021, the Company did not have any customers that accounted for 10% or more of outstanding gross accounts receivable.
A significant portion of the Company’s transaction volume is with a limited number of merchants, including most significantly, Wayfair Inc.
Recently Adopted Accounting Pronouncements—In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This ASU provides temporary optional expedients and exceptions to the U.S. GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. This ASU is effective for all entities beginning as of its date of effectiveness, March 12, 2020. In December 2022, the FASB issued ASU 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848 which deferred the sunset date of ASC 848 until December 31, 2024. This ASU did not have a material impact on our consolidated financial statements.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) - Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles of ASC 740, Income Taxes. The amendments also improve consistent application of and simplify U.S.

GAAP for other areas of ASC 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 and early adoption is permitted. Depending on the amendment, adoption may be applied on a retrospective, modified retrospective, or prospective basis. The Company adopted this standard on January 1, 2021, and the adoption did not have a material impact on the consolidated financial statements and related disclosures.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), as amended (“ASU 2016-02”). Under ASU 2016-02, adoption requires the use of a modified retrospective transition method to measure leases at the beginning of the earliest period presented in the consolidated financial statements. In July 2018, the FASB issued ASU 2018-11 Leases, allowing companies to apply a transition method for adoption of the new standard as of the adoption date, with recognition of any cumulative-effects as adjustments to the opening balance of retained earnings in the period of adoption. We have elected the transition method under ASU 2018-11 upon adoption of the new standard. The Company's lease-to-own agreements which comprise the majority of our annual revenue fall within the scope of ASU 2016-02 under lessor accounting. As a result, the Company recognizes revenue from customers when the revenue is earned and cash is collected. The Company no longer records accounts receivable arising from lease receivables due from customers incurred during the normal course of business for lease payments earned but not yet received from the customer or any corresponding allowance for doubtful accounts.
Under ASU 2016-02 lessees are required to recognize a lease liability, which is a lessee’s obligation to make lease payments arising from a lease measured on a discounted basis, and a right-of-use asset (“ROU”), which is an asset that represents the lessee’s right to control the use of an identified asset for the lease term, at the commencement date for all leases with a term greater than one year. As a lessee, the Company recognizes a ROU asset and lease liability for these operating lease contracts within the consolidated balance sheet. As of January 1, 2022, the Company recorded $1,240 for lease liabilities and $1,139 for ROU assets. The Company is also affected by the requirement under the new standard to determine whether impairment indicators exist for the ROU at the asset or asset group level. If impairment indicators exist, a recoverability test is performed to determine whether an impairment loss exists. In accordance with the transition guidance for the new standard the Company is required to determine if an impairment loss exists immediately prior to the date of adoption. The Company does not believe any impairment indicators exist as it relates to our operating leases. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842) – Effective Dates for Certain Entities (“ASU 2020-05”), which defers the effective date of ASU 2016-02 for private entities to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company adopted the new standard on January 1, 2022, in accordance with adoption dates provided by the FASB applicable to us under our emerging growth company status.
Recent Accounting Pronouncements Not Yet Adopted—The Company has reviewed all other recently issued accounting pronouncements and concluded that they were either not applicable or not expected to have a material impact to its consolidated financial statements.
3.    PROPERTY HELD FOR LEASE, NET OF ACCUMULATED DEPRECIATION AND IMPAIRMENT
Property held for lease, net of accumulated depreciation and impairment consists of the following:

	December 31,
	2022	2021
Property held for lease	$289,800	$220,259
Less: accumulated depreciation	(239,522)	(158,507)
Property held for lease, net of accumulated depreciation and impairment	$50,278	$61,752
Net book value of property buyouts for the years ended December 31, 2022 and 2021 were $30,505 and $45,589, respectively.
Total impairment charges related to property held for lease, net of accumulated depreciation and impairment for the years ended December 31, 2022 and 2021 were $17,216 and $14,566, respectively.

Total depreciation expense related to property held for lease, net of accumulated depreciation and impairment for the years ended December 31, 2022 and 2021 were $115,597 and $143,671, respectively.
Depreciation expense, net book value of property buyouts and impairment charges are included within cost of revenue in the consolidated statement of operations and comprehensive (loss) income.
Substantially all property held for lease, net is on-lease as of December 31, 2022 and 2021.
4.    PROPERTY AND EQUIPMENT, NET
Property and equipment, net consists of the following:

	December 31,
	2022	2021
Computer, office and other equipment	$813	$659
Computer software	80	80
Furniture and fixtures	100	100
Leasehold improvements	252	238
	1,245	1,077
Less: accumulated depreciation	(688)	(501)
Property and equipment, net	$557	$576
Total depreciation expense related to property and equipment, net was $187 and $138 for the years ended December 31, 2022 and 2021 respectively.
5.    CAPITALIZED SOFTWARE AND INTANGIBLE ASSETS, NET
Capitalized software and intangible assets, net consists of the following:

	December 31,
	2022	2021
Capitalized software	$2,591	$1,254
Domain name	16	16
	2,607	1,270
Less: accumulated amortization	(760)	(214)
Capitalized software and intangible assets, net	$1,847	$1,056
Total amortization expense for capitalized software and intangible assets was $545 and $184 for the years ended December 31, 2022 and 2021, respectively.
The following table summarizes estimated future amortization expense of capitalized software and intangible assets, net for the years ending December 31:

2023	$708
2024	560
2025	165
Thereafter	—
$1,433
As of December 31, 2022, $398 of capitalized software was not yet placed into service.

6.    OTHER ACCRUED LIABILITIES
Accrued liabilities consists of the following:

	December 31,
	2022	2021
Bonus accrual	$2,376	$1,807
Sales tax payable	5,582	5,445
Unfunded lease payable	4,159	2,697
Interest payable	118	91
Other accrued liabilities	2,297	1,919
Total accrued liabilities	$14,532	$11,959
7.    DEBT
On May 14, 2019, the Company entered into a Loan and Security Agreement (as amended the “credit agreement”) with respect to a revolving line of credit (the “RLOC”), which resulted in an initial commitment amount of $50,000, with the lenders having the right to increase to a maximum of $150,000 commitment over time. The RLOC is subject to certain covenants and originally had an 85% advance rate on eligible accounts receivable, which was increased to 90% during March 2020. At December 31, 2022, the total outstanding principal was $57,998 less issuance costs of $359, netting to a total of $57,639. At December 31, 2021, the total outstanding principal was $61,958 less issuance costs of $720, netting to a total of $61,238. The issuance costs are amortized over the life of the facility and included in interest expense and other fees. The annual interest rate on outstanding principal is LIBOR plus 7.5% per annum. There is a 2% floor on LIBOR. On September 28, 2020, the lenders exercised their right to increase the maximum commitment to a total of $125,000. On December 4, 2020, the Company entered into the ninth amendment to the credit agreement which provided the lenders with the right to increase the revolving commitment amount from $125,000 to $250,000.
This facility is also subject to certain customary representations, affirmative covenants, which consist of maintaining lease performance metrics, financial ratios related to operating results, and lease delinquency ratios, along with customary negative covenants. Prior to the fifteenth amendment on March 6, 2023, the outstanding borrowings under the credit facilities, including unpaid principal and interest, were due on December 4, 2023.
The credit agreement also requires the Company to maintain the financial covenants with respect to Minimum Adjusted EBITDA (as defined in the credit agreement), Minimum Tangible Net Worth, Minimum Liquidity and compliance with the Total Advance Rate (as defined in the credit agreement).
Pursuant to the ninth amendment to the credit agreement, the lenders also provided the Company with a senior secured term loan facility (“term loan facility”) commitment of up to $50,000. The Company drew down the full $50,000 of this term loan on December 4, 2020. The term loan facility bears interest at one-month LIBOR plus 8% per annum (with a 1% floor on LIBOR Rate). The interest rate for PIK interest on the term loan (as defined in the credit agreement) is (A) if Liquidity is greater than $50,000, 4.5% or (B) if Liquidity is less than $50,000, 6%. The term loan maturity date is December 4, 2023. The term loan facility is subject to the same representations, affirmative and negative covenants and financial covenants.
A reconciliation of the outstanding principal to the carrying amount of the term loan facility is as follows:

	December 31,
	2022	2021
Outstanding principal	$50,000	$50,000
PIK	3,785	1,664
Debt discount	(5,728)	(11,003)
Total carrying amount	$48,057	$40,661

Total amortization expense related to the term loan facility discount was $5,275 and $2,701 for the years ended December 31, 2022 and 2021, respectively. Amortization of debt issuance costs is shown within interest expense and other fees on the consolidated statements of operations and comprehensive (loss) income.
On March 14, 2022, the Company entered into the thirteenth amendment to the credit agreement to amend the number of times the Company can cure a default with respect to compliance with the total advance rate covenant from two to five.
On May 9, 2022, the Company entered into the fourteenth amendment to the credit agreement, which amended the credit agreement for certain financial covenants including, the minimum Adjusted EBITDA thresholds, Minimum Tangible Net Worth, Minimum Liquidity and compliance with a Total Advance Rate. In addition, the limitation on the number of times the Company can cure a breach of its Total Advance Rate covenant by depositing funds into a reserve bank account was eliminated.
As of December 31, 2022 and 2021, the Company was in compliance with the covenants set forth in the credit agreement.
On March 6, 2023, the Company entered into the fifteenth amendment to the credit agreement. As part of the amendment, the maturity date of the revolving loan facility and the term loans was extended to June 4, 2025 and the commitments under the revolving loan facility were reduced to $75,000 from $125,000. Additionally, the benchmark rate underlying the annual interest rate on both the revolving loan facility and the term loans was changed from LIBOR to SOFR, subject in each case to a 3% floor plus applicable credit adjustment spread, which is fixed at 0.10% in each case. The spread above the benchmark rate on the revolving facility was increased to 8.5% from 7.5% while the spread above the benchmark rate on the term loans remained at 8%.
In connection with the amendment to the Credit Facility, we repaid $25,000 of outstanding principal amount of the term loan and issued a warrant to purchase up to 2,000,000 shares of our common stock at an exercise price of $0.01 per share, which vests upon the earliest to occur of September 6, 2023 and a Change of Control. In addition, under the terms of the credit agreement, we may be required to grant an additional 2,000,000 shares of common stock at the same exercise price under the warrant agreement if any amount of the principal balance of the term loan portion of the Credit Facility remains outstanding upon the earlier to occur of (i) December 5, 2023, (ii) an Acquisition of the Company, (iii) an Event of Default occurs under the Credit Facility prior to December 5, 2023. Such shares will become vested upon the first to occur of (i) three months after the grant date (ii) an Acquisition of the Company.
In addition, the fifteenth amendment also updated certain financial covenants, including the Minimum Adjusted EBITDA levels, Minimum Tangible Net Worth, Minimum Liquidity and compliance with a Total Advance Rate.
8.    LEASES
Lessor Information— Refer to Note 2 of these consolidated financial statements for further information about the Company’s revenue generating activities as a lessor. The majority of the Company’s customer agreements are considered operating leases.
Lessee Information— The Company determines if a contract contains a lease at inception. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date of the lease based on the present value of lease payments over the lease term. The Company uses the incremental borrowing rate to determine the present value of lease payments, as the implicit rate is not readily determinable. The ROU asset also includes any lease payments made. Lease expense for lease payments is recognized on a straight-line basis over the lease term.
The Company leases office space in Plano, TX and New York, NY under operating leases with a non-cancelable lease term which end in August 2023 and June 2025, respectively. Lease expenses are included in general and administrative expenses on the consolidated statement of operations and comprehensive (loss) income. The following is a schedule of future minimum lease payments required under the non-cancelable leases as of December 31, 2022, reconciled to the present value of operating lease liabilities:

Years Ending December 31,
2023	$456
2024	334
2025	170
Thereafter	—
Total future minimum lease payments	$960
Less: Interest	(133)
Total present value of lease liabilities	$827
Lease Liabilities—Lease liabilities as of December 31, 2022, consists of the following:

Current portion of lease liabilities	$382
Long-term lease liabilities, net of current portion	445
Total lease liabilities	$827
Rent expense for operating leases for the years ended December 31, 2022 and 2021 were $532 and $569, respectively. Rent expense is recorded and included in general and administrative expenses on the consolidated statement of operations and comprehensive (loss) income. As of December 31, 2022, the Company had a weighted average remaining lease term of 2.2 years and a weighted average discount rate of 9.25%.
9.    STOCK-BASED COMPENSATION
The Company has two stock incentive plans, the Cognical Holdings, Inc. 2014 Stock Incentive Plan, (the “2014 Plan”) and the Katapult Holdings, Inc. 2021 Equity Incentive Plan, (the “2021 Plan”).
2014 Plan
In accordance with the 2014 Plan, the board of directors of Legacy Katapult could grant equity awards to officers, employees, directors and consultants for common stock. There were no stock options granted to non-employees during 2022 and 2021. The 2014 Plan has specific vesting for each stock option grant allowing vesting of the options over one to four years depending upon the grantee. Upon consummation of the prior year Merger, no additional equity awards are being granted under the 2014 Plan. No awards have been granted under the 2014 Plan since October 2020.

Stock Options
A summary of the status of the stock options under the 2014 Plan as of December 31, 2022, and changes during the year then ended is presented below:

	Number of Options	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Term (In Years)	Aggregate Intrinsic Value
Balance - December 31, 2021	8,371,097	$0.29	7.33	25,773
Granted	—	—
Exercised	(295,203)	0.23
Forfeited/Expired	(4,510)	0.85
Balance - December 31, 2022	8,071,384	$0.30	6.32	5,479
Exercisable - December 31, 2022	8,063,747	$0.29	6.32	5,479
Unvested - December 31, 2022	7,637	$3.50	7.79	—
The total intrinsic value of stock options exercised during the year ended December 31, 2022 and 2021 was $216 and $6,642, respectively.
As of December 31, 2022, total compensation cost not yet recognized related to unvested stock options was $18, which is expected to be recognized over a period of 1.46 years.
2021 Plan
On June 9, 2021, the 2021 Plan, which was previously approved by the FinServ board of directors and FinServ stockholders in connection with the Merger, became effective.
In accordance with the 2021 Plan, directors may issue equity awards, including restricted stock awards ("RSA"), restricted stock unit awards ("RSU") and stock options to officers, employees, directors and consultants to purchase common stock. The awards granted are subject to either service-based and/or performance-based vesting conditions. Awards granted under the 2021 Plan generally vest over one to four years depending upon the grantee.
Stock Options
A summary of the status of the stock options under the 2021 Plan as of December 31, 2022, and changes during the year then ended is presented below:

	Number of Options	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Term (In Years)	Aggregate Intrinsic Value
Balance - December 31, 2021	346,603	$10.45	9.50	$—
Granted	—	—
Exercised	—	—
Forfeited	—	—
Balance - December 31, 2022	346,603	$10.45	8.50	$—
Exercisable - December 31, 2022	180,522	10.45	8.50	$—
Unvested - December 31, 2022	166,081	$10.45	8.50	$—
As of December 31, 2022, total compensation cost not yet recognized related to unvested stock options was $1,003, which is expected to be recognized over a period of 1.88 years.
No stock options were granted under the 2021 Plan during the year ended December 31, 2022.

Stock Options Valuation—The weighted-average assumptions used to estimate the fair value of stock options granted during the years ended December 31, 2022 and 2021 are as follows:

	Years Ended December 31,
	2022	2021
Exercise price	$—	$10.45
Risk-free interest rate	—%	1.02%
Expected term (in years)	—	5.78
Expected volatility	—%	66.90%
Expected dividend yield	0%	0%
Restricted stock Units
RSUs are equity awards granted to employees that entitle the holder to shares of common stock when the awards vest. RSU's are measured based on the fair value of the Company's common stock on the date of grant.
A summary of the status of RSU's under the 2021 Plan as of December 31, 2022, and changes during the year then ended is presented below:

	Number of RSUs	Weighted Average Grant Date Fair Value
Outstanding - December 31, 2021	2,115,162	$6.10
Granted	5,957,968	1.78
Vested	(946,091)	5.96
Forfeited	(985,925)	3.30
Outstanding - December 31, 2022	6,141,114	$2.38
Stock-Based Compensation Expense—Stock-based compensation expense was $6,439 and $13,020 for the years ended December 31, 2022 and 2021, respectively. Stock-based compensation expense is included in compensation costs on the consolidated statements of operations and comprehensive (loss) income.
As of December 31, 2022, there was approximately $11,493 of unrecognized compensation costs related to unvested RSUs. This amount is expected to be recognized over a weighted-average period of 1.41 years. The total fair value of vested RSUs as of their respective vesting dates were $1,409.
Shares Available For Future Issuance—At December 31, 2022, there were 1,728,256 shares available for issuance by the Company under the 2021 Plan.
10.    INCOME TAXES
The Company recorded a federal income tax loss fully related to its U.S.-based jurisdictions for the years ended December 31, 2022 and 2021, respectively, and since it maintains a full valuation allowance on all of its deferred tax assets, the Company recorded no federal provision for income tax or benefit during the years ended December 31, 2022 and 2021, respectively. The benefit for income taxes during the year ended December 31, 2022, relates primarily to reductions in certain state income tax obligations. The provision for income taxes for the year ended December 31, 2021 relates primarily to state income taxes.
A reconciliation of the Company's statutory income tax rate to the Company's effective income tax rate is as follows:

	Years Ended December 31,
	2022	2021
Federal statutory rate	21.0%	21.0%
Effect of:
State taxes, net of federal tax benefit	7.2%	(6.3%)
Change in valuation allowance	(29.6%)	22.9%
Warrant remeasurement	3.6%	(35.3%)
Transaction costs	—%	(5.2%)
Nondeductible officer compensation	—%	20.9%
Stock compensation	(2.3%)	(17.3%)
Other, net	0.3%	1.8%
Effective tax rate	0.2%	2.5%
The components of deferred tax assets and liabilities are as follows:

	December 31,
	2022	2021
Deferred tax assets:
Accruals and reserves	$639	$1,950
Federal, state and local net operating loss carryforwards	32,594	28,780
Section 163(j) interest carryforward	4,730	—
Lease liabilities	209	—
Stock compensation	1,172	776
Total deferred tax asset before valuation allowance	39,344	31,506
Valuation allowance	(30,561)	(19,325)
Deferred tax asset - net of valuation allowance	8,783	12,181
Deferred tax (liabilities):
Right-of-use assets	(195)	—
Depreciation & amortization	(8,588)	(12,181)
Total deferred tax (liabilities)	(8,783)	(12,181)
Net deferred tax asset (liability)	$—	$—
As of December 31, 2022 and 2021,the Company had a U.S. federal net operating loss carryforward of $134,100 and $119,200, respectively. As of December 31, 2022 and 2021, the Company has state net operating loss (“NOL”) carryforwards of $86,000 and $71,900, respectively. Of the $134,100 of Federal NOL carryforwards, $35,700 begins to expire in 2032 and $98,400 may be carried forward indefinitely. The state net operating loss carryforwards begin to expire in 2023.
Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period. As of December 31, 2022 and 2021, the Company performed an evaluation to determine whether a valuation allowance was needed. The Company considered all available evidence, both positive and negative, which included the results of operations for the current and preceding years. The Company determined that it was not possible to reasonably quantify future taxable income and determined that it is more likely than not that all of the deferred tax assets will not be realized. Accordingly, the Company maintained a full valuation allowance as of December 31, 2022 and 2021.
Under Internal Revenue Code Section 382, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOL carryforwards and other pre-change tax attributes to offset its post-change income may be limited. We have not completed a study to assess whether an “ownership change” has occurred or whether there have been multiple ownership changes since we became a “loss corporation” as defined in Section 382. Future changes in our stock ownership, which may be outside of our control, may trigger an “ownership change.” In addition, future equity offerings or acquisitions that have equity as a component of the purchase price could result in an “ownership change.” If an “ownership change” has occurred or does occur in the future, utilization of the NOL carryforwards or other tax attributes may be limited, or potentially significantly deferred compared to such ability in the absence of an "ownership change", which could potentially result in increased future tax liability to the Company.
The calculation of the Company's tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations for both federal taxes and the many states in which we operate or do business in. ASC 740 states that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, on the basis of the technical merits.
The Company records uncertain tax positions as liabilities in accordance with ASC 740 and adjust these liabilities when our judgment changes as a result of the evaluation of new information not previously available. Because of the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the Company's current estimate of the unrecognized tax benefit liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available. As of December 31, 2022 and 2021 the Company has not recorded any uncertain tax positions in our consolidated financial statements.
The Company recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statement of operations and comprehensive (loss) income. As of December 31, 2022 and 2021, no accrued interest or penalties are included on the related tax liability line in the consolidated balance sheet.
The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending tax examinations. The Company's tax years are still open under statute from December 31, 2019, to the present. The resolution of tax matters is not expected to have a material effect on the Company's consolidated financial statements.

11.    NET (LOSS) INCOME PER SHARE
The following table sets forth the computation of net (loss) income per common share:

	Year Ended December 31,
	2022	2021
Net (loss) income per share
Numerator
Net (loss) income	$(37,871)	$21,206

Denominator
Denominator for basic net (loss) income per weighted average common shares	98,241,965	68,502,092
Effect of dilutive securities
Warrants	—	2,805,302
Unvested RSUs	—	265,692
Stock options	—	9,000,132
Denominator for diluted net (loss) income per weighted average common shares	98,241,965	80,573,218

Net (loss) income per common share
Basic	$(0.39)	$0.31
Diluted	$(0.39)	$0.26
The Company’s potentially dilutive securities, which include unvested RSUs, stock options to purchase common stock and warrants to purchase common stock, have been excluded from the computation of diluted net (loss) income per share for certain periods, as the effect would be antidilutive. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net (loss) income per share is the same in periods of a net loss. The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net (loss) income per share for the periods indicated because including them would have had an anti-dilutive effect:

	Year Ended December 31,
	2022	2021
Public warrants	12,500,000	12,500,000
Private warrants	332,500	332,500
Options to purchase common stock	8,417,987	346,603
Unvested restricted stock units	6,141,114	—
Total common stock equivalents	27,391,601	13,179,103

12.    COMMITMENTS AND CONTINGENCIES
Litigation risk— From time to time, the Company may become involved in various legal actions arising in the ordinary course of business. Management is of the opinion that the ultimate liability, if any, from these actions will not have a material effect on its financial condition or results of operations. The Company is not currently aware of any material indemnification or other claims, except as discussed below and has not accrued any material liabilities related to such obligations in the consolidated financial statements as of December 31, 2022 and 2021.
Except as set forth below, the Company and its subsidiaries are not a party to, and their properties are not the subject of, any material pending legal proceedings.
DCA Litigation
On April 9, 2021, Daiwa Corporate Advisory LLC (formerly known as DCS Advisory LLC) (“DCA”), a financial advisory firm, served the Company with a summons and a complaint filed in the Supreme Court of the State of New York, New York County, in a matter bearing the index number 652164/2021. The complaint relates to a March 22, 2018 letter agreement (the “Letter Agreement”) entered into by DCA and Legacy Katapult. Among other things, DCA alleges that the Letter Agreement confers upon DCA (i) a right to act as the “exclusive financial advisor” with respect to certain transactions defined in the Letter Agreement, (ii) a right to a “Placement Fee” and/or “mutually-agreed upon fees” in connection with such advisory roles, and (iii) a right to a $100 termination fee payable in certain circumstances by the Company in the event that the Company terminated the Letter Agreement. For its first cause of action, DCA alleges that the Company “breached the Letter Agreement by failing and/or refusing to extend to DCA the opportunity to exercise its right of first refusal in connection with” certain transactions and the PIPE Investment. DCA seeks “damages in an amount to be determined at trial” with respect to this first cause of action. For its second cause of action, DCA alleges that, assuming the Company properly terminated the Letter Agreement in April 2019 (which DCA disputes), the Company, Inc. “also breached the Letter Agreement by failing to pay DCA a termination fee when it terminated the Letter Agreement.” DCA seeks “damages in an amount to be determined at trial, but no less than $100” with respect to this second cause of action. With respect to both causes of action, DCA also seeks attorneys’ fees and costs pursuant to the Letter Agreement, an award of pre- and- post -judgment interest, and such other and further relief as the Court deems just and proper.
On May 24, 2021, the Company filed its answer to the complaint and also asserted counterclaims against DCA for breach of contract and for breach of the duty of good faith and fair dealing. In connection with its counterclaims, the Company is seeking damages in the amount of approximately $10,600 as well as attorneys’ fees and costs. The Company disputes the allegations in DCA’s complaint and intends to vigorously defend against the claims.
On July 29, 2021, the court entered a Preliminary Conference Order, which was subsequently amended on September 13, 2021, October 25, 2021, and June 27, 2022. Pursuant to the October 25, 2021 scheduling order, fact discovery was completed on June 24, 2022. On August 8, 2022, DCA filed its Note of Issue, stating that its damages demand is $18,394, plus attorneys’ fees and costs. On September 12, 2022, DCA filed a motion seeking summary judgment as to both of its claims, and on September 13, 2022, the Company filed a motion seeking summary judgment as to DCA’s first cause of action. The parties filed opposition briefs on October 7, 2022. Reply briefs have been filed and the matter is in mediation.
Shareholder Litigation
On August 27, 2021, a putative class action lawsuit was filed in the U.S. District Court for the Southern District of New York against Katapult Holdings, Inc., two officers of FinServ, one of whom is a current Company director, and two officers of Legacy Katapult, both of whom are current Company officers. The lawsuit is captioned McIntosh v. Katapult Holdings, Inc., et al. On May 26, 2022, the Court appointed a lead plaintiff, who, on July 29, 2022, filed an amended complaint in the action. The amended complaint asserts violations of Sections 10(b), 14(a), and 20(a) of the Securities Exchange Act of 1934, and seeks an unspecified amount of damages on behalf of persons and entities that (a) beneficially owned and/or held FinServ common stock as of the close of business on May 11, 2021 and were eligible to vote at FinServ’s June 7, 2021 special meeting (the “FinServ Putative Class”); or (b) purchased or otherwise acquired Katapult securities between June 15, 2021 and August 9, 2021, inclusive (the “Katapult Putative Class”). The amended complaint alleges that certain defendants misled the FinServ Putative Class by failing to disclose that prime lenders could and would reach down the credit waterfall and take Katapult’s customers. The amended complaint further alleges that certain defendants misled the Katapult Putative Class by providing materially false and misleading financial guidance. The Company and the other defendants filed amended complaints on November 4, 2022.On January 9, 2023 the Company filed a motion to dismiss and is awaiting plaintiff's response. The Company and the other defendants intend to vigorously defend against the claims in this action.
The Company has not recorded any loss or gain contingencies associated with this matter as it is not probable or reasonably estimable at December 31, 2022.
13.    FAIR VALUE MEASUREMENTS
The Company’s financial instruments consist of its warrant liability, RLOC, and term loan facility.
The estimated fair value of the Company’s RLOC, and term loan facility were as follows:

	December 31, 2022			December 31, 2021
	Principal amount	Carrying amount	Fair value	Principal amount	Carrying amount	Fair value
Revolving line of credit	$57,998	$57,639	$58,708	$61,958	$61,238	$70,688
Term loan	53,785	48,057	56,828	51,664	40,661	58,143
	$111,783	$105,696	$115,536	$113,622	$101,899	$128,831
The estimated fair values of the Company’s RLOC, and term loan facility were determined using Level 2 inputs based on an estimated credit rating for the Company and the trading value of debt for similar debt instruments with similar credit ratings.
There were no assets measured at fair value on a recurring basis as of December 31, 2022 and 2021, respectively. Liabilities measured at fair value on a recurring basis as of December 31, 2022 and 2021 were as follows:

	December 31, 2022
	Total	Level 1	Level 2	Level 3
Liabilities:
Warrant Liability - Public & Private Warrants	$902	$875	$—	$27
Total Other Liabilities	$902	$875	$—	$27

	December 31, 2021
	Total	Level 1	Level 2	Level 3
Liabilities:
Warrant Liability - Public & Private Warrants	$7,341	$7,125	$—	$216
Total Other Liabilities	$7,341	$7,125	$—	$216
Term Loan Warrants
Term Loan Warrants classified as Level 3 liabilities were valued using the probability weighted average of their value if a SPAC transaction occurred and their value if a SPAC transaction did not occur. The value under the SPAC transaction scenario utilized the current value method, which estimated the total equity value of the Company. The value under the no-SPAC scenario was calculated using the Black-Scholes model.
During the year ended December 31, 2022, there were no transfers between Level 1 and Level 2, nor into and out of Level 3.

The following table summarizes the activity for the Company’s Level 3 liabilities measured at fair value on a recurring basis:

Warrant Liability
Balance as of December 31, 2021	$7,341
Changes in fair value	(6,439)
Balance as of December 31, 2022	$902

	Term Loan Warrant	Warrant Liability
Balance as of December 31, 2020	$12,744	$—
Exercised	(13,102)	—
Assumed from Merger	—	44,272
Changes in fair value	358	(36,931)
Balance as of December 31, 2021	$—	$7,341
14.    SUBSEQUENT EVENTS
The Company evaluated subsequent events from December 31, 2022, the date of these consolidated financial statements, through March 9, 2023, which represents the date the consolidated financial statements were issued, for events requiring adjustment to or disclosure in these consolidated financial statements. Except as discussed below, there are no events that require adjustment to or disclosure in these consolidated financial statements.
Delaware Petition
The Company filed a petition on February 10, 2023 in the Delaware Court of Chancery (the “Court of Chancery”) under 8 Del. C. §205, or Section 205 of the Delaware General Corporation Law (the “Petition”) in order to resolve potential uncertainty with respect to the validity of the Company's certificate of incorporation and the Company’s capitalization resulting from a recent Court of Chancery ruling. The Court of Chancery set a hearing date for February 27, 2023.
On February 27, 2023, the hearing took place and the Court of Chancery approved the Company’s request for relief. The Court of Chancery then entered an order under 8 Del. C. §205 on February 27, 2023 (1) declaring the Company’s current certificate of incorporation (the “Current Certificate of Incorporation”), including the filing and effectiveness thereof, as validated and effective retroactive to the date of its filing with the Office of the Secretary of State of the State of Delaware on June 9, 2021, and all amendments effected thereby and (2) ordering that the Company’s securities (and the issuance of the securities) described in the Petition and any other securities issued in reliance on the validity of the Current Certificate of Incorporation are validated and declared effective, each as of the original issuance dates.
Credit Facility Amendment
On March 6, 2023, the Company entered into the fifteenth amendment to the credit agreement. As part of the amendment, the maturity date of the revolving loan facility and the term loans was extended to June 4, 2025 and the commitments under the revolving loan facility were reduced to $75,000 from $125,000. Additionally, the benchmark rate underlying the annual interest rate on both the revolving loan facility and the term loans was changed from LIBOR to SOFR, subject in each case to a 3% floor plus applicable credit adjustment spread, which is fixed at 0.10% in each case. The spread above the benchmark rate on the revolving facility was increased to 8.5% from 7.5% while the spread above the benchmark rate on the term loans remained at 8%.
In connection with the amendment to the Credit Facility, we repaid $25,000 of outstanding principal amount of the term loan and issued a warrant to purchase up to 2,000,000 shares of our common stock at an exercise price of $0.01 per share, which vests upon the earliest to occur of September 6, 2023 and a Change of Control. In addition under the terms of the credit agreement,we may be required to grant an additional 2,000,000 shares of common stock at the same exercise price under the warrant agreement if any amount of the principal balance of the term loan portion of the Credit Facility remains outstanding upon the earlier to occur of (i) December 5, 2023, (ii) an Acquisition of the Company or (iii) an Event of Default occurs under the Credit Facility prior to December 5, 2023. Such shares will become vested upon the first to occur of (i) three months after the grant date and (ii) an Acquisition of the Company, and (iii) the term loan has not been fully repaid by December 5, 2023.
In addition the fifteenth amendment also updated certain financial covenants including, the Minimum Adjusted EBITDA levels, Minimum Tangible Net Worth, Minimum Liquidity and compliance with a Total Advance Rate.

PART II
Information Not Required in Prospectus
Item 13. Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$81,147
Legal fees and expenses	250,000
Accounting fees and expenses	100,000
Miscellaneous	25,000
Total	$456,147
__________________
*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee and the FINRA filing fee.
Item 14. Indemnification of Directors and Officers.
Our Amended and Restated Charter provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL. Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.
Section 145. Indemnification of officers, directors, employees and agents; insurance.
(a)A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
(b)A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(d)Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
(e)Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
(f)The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
(g)A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
(h)For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(i)For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
(j)The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k)The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
Our amended and restated certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.
Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.
The right to indemnification which is conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.
Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Item 15. Recent Sales of Unregistered Securities.
On June 9, 2021, a number of purchasers (each, a “Subscriber”) purchased from the Company an aggregate of 15,000,000 shares of FinServ Class A common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $150,000,000, pursuant to separate subscription agreements entered into effective as of December 18, 2020 (each a “Subscription Agreement”). Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the Closing.
None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder) as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were placed upon the stock certificates issued in these transactions.
Item 16. Exhibits.

Exhibit Number	Description
2.1†
Agreement and Plan of Merger, dated as of December 18, 2020, by and among FinServ Acquisition Corp., a Delaware corporation, Keys Merger Sub 1, Inc., a Delaware corporation, Keys Merger Sub 2, LLC, a Delaware limited liability company, Katapult Holdings, Inc., a Delaware corporation, and Orlando Zayas, in his capacity as the representative of all Pre-Closing Holders (incorporated by reference to Exhibit 2.1 of the Company’s Registration Statement on Form 8-K, filed with the SEC on December 21, 2020).

3.1
Second Amended and Restated Certificate of Incorporation of the Company, dated June 9, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on June 15, 2021).

3.2	Amended and Restated By-Laws of the Company, dated June 9, 2021 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on June 15, 2021).
4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on June 15, 2021).
4.2	Form of Warrant Certificate of the Company (incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K, filed with the SEC on June 15, 2021).
4.3
Warrant Agreement, dated October 31, 2019, by and between FinServ Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of FinServ Acquisition Corp. filed on November 6, 2019).

5.1	Opinion of DLA Piper LLP (US) (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1 (File No. 333-257583) filed with the SEC on June 30, 2021).
10.1
Amended and Restated Registration Rights Agreement, dated June 9, 2021, by and among the Company and certain stockholders of the Company (incorporated by reference to Exhibit 4.4 of the Company’s Form 8-K, filed with the SEC on June 15, 2021).

10.2
Form of Subscription Agreement, dated as of December 18, 2020, by and between the Company and the Subscriber party thereto (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K, filed with the SEC on December 21, 2020).

10.3
Form of Support Agreement, dated as of December 18, 2020, by and between the Company and the stockholder party thereto (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K, filed with the SEC on December 21, 2020).

10.4
Sponsor Agreement, dated as of December 18, 2020, by and among FinServ Holdings LLC, FinServ Acquisition Corp. and Legacy Katapult (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K, filed with the SEC on December 21, 2020).

10.5†
Provider Agreement, dated November 24, 2020, by and between Wayfair LLC and Katapult Group, Inc. (incorporated by reference to Exhibit 10.11 to Amendment No. 2 to the Registration Statement on Form S-4 of FinServ Acquisition Corp. filed with the SEC on May 5, 2021).

10.6#
Amended and Restated Executive Employment Agreement, dated May 4, 2021, by and between Katapult Holdings, Inc. and Orlando Zayas (incorporated by reference to Exhibit 10.12 to Amendment No. 2 to the Registration Statement on Form S-4 of FinServ Acquisition Corp. filed with the SEC on May 5, 2021).

10.7#
Amended and Restated Executive Employment Agreement, dated May 4, 2021, by and between Katapult Holdings, Inc. and Karissa Cupito (incorporated by reference to Exhibit 10.13 to Amendment No. 2 to the Registration Statement on Form S-4 of FinServ Acquisition Corp. filed with the SEC on May 5, 2021).

10.8#
Amended and Restated Executive Employment Agreement, dated May 4, 2021, by and between Katapult Holdings, Inc. and Derek Medlin (incorporated by reference to Exhibit 10.14 to Amendment No. 2 to the Registration Statement on Form S-4 of FinServ Acquisition Corp. filed with the SEC on May 5, 2021).

10.9#
Amended and Restated Employment Agreement, by and between the Company and Chandra Chopra dated as of September 3, 2021 (incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.10#
Amended and Restated Employment Agreement, by and between the Katapult Holdings, Inc. and Fangqui Sun dated as of September 3, 2021 (incorporated by reference to Exhibit 10.8 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.11#	Form of Indemnification Agreement by and between the Company and its directors and officers (incorporated by reference to Exhibit 10.2 of the Company's Form 8-K filed with the SEC on June 15, 2021).
10.12#	Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed with the SEC on August 16, 2021).
10.13#
Forms of Stock Option Grant Notice and Stock Option Agreement under the Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-8 filed with the SEC on August 16, 2021).

10.14#
Form of Executive Officer Restricted Stock Unit Grant Notice and Unit Award Agreement under the Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.15#
Form of Non-Employee Director Restricted Stock Unit Grant Notice (Initial Award) under the Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.16#
Form of Non-Employee Director Restricted Stock Unit Grant Notice (Annual Award) under the Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K for the Year Ended December 31, 2022, filed with the SEC on March 9, 2023).

10.17#
Form of Non-Employee Director Restricted Stock Unit Award Agreement under the Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.18#	Cognical, Inc. 2014 Stock Incentive Plan (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form S-8 filed with the SEC on August 16, 2021).
10.19#
Forms of Stock Option Grant Notice and Stock Option Agreement under 2014 Stock Incentive Plan (incorporated by reference to Exhibit 99.4 to the Registration Statement on Form S-8 filed with the SEC on August 16, 2021).

10.20#
Non-Employee Director Compensation Policy, as amended as of January 6, 2023 (incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K for the Year Ended December 31, 2022, filed with the SEC on March 9, 2023).

10.21#
Non-Employee Directors Deferred Compensation Plan, effective March 31, 2022 (incorporated by reference to Exhibit 10.22 to the Company’s Post-Effective Amendment No. 1 to the S-1, filed with the SEC on April 6, 2022).

10.22#
Separation Agreement by and between Katapult Holdings, Inc., and Karissa Cupito dated as of December 12, 2022 (incorporated by reference to Exhibit 10.20 to the Annual Report on Form 10-K for the Year Ended December 31, 2022, filed with the SEC on March 9, 2023).

10.23#
Offer Letter by and between Katapult Holdings, Inc. and Nancy Walsh dated as of November 15, 2022 and exhibits thereto (incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K filed with the SEC on November 17, 2022).

10.24#
Employment Agreement by and between Katapult Holdings, Inc. and Nancy Walsh dated as of February 27, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K/A filed with the SEC on March 1, 2023).

10.25
Loan and Security Agreement, dated as of May 14, 2019, by and among Katapult SPV-1 LLC, Cognical, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.20 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.26
First Amendment to Loan and Security Agreement, dated as of June 14, 2019, by and among Katapult SPV-1 LLC, Cognical, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.21 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.27
Second Amendment to Loan and Security Agreement, dated as of November 8, 2019, by and among Katapult SPV-1 LLC, Cognical, Inc., and Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.28
Third Amendment to Loan and Security Agreement, dated as of November 20, 2019, by and among Katapult SPV-1 LLC, Cognical, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.29
Fourth Amendment to Loan and Security Agreement, dated as of December 16, 2019, by and among Katapult SPV-1 LLC, Cognical, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.30
Fifth Amendment to Loan and Security Agreement, dated as of March 31, 2020, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.31
Sixth Amendment to Loan and Security Agreement, dated April 29, 2020, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.32
Seventh Amendment to Loan and Security Agreement, dated as of May 6, 2020, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.27 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.33
Eighth Amendment to Loan and Security Agreement, dated as of September 28, 2020, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.28 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.34
Ninth Amendment and Joinder to Loan and Security Agreement and Consent, dated as of December 4, 2020, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-4 of FinServ Acquisition Corp filed with the SEC on April 2, 2021).

10.35
Tenth Amendment and Joinder to Loan and Security Agreement and Consent, dated as of January 13, 2021, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Registration Statement on Form S-4 of FinServ Acquisition Corp. filed with the SEC on April 2, 2021).

10.36
Eleventh Amendment and Joinder to Loan and Security Agreement and Consent, dated as of July 1, 2021, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.31 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.37
Twelfth Amendment to Loan and Security Agreement, dated as of December 15, 2021, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Katapult Holdings, Inc. filed with the SEC on December 17, 2021).

10.38
Thirteenth Amendment to Loan and Security Agreement, dated as of March 14, 2022, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.33 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.39
Fourteenth Amendment to Loan and Security Agreement, dated as of May 9, 2022, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.3 of the Company’s Form 10-Q, filed with the SEC on May 10, 2022).

10.40
Fifteenth Amendment to Loan and Security Agreement, dated as of March 6, 2023, by and among Katapult SPV-1 LLC, Katapult Group, Inc., Katapult Holdings, Inc., Midtown Madison Management LLC and the lenders party thereto (incorporated by reference to Exhibit 10.38 to the Annual Report on Form 10-K for the Year Ended December 31, 2022, filed with the SEC on March 9, 2023).

10.41
Warrant to Purchase Stock, dated as of March 6, 2023, issued by Katapult Holdings, Inc., to Midtown Madison Management LLC as holder (incorporated by reference to Exhibit 10.39 to the Annual Report on Form 10-K for the Year Ended December 31, 2022, filed with the SEC on March 9, 2023).

10.42
Revolving Note, dated as of March 6, 2023, issued by Katapult SPV-1 LLC to Midtown Madison Management LLC (incorporated by reference to Exhibit 10.40 to the Annual Report on Form 10-K for the Year Ended December 31, 2022, filed with the SEC on March 9, 2023).

10.43
Amended and Restated Revolving Note, dated as of March 6, 2023, issued by Katapult SPV-1 LLC to Midtown Madison Management LLC as holder (incorporated by reference to Exhibit 10.41 to the Annual Report on Form 10-K for the Year Ended December 31, 2022, filed with the SEC on March 9, 2023).

10.44
Pledge Agreement, dated as of May 14, 2019, by and between Cognical, Inc. and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.45
Indemnity Guaranty, dated as of May 14, 2019, by and among Cognical, Inc., Cognical Holdings, Inc. and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

10.46
Corporate Guaranty and Security Agreement, dated as of December 4, 2020, by and among Katapult Group, Inc., Katapult Holdings, Inc. and Midtown Madison Management LLC (incorporated by reference to Exhibit 10.36 to the Annual Report on Form 10-K for the Year Ended December 31, 2021, filed with the SEC on March 15, 2022).

16.1	Letter from Deloitte & Touche LLP dated March 20, 2023 (incorporated by reference to Exhibit 16.1 of the Company’s Current Report on Form 8-K, filed with the SEC on March 20, 2023).
21.1	Subsidiaries of Registrant (incorporated herein by reference to Exhibit 21.1 to the Registration Statement on Form S-1 of Katapult Holdings, Inc. filed with the SEC on June 30, 2021).
23.1**	Consent of Deloitte & Touche LLP.
23.2	Consent of DLA Piper LLP (US) (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1 (File No. 333-257583) filed with the SEC on June 30, 2021).
24.1	Power of Attorney (included in the signature page hereof).
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibit 101).
__________________
**     Filed herewith.
#       Indicates management contract or compensatory plan or arrangement.
†Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
A.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
B.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
D.That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
E.That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
F.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on April 6, 2023.

KATAPULT HOLDINGS, INC.

By:	/s/ Orlando Zayas
Orlando Zayas
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Orlando Zayas	Chief Executive Officer and Director (Principal Executive Officer)	April 6, 2023
Orlando Zayas

/s/ Nancy Walsh	Chief Financial Officer (Principal Financial Officer)	April 6, 2023
Nancy Walsh

/s/ Christopher Towers	Chief Accounting Officer (Principal Accounting Officer)	April 6, 2023
Christopher Towers

*	Director	April 6, 2023
Bruce Taragin

*	Director	April 6, 2023
Chris Masto

	Director	April 6, 2023
Lee Einbinder

*	Director	April 6, 2023
Brian Hirsch

*	Director	April 6, 2023
Don Gayhardt

	Director	April 6, 2023
Joyce Phillips

	Director	April 6, 2023
Jane J. Thompson

*By:	/s/ Orlando Zayas
Orlando Zayas
Attorney-in-fact